ICON CASH FLOW PARTNERS L.P. SEVEN
                        MASTER SUPPLEMENT NO. 1
                         DATED OCTOBER 6, 1997
                  TO PROSPECTUS DATED NOVEMBER 9, 1995

                                SUMMARY

  This Master Supplement No. 1 ("Master Supplement") updates and revises the prospectus dated November 9, 1995 (the "Prospectus") and replaces all previously dated Supplements to the Prospectus for ICON Cash Flow Partners L.P. Seven (the "Partnership"). This Master Supplement forms a part of, and must be accompanied by the Prospectus. All cross-references are to sections of the Prospectus, and capitalized terms have the same definitions as those set forth in the Prospectus.

  The primary purposes of the Master Supplement are to:
  * Update the Status of the Offering;
  * Reflect Changes in Management;
  * Update the Prior Performance of the Prior Public Programs;
  * Reflect Revisions to the Partnership Agreement;
  * Update Financials of Sponsor and Partnership; and
  * Update Other Sections

EACH  POTENTIAL  INVESTOR  SHOULD  THOROUGHLY  REVIEW THE PROSPECTUS AND
THIS  MASTER   SUPPLEMENT   PRIOR  TO  SUBSCRIBING   FOR  UNITS  IN  THE
PARTNERSHIP.

                    _______________________________

STATUS OF THE OFFERING

  The Offering commenced on November 9, 1995 (the "Effective Date") and was originally scheduled to terminate no later than November 9, 1997, but the General Partner has extended the termination date so that the Offering will terminate no later than November 9, 1998. The material under the captions "SUMMARY OF THE OFFERING", "INVESTMENT OBJECTIVES AND POLICIES", "SUMMARY OF THE PARTNERSHIP AGREEMENT" and elsewhere in the Prospectus, including the Third Amended and Restated Agreement of Limited Partnership attached as Exhibit A to the Prospectus, should be considered revised to take this extension of the Offering into account. However, in order to avoid modifying the outside termination dates for the Reinvestment Period and the Disposition Period, the definition of the term Reinvestment Period in the Partnership Agreement should be considered revised so that the Reinvestment Period will now end on November 9, 2002 (five (5) years from the originally scheduled offering termination date of November 9, 1997), subject to the discretion of the General Partner to extend it for a further period of not more than an additional thirty-six (36) months. The definition of the term Disposition Period in the Partnership Agreement should also be considered revised so that the Disposition Period will in no event extend beyond May 9, 2008 (ten and one-half (10 1/2) years after the originally scheduled offering termination date of November 9, 1997), although it is expected to terminate sooner.

  As of September 19, 1997, a number of investor closings have been held reflecting the sale of 464,157.59 Units ($46,415,690) to 2,319 Limited Partners (exclusive of the Initial Limited Partner which has withdrawn in accordance with the procedures described in the Prospectus), which leaves a maximum of 535,843.10 Units ($53,584,310) available for sale. In view of these closings, the eleventh (next to last) "bullet" risk factor on the cover page of the Prospectus should be considered deleted because the Minimum Offering and the special Pennsylvania requirement described in such material have already been met. In view of the above-described closings, the material in the Prospectus on pages 92-93 under the heading "PLAN OF DISTRIBUTION-Segregation of Subscription Payments" should be considered amended by deleting this section in its entirety and replacing it with the following:

    "As soon as possible after the receipt and acceptance by the Partnership of subscriptions pending each Closing, the Partnership will admit as Limited Partners all subscribers whose subscriptions have been received and accepted by the Partnership and the funds representing such subscriptions will be released from the Partnership's segregated subscription account to the Partnership. Thereafter, funds received through the Termination Date will be deposited in the Partnership's segregated subscription account.

    The General Partner will promptly accept or reject subscriptions for Units after its receipt of a prospective investor's Subscription Documents and subscription funds. Subsequent to the

   Initial Closing Date, it is anticipated that Closings will be held not less frequently than twice monthly (on the fifteenth and last day of each month) and as frequently as once a week (provided the number of Units subscribed for is sufficient to justify the burden and expense of a Closing). Thereafter subscription payments would continue to be deposited with the Bank of New York (NJ) (or another banking institution named by the General Partner) in a special, segregated, subscription account of the Partnership which will be maintained during the Offering Period for the receipt and investment of subscription payments. At each Closing, the Partnership will admit as Limited Partners, effective as of the next day, all subscribers whose subscriptions have been received and accepted by the Partnership and who are then eligible to be admitted to the Partnership and the funds representing such subscriptions will be released from the Partnership's segregated subscription account to the Partnership.

    Interest earned, if any, on subscription funds of subscribers who are accepted and admitted to the Partnership will be remitted to the subscribers by the General Partner as soon as practicable after their admission, and shall be calculated to reflect the length of time each subscribers funds were held in the Partnership's segregated subscription account, prior to their admission."

CHANGES IN MANAGEMENT

   On August 20, 1996, ICON Holdings Corp. ("ICON Holdings") acquired ICON Capital Corp., the general partner (the "General Partner") of ICON Cash Flow Partners L.P. Seven, and ICON Securities Corp. (the "Dealer-Manager"). ICON Holdings is a joint venture between Summit Asset Holding L.L.C., a subsidiary of a diversified financial and business services group based in the United Kingdom, and Warrenton Capital Partners, L.L.C., which was formed by two of the founders of Griffin Equity Partners, Inc., a U.S. company engaged in the acquisition of leases and lease portfolios. In connection with the acquisition, the following changes have been made in the management of the General Partner and the Dealer-Manager.

    Peter D. Beekman, Cortes E. DeRussy, Charles Duggan and Susan H. Beekman have resigned their positions with the General Partner, and Peter D. Beekman and Susan H. Beekman have resigned their positions with the Dealer-Manager.

    In partial payment of the purchase price of the acquisition, ICON Holdings issued promissory notes to Peter D. Beekman, the seller, which is guaranteed by the General Partner and the Dealer-Manager and secured by a pledge of the capital stock of the General Partner and the Dealer-Manager held by ICON Holdings and by certain fees payable to the General Partner and the Dealer-Manager.

    The acquisition of the General Partner will not result in any change in the investment objectives or policies of the Partnership, nor has there been any change in the terms of the Partnership Agreement or the plan of distribution for the Units as a result of this change in management.

    In view of the management changes described above, the material appearing in the Prospectus under the heading "MANAGEMENT" on pages 44 to 46 of the Prospectus, other than the first two paragraphs under such heading should be considered replaced in their entirety by the following:

      "The officers and directors of the General Partner are:

   Beaufort J. B. Clarke       President,  Chief  Executive  Officer and
   Director
   Thomas W. Martin       Executive    Vice    President,     Treasurer,
   Secretary and Director
   Paul B. Weiss          Executive Vice President
   Allen V. Hirsch        Senior Vice President
   Gary N. Silverhardt         Vice   President   and  Chief   Financial
   Officer
   Robert W. Kohlmeyer, Jr.    Vice President of Operations
   David W. Parr          Vice President and General Counsel
   Neil A. Roberts        Chairman of the Board of Directors
   Timothy R. Spring      Director

      Beaufort J. B. Clarke, 50, became the President, Chief Executive Officer and Director of both the General Partner and the Dealer-Manager in August of 1996. He is also the Managing Director of MGC/Griffin Equity Capital Corp. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Previous to that time, Mr. Clarke was President of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Prior to that time, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling and has over 20 years of senior management experience in the U.S. leasing industry. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina.

      Thomas W. Martin, 43, was appointed Executive Vice President, Treasurer, Secretary and Director of the General Partner in
   August of 1996. Mr. Martin also became the Executive Vice President and Director of the Dealer-Manager in August of 1996. Prior to his present positions, Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. (an equipment leasing company) from October 1993 to August 1996. Prior to this time, Mr. Martin was Senior Vice President and a member of the Executive Committee of Gemini Financial Holdings (an equipment leasing company) from April 1992 to
   October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

      Paul B. Weiss, 36, became Executive Vice President of the General Partner responsible for lease acquisitions in August of 1996. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. (an equipment leasing company) for the period from October of 1993 through August of 1996. Prior to that time, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. (an equipment leasing company) from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1989 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College.

      Allen V. Hirsch, 44, joined the General Partner in December of 1996 as Senior Vice President. Mr. Hirsch also became the President and Chief Executive Officer of the Dealer Manager in December of 1996. Prior to joining ICON, Mr. Hirsch spent 16 years with PLM Financial Services and Affiliates most recently as President of PLM Securities Corp. for four years and he also served as the Vice Chairman of the Board of PLM International (an equipment leasing company) from May of 1989 through June of 1996. Mr. Hirsch holds a B.S. degree in Civil Engineering from the University of Illinois, an M.S. degree in Transportation from the University of Maryland and an M.B.A. from Harvard Business School.

      Gary N. Silverhardt, 37, joined ICON in 1989. He served as Vice President and Controller from 1989 through 1996, prior to being promoted to Chief Financial Officer. From 1985 to 1989 he was with Coopers & Lybrand, most recently as an Audit Supervisor. Prior to 1985, Mr. Silverhardt was employed by Katz, Schneeberg & Co. He received a B.S. degree from the State
   University  of New  York at New  Paltz  and is a  Certified  Public
   Accountant.

      Robert W. Kohlmeyer, Jr., 36, was appointed Vice President of Operations of the General Partner in August of 1996. Prior to joining ICON, Mr. Kohlmeyer was President of Corporate Capital Services, an investment banking firm, which he founded in March 1993. Prior to that time, Mr. Kohlmeyer held the title of Vice President with Gemini Financial Holdings (an equipment leasing company) from September 1991 to February 1993. Mr. Kohlmeyer has a B.B.A. degree from Texas Christian University.

      David W. Parr, 39, became Vice President and General Counsel of the General Partner in September of 1996 and is the Assistant Secretary of the Dealer Manager. Prior to joining ICON, Mr. Parr was Vice President, Clerk and General Counsel of Chancellor Corporation (an equipment leasing company) from June of 1990 to September of 1996. Mr. Parr served as Vice President and
   Associate  General  Counsel of American  Finance  Group,  Inc.  (an
   equipment leasing company) from December of 1986 through June of 1990 and previously counseled leasing companies as an attorney with the law firm Widett, Slater & Goldman, P.C. from 1983 through 1986. Mr. Parr received a B.A. from Trinity College, a
   J.D. degree from Syracuse University and a LL.M. degree, in taxation, from Boston University.

      Neil A. Roberts, 48, was elected the Chairman of the Board of Directors of the General Partner and the Dealer Manager in August of 1996. He has been the Managing Director of Summit Asset Management Limited, a subsidiary of The Summit Group PLC, since 1991. Prior to his present position, Mr. Roberts held the position of Chairman of Chart Associates Limited from June 1991 through November 1991. Mr. Roberts was the Managing Director of Parc International Limited (an equipment leasing company) from April 1988 through June 1991 prior to which he was the Managing Director of Concord Leasing Limited (an equipment leasing company) for four years. In 1984, he was appointed Managing Director of Hong Kong and Shanghai Banking Corporation's UK leasing subsidiary. Mr. Roberts qualified at the Institute of Chartered Secretaries and Administrators, subsequently being elected a Fellow in 1979 and has over 20 years of senior management experience in the banking and leasing industries both in the UK and internationally.

      Timothy R. Spring, 38, was appointed Director of the General Partner and the Dealer Manager in August of 1996. He also has been the Commercial Director of Summit Asset Management Limited, a subsidiary of The Summit Group PLC, since February 1993. For the period from May 1989 through January 1992 Mr. Spring was the Commercial Director of Parc Limited (an equipment leasing company) prior to which he served as the Technical Manager of Concord Leasing Limited (an equipment leasing company) from July 1984 through April 1989.

   Affiliates of the General Partner

   ICON Securities Corp.

      ICON Securities Corp., (the "Dealer-Manager"), is a New York corporation and a wholly owned subsidiary of ICON Holdings Corp., which was formed in 1982 to manage the equity sales for investor programs sponsored by its Affiliates. The Dealer-Manager is registered with the U.S. Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. will act as the Dealer-Manager of the Offering."

RELATED CHANGES TO PROSPECTUS AS A RESULT OF CHANGE IN MANAGEMENT

      The material in the first paragraph under the heading "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES - Prior Non Public Programs", on page 43 of the Prospectus should be deleted because the entities these materials describe are no longer Affiliates of the General Partner.

      The material under the heading "CERTAIN RELATIONSHIPS WITH THE PARTNERSHIP", on page 44 of the Prospectus should be replaced in its entirety with the following:

      "The following diagram shows the relationship of the Partnership and the General Partner with certain Affiliates of the General Partner. The solid lines indicate common ownership and the broken lines certain contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

   ICON Securities                               ICON Capital Corp.
   Corp.                   _____________________("General Partner")
   (the                                          (100% of the
   "Dealer-Manager")                             outstanding
   (100% of the                                  securities of the
   outstanding                                   General Partner is
   securities of the                             owned by ICON
   Dealer-Manager is                             Holdings Corp.
   owned by ICON
   Holdings Corp.
       |                                                            |
       |                   ICON Cash FlowPartners L.P.              |
   |-----------------------Seven-(the "Partnership") ---------------|"


      The second paragraph under the heading "INVESTMENT OBJECTIVES AND POLICIES - Credit Review Procedures", on page 48 of the Prospectus which describe the role and nature of the Credit Committee, are revised to reflect the expansion of that Committee from four persons to five persons and to identify the current members of the Committee. Accordingly, the second paragraph on page 48 of the Prospectus should be considered replaced in its entirety by the following:

      "The General Partner has established a Credit Committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential Leases and Financing Transactions by the credit department of the General Partner (including, without limitation, the determination whether any Person qualifies as a Creditworthy Lessee or a Creditworthy
   User). The Credit Committee will be responsible for supervising the day-to-day work of the credit department and approving significant individual transactions or portfolio purchases as well as transactions which vary from standard credit criteria and policies. The Credit Committee will, at all times, consist of five persons designated by the General Partner. It is anticipated that all five persons comprising the Credit Committee will be and will continue to be officers and employees of the General Partner or an Affiliate of the General Partner. Action by the Credit Committee shall be determined by a majority and a report of any action taken thereby shall promptly be delivered to the General Partner. As of the date of this Prospectus, the members of the Credit Committee are Beaufort J. B. Clarke, Thomas
   W.  Martin,  Robert  Kohlmeyer  , Neil A.  Roberts  and  Timothy R.
   Spring."

UPDATE OF THE PRIOR PERFORMANCE OF THE PRIOR PUBLIC PROGRAMS

  The section of the Prospectus on Page 41-43 under the heading, "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES-Prior Public Programs" is amended by deleting the entire section and replacing it with the following paragraphs:



  "Prior Public Programs

     The General Partner was formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnership, the General Partner is the general partner of ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON
   Cash Flow Partners, L.P., Series E ("Series E") and ICON Cash Flow Partners L.P. Six ("L.P. Six") which, together with Series A, Series B, Series C, Series D and Series E is referred to collectively as the "Prior Public Programs"). The Prior Public Programs were (or are in the case of L.P. Six) also publicly-offered and income-oriented equipment leasing limited partnerships with objectives similar to the Partnership. The General Partner and its Affiliates have also engaged in the past and may in the future engage, to a limited extent, in the business of brokering equipment leasing or financing transactions which do not meet the investment criteria established by the General Partner and the Prior Public Programs (such as creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

     In addition, until 1985 Affiliates of the General Partner were engaged in the business of originating privately-offered real estate investment and equipment leasing programs which they continue to manage primarily for the benefit of non-Affiliated parties.

     As of  February  1, 1989 (the  final  date for  admission  of its limited partners), Series A had held twelve closings beginning May 6, 1988 and ending January 8, 1989, and had received a total of $2,504,500 in limited partner capital contributions from 222 investors. As of November 16, 1990 (the final date for admission of its limited partners), Series B had held twenty-seven closings beginning September 22, 1989 and ending on November 16, 1990 following which a total of 1,742 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series B partnership. As of June 20, 1991 (the final date for admission of its limited partners), Series C had held thirteen closings beginning January 3, 1991 and ending on June 20, 1991 following which a total of 1,732 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series C partnership. As of June 5, 1992 (the final date for admission of its limited partners), Series D had held nineteen closings beginning September 13, 1991 and ending on June 5, 1992, following which a total of 3,054 investors, holding limited partnership interests equal to the entire $40,000,000 offering of such partnership, were admitted as limited partners in the Series D partnership. As of August 6, 1993, Series E had held 27 closings beginning July 6, 1992 and including August 6, 1993, following which a total of 3,738 investors which had subscribed for units in such partnership through July 31, 1993 (the termination date of Series E's offering period) and which held limited partnership interests equal to $61,041,150 out of the original $80,000,000 offering which was registered had been admitted as Limited Partners to the Series E partnership. As of November 8, 1995, L.P. Six had held 41 closings beginning March 31, 1994 and including November 8, 1995, following which a total of 2,272 Limited Partners (exclusive of the Initial Limited Partner) with total subscriptions for 383,857.12 Units ($38,385,712) out of the original $120,000,000 offering which was registered had been admitted to the Partnership. See Exhibit B to this Supplement--TABLE I. "EXPERIENCE IN RAISING AND INVESTING FUNDS."

     The Prior Public Programs are all actively engaged in the ownership and operation of Leases and Financing Transactions. As of March 31, 1996, the Prior Public Programs had originated or acquired investments (stated in terms of their respective original acquisition costs) as follows: Series A had acquired a total of $6,033,973 of leased equipment (by original cost), $1,527,488 of financing transactions (by original cost) and total investments of $7,561,461 (by original cost). Series B had acquired a total of $61,423,473 leased equipment, $3,703,510 of financing transactions and total investments of $65,126,983; Series C had acquired a total of $71,832,630 of leased equipment, $2,875,838 of financing transactions and total investments of $68,956,792; Series D had acquired a total of $102,627,122 of leased equipment, $7,860,332 of financing transactions and total investments of $110,487,454; Series E had acquired a total of $197,736,209 of leased equipment, $13,959,456 of financing transactions and total investments of $183,776,753; and L.P. Six had acquired a total of $110,929,234 of leased equipment, $8,640,184 of financing transactions and total investments of $119,569,418.

     As of March 31, 1996, Series A had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $577,131 of leases and $702,404 of financing transactions which represents 45% and 55% of the original cost of investments acquired, respectively. Series B had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $5,497,632 of leases and $356,290 of financing transactions which represents 94% and 6% of the original cost of investments acquired, respectively, Series C had equipment under management (determined as above) consisting of $13,038,692 of leases and $1,793,644 of financing transactions which represents 88% and 12% of the original cost of investments acquired, respectively, Series D had equipment under management (determined as above) consisting of $56,255,140 of leases and $4,430,439 of financing transactions which represents 93% and 7% of the original cost of investments acquired, respectively, Series E had equipment under management (determined as above) consisting of $120,343,154 of leases and $11,359,773 of financing transactions which represents 91% and 9% of the original cost of investments acquired, respectively and L.P. Six had equipment under management (determined as above) consisting of $107,512,155 of leases and $9,702,698 of financing transactions which represents 92% and 8% of the original cost of investments acquired, respectively.

     The percentages and amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and
   a  return  of   capital   (corresponding   to  a  portion   of  the
   depreciation deductions for the related equipment) for Series A through L.P. Six for each year from their respective dates of formation through March 31, 1996 are included in TABLE III of Exhibit B hereto ("Operating Results of Prior Public Programs"). Certain additional investment information concerning such
   Programs as of March 31, 1996 is also included in Tables I, II and V of Exhibit B and in Table VI to the Registration Statement, as amended, of which this Prospectus is a part.

     Three of the Prior Public Programs, Series A, Series B and Series C experienced unexpected losses in 1991-1992 as shown on TABLE III. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. Series B established a provision for bad debts in 1991 of $1,260,999 primarily relating to defaults by guarantors under asset purchase contracts and, in addition, wrote down its investment in equipment leases related to Financial News Network, Inc. and Data Broadcasting Services, Inc. by $148,983 as a result of reported lessee fraud by those companies and their eventual bankruptcy. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote-down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of such company and the overstatement of inventory on its audited financial statements. The Sponsor has taken certain steps which it believes will permit Series A, Series B and Series C to recover such losses, including the following: (1) foregone Administrative Expense reimbursements for the period July 1, 1991 through September 30, 1993, to which it was otherwise entitled in the amount of $34,961 (Series A), $697,463 (Series B) and $859,961
   (Series C); (2) reduced  the annual  cash  distribution  rate to 9%
   effective  September  1,  1993  for  Series  A,  B  and  C to  make available additional funds for supplemental reinvestments for each of such Programs; (3) deferred the Sponsor's receipt of management fees effective September 1, 1993 (which deferrals for the period September 1, 1993 through June 30, 1995 amount to $28,812 (Series A), $315,408 (Series B) and $428,503 (Series C));
   (4) effective January 1, 1994 reduced the management fees which Series A, Series B and Series C each pays to the Sponsor to a flat rate of 2% and effective January 1, 1995 further reduced the management fees which Series A pays to the Sponsor to a flat rate of 1%, which fee reductions have resulted in decreases in expenses to such Programs for the period January 1, 1994 to June 30, 1995 of $17,198 (Series A), $262,310 (Series B) and $325,766
   (Series C); (5) effective January 31, 1994, converted the variable rate borrowing facilities of Series A, B and C to fixed rate, term loan financings in the original principal amounts of

   $720,000,  $1,600,000 and  $1,500,000,  respectively,  to eliminate interest rate risk on the related portions of such Programs' portfolios; (6) effective January 31, 1995, amended the partnership agreement of Series A, by vote of a majority of its limited partners to (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years, (b) authorize loans by the Sponsor to Series A under certain conditions for a term in excess of twelve months and up to $250,000, and (c) (as noted in clause (4), above) decrease the rate of management fees payable by Series A to the Sponsor to a flat 1% of gross revenues from all of its leases and financing transactions (pursuant to the amendments, the Sponsor, in February and March 1995, lent $75,000 and $100,000, respectively, to Series A); and (7) effective November 15, 1995, amended the Partnership Agreement of Series B, by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series B for up to four additional years and thereby delay the start and end of the liquidation period, and (b) eliminate the obligation of Series B to pay the General Partner $391,000 of the $518,000 of past and anticipated Management Fees, and (c) limit past Management Fees payable by Series B to $127,000 and require the General Partner to immediately pay such amount to Series B as an additional capital contribution. The Sponsor subsequently elected to write off such loans as of March 31, 1995 (see Note (4) of the Consolidated Financial Statements of the Sponsor appearing on Page 119 of this Prospectus). There can be no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series A, Series B and Series C which are described in this paragraph. To the extent such efforts are not successful and, as a result, Series A, Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup such losses, any of such Programs so effected would not be able to return all of its respective investors' capital.

     Please see Exhibit B to this Master Supplement, "Prior Performance Tables", for additional information concerning the Prior Public Programs and to update the information on pages B-1 to B-32 of the Prospectus.

     The General Partner hereby agrees that it will provide the most recent Form 10-K for any of the Prior Public Programs, upon written request (with no fee but with reimbursement of its actual out of pocket costs and expenses of copying and mailing such Form 10-K) and provide copies of the exhibits to such Form 10-K for a reasonable fee and with reimbursement of its actual out of pocket costs and expenses of copying and mailing such exhibits to such Form 10-K."

    Management's  Discussion  of  Financial   Condition--Liquidity   and
Capital Resources

    The material on page 79 of the Prospectus under the heading "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION--Liquidity and Capital Resources", is updated by deleting the entire section and replacing it with the following:

    "The Partnership began its operations upon the Initial Closing Date of January 19, 1996 with limited funds. Following completion of the Minimum Offering of 12,000 Units, the proceeds of Units sold to Limited Partners admitted at the Initial Closing were released to the Partnership from the
   Escrow Account (and at subsequent Closings, from the Partnership's subscription account), and applied to the payment or reimbursement of Underwriting Fees, Sales Commissions and the O & O Expense Allowance, leaving estimated Net Offering Proceeds available in the amount of approximately 86.5% of the Gross Offering Proceeds for investment in Equipment and Financing Transactions and payment of Acquisition Fees (unless Commission Loans equal to 8.0% of Gross Offering Proceeds are obtained at such Closing(s), in which case Net Offering
   Proceeds and Commission Loan proceeds totaling approximately 94.5% of Gross Offering Proceeds would be available for such purposes). As of September 30, 1997, $40,676,646 of net offering proceeds (after payment of Sales Commissions,
   Underwriting Fees and O & O Expense Allowance totaling $6,348,379--or 13.5% of Gross Offering Proceeds) available to the Partnership for investment in equipment and financing transactions and payment of acquisition fees. As of September 30, 1997, the Partnership has invested $36,604,901, or 90% of such net offering proceeds. The Partnership plans to continue to raise funds from investors by means of this Offering, and then to use approximately 75% of Gross Offering Proceeds (inclusive of 1% of such proceeds to established as a Reserve) together with indebtedness in at least an equal amount to invest in Equipment and Financing Transactions. That is, the Partnership's total Purchase Price (exclusive of Acquisition
   Fees) of Equipment and Financing Transactions is expected to average approximately 150.0% of Gross Offering Proceeds (although as much as 415.0% of Gross Offering Proceeds could be invested using the maximum permitted leverage of 80%). (See
   "SOURCES   AND   USES   OF   OFFERING   PROCEEDS   AND   RELATED
   INDEBTEDNESS").

    Pending  investment in Equipment  and  Financing  Transactions,
   the  Net  Offering   Proceeds  of  this   Offering  is  held  in
   short-term, liquid investments. The Partnership has and will continue to establish a working capital reserve (the "Reserve") of approximately 1% of the Gross Offering Proceeds, which amount the General Partner believes should be sufficient to satisfy the Partnership's general liquidity requirements. However, liquidity could be adversely affected by unanticipated operating costs or losses. To the extent that the Reserve is insufficient to satisfy future cash requirements of the

   Partnership, the General Partner expects that additional funds would be obtained from bank loans, short-term loans from the General Partner, and Cash from Sales of Equipment and Financing Transactions.

    The Partnership's funds available for Investments and to meet its capital needs are expected to undergo major fluctuations during the initial period of operations of up to twenty-four
   (24) months while this Offering is proceeding and during the period (expected to be completed no later than six (6) months thereafter) which the Partnership's funds are being invested in Equipment and Financing Transactions. During the balance of its operating period, except for infusions of Cash From Operations and Cash From Sales and reinvestment of such funds in additional Equipment and Financing Transactions, the capital needs and resources of the Partnership are expected to be relatively stable. For information concerning the anticipated use of proceeds from the sale of Units, see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" and "INVESTMENT OBJECTIVES AND POLICIES"."

Management's Discussion of Financial Condition -- Operations

  The material on page 79 of the Prospectus under the heading "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION--Operations", is updated by deleting the first paragraph in its entirety and replacing it with the following:

    "The Partnership was formed in May 1995 and commenced operations on January 19, 1996. During this period commencing with the Initial Closing Date and continuing throughout the Reinvestment Period, the Partnership has been and will be in active operation. The operations of the Partnership will consist primarily of the ownership and leasing of the Equipment and to a lesser degree, making and managing the Financing Transactions. See "INVESTMENT OBJECTIVES AND POLICIES"."

  Please see Exhibit C to this Master Supplement, "ICON Cash Flow Partners L.P. Seven Equipment Acquisitions", for information concerning the status of equipment acquisitions by the Partnership.

  As described on pages 93-95 of the Prospectus under the heading "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES", the Partnership has established certain minimum net worth and/or income standards and minimum investment requirements that generally must be met by all investors. However, as described in that section, certain states require different standards for investors in such states. Most of the states that have special standards are listed on pages 93-95 along with a special description of their particular standard. Investors should be aware that investors in the states of Massachusetts and Minnesota must meet standards that differ from those described on page 94 of the Prospectus, instead such investors must have either (a) annual gross income of $60,000 plus a net worth (determined exclusive of the net fair market value of (a) his or her home, (b) home furnishings and (c) personal automobiles) of $60,000 or
(b) a net worth (determined as above) of at least $225,000. In addition, investors in the State of California must have (I) both (A) a net worth of not less than $45,000 (determined as above) and (B) $45,000 of annual gross income; or (ii) a net worth of at least $150,000 (determined as above).

  In addition to the foregoing, the minimum investment required has been revised in certain states so that the material on pages 93-94 under the heading "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--State Requirements Concerning Minimum Investor Net Worth/Income--Minimum Investment" section, is amended by deleting the paragraph in its entirety and replacing it with the following:

  "Minimum  Investment.  All Investors  other than  Qualified  Plans and
IRAs: The minimum number of Units an investor may purchase is 25 Units (other than residents of Nebraska, for whom the minimum investment is 50 Units). Qualified Plans and IRAs: The minimum number of Units which a Qualified Plan or an IRA may purchase is 10 Units (except for Qualified Plans and IRAs established by residents of the following states: Arizona, Indiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, North Carolina, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas and Washington (for which the minimum investment is 20 Units) and Iowa (for which the minimum IRA account investment is 25 Units))."

REVISIONS TO THE PARTNERSHIP AGREEMENT

  Following the Effective Date, November 9, 1995, additional comments were received from the securities administrators of certain states which had not completed their review and/or had not cleared the registration of the Partnership's Offering concurrently with the Effective Date. These additional comments resulted in a change to
Section 5.3(h) of the Partnership Agreement to give Massachusetts investors the right to rescind a subscription during the five (5) business day period following his or her receipt of a copy of the Prospectus. These additional comments also resulted in revisions to the language in paragraphs (c) and (d) of Section 12.2 make the language in that section more closely follow the exact wording the NASAA Guidelines (a guideline many state securities administrators refer to in reviewing a registration application), the General Partner does not believe the changes materially alter the rights of the Limited Partners or the duties of the General Partner with regard to such matters. In light of these changes, in addition to the changes discussed in the "STATUS OF THE OFFERING", the Third Amended and Restated Agreement of Limited Partnership which appears as Exhibit A to the Prospectus is amended as follows:

Page A-6, Section 5.3(h) "PARTNERS AND CAPITAL--Limited Partners" is amended by adding the following sentence to the end of such section:

   "Any subscriber who is a resident of the Commonwealth of Massachusetts and who has been admitted as a Limited Partner of the Partnership within five (5) business days following the date he or she receives a copy of the Prospectus (as evidenced by his or her signature on the Subscription Agreement or a separate receipt for the Prospectus) may, by giving written notice to the General Partner or Dealer-Manager within such five (5) day period, rescind his or her subscription and shall receive a prompt refund of his or her subscription plus simple interest at 8% per annum from the date such subscription was received by the Partnership until returned to such subscriber less distributions, if any, made to such subscriber from the Escrow Account and the Partnership."

Page A-29 to A-30, Section 12.2(c) and (d) "FISCAL MATTERS--Maintenance of and Access to Basic Partnership Documents" is amended by deleting those sections in their entirety and replacing them with the following:

     (c) A copy of the Participant List shall be mailed to any Limited Partner making written request for the Participant List within ten (10) days of such request (or, if later, within seven
   (7) days of the Partnership's receipt of such request); provided that the General Partner may request, and shall be entitled to first receive, (i) reimbursement of the reasonable cost of copying and mailing of the Participant List to the Limited Partner, and (ii) a representation from such Limited Partner that the Participant List is not being requested for a commercial purpose unrelated to such Limited Partner's interest as a Limited Partner relative to the affairs of the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of Limited Partners' proxy rights under federal or state securities laws.

     (d) If the General Partner refuses or neglects to (i) permit a Limited Partner or his duly authorized representative to examine the Participant List (as provided in Paragraph (b) of this
   Section 12.2) or (ii) produce and mail a copy of the Participant List within ten (10) days after such request (or, if later, within seven (7) days of the Partnership's receipt of the applicable Limited Partner's written request) (as provided in Paragraph (c) of this Section 12.2), the General Partner shall be liable to such Limited Partner for the costs, including attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages suffered by such Limited Partner by reason of such refusal or neglect; provided, that it shall be a defense to liability under this clause (d) that (x) the requesting Limited Partner has failed or refused to make the representation described in clause
   (c)(ii) of this Section 12.2 after being requested to do so by the General Partner or (y) the actual purpose and reason for such Limited Partner's requests for inspection or for a copy of the Participant List is to secure such List for the purpose of (1) selling, or reproducing and selling, such List or any portion of the information contained therein, or (2) using such List or any of such information for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. The remedies provided under this Section 12.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

UPDATE OF FINANCIALS OF SPONSOR AND PARTNERSHIP

  The audited financial statements of ICON Cash Flow Partners L.P. Seven as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period May 23, 1995 (date of inception) to December 31, 1995, the unaudited financial statements of ICON Cash Flow Partners L.P. Seven as of March 31, 1997 and for the three months ended March 31, 1997 and 1996, and the audited financial statements of ICON Capital Corp. as of March 31, 1997 and 1996 and for each of the years then ended are included as Exhibit A to this Master Supplement in order to update the similar information set forth on pages 101 to 123 of the Prospectus. Notwithstanding the inclusion of the General Partner's financial statements, purchasers of the Units offered hereby should be aware that they are not thereby purchasing an interest in ICON Capital Corp. or in any of its Affiliates or in any Prior Public Program.

EXPERTS

  The audited financial statements of ICON Cash Flow Partners L.P. Seven as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period May 23, 1995 (date of inception) to December 31, 1995, and the audited financial statements of ICON Capital Corp. as of March 31, 1997 and 1996 and for each of the years then ended, have been included in this Master Supplement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.

MISCELLANEOUS UPDATES

Federal Income Tax Update

  The following update to the disclosure under the caption "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus, was included in Cumulative Supplement No. 2 dated July 26, 1996 ("Supplement No. 2") to the Prospectus and has not been further updated since that time.

Page 60, "FEDERAL INCOME TAX CONSEQUENCES--Opinion of Tax Counsel" section, is amended by deleting the last paragraph of such section and replacing it with the following:

    "As of the date of the opinion of Tax Counsel, no Equipment had been acquired by the Partnership. Therefore, it was impossible at that time to opine on the application of the tax law to the specific facts which would exist when a particular item of Equipment was acquired and placed under lease. The issues on which Tax Counsel declined to express an opinion, and the likely adverse federal income tax consequences resulting from an unfavorable resolution of any of those issues, are set forth below in the following subsections of this Section: "-- Allocations of Profits and Losses," "-- Tax Treatment of the Leases," "-- Cost Recovery," and "-- Limitations on Cost Recovery Deductions.""

Page  60-61,  "FEDERAL  INCOME  TAX  CONSEQUENCES--Classification  as  a
Partnership" section, is amended by deleting the entire section and replacing it with the following:

    "The Partnership has not applied, and does not intend to apply, for a ruling from the Service that it will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes.

    The Partnership has received an opinion of Tax Counsel that, under current federal income tax laws, case law and administrative regulations and published rulings, the Partnership will be classified as a partnership and not as an association taxable as a corporation. Unlike a tax ruling, however, an opinion of Tax Counsel has no binding effect on the Service or official status of any kind, and no assurance can be given that the conclusions reached in the opinion would be sustained by a court if contested by the Service. In the absence of a tax ruling, there can be no assurance that the Service will not attempt to treat the Partnership as an association taxable as a corporation.

    The opinion of Tax Counsel was based, in part, on representations of the General Partner to the effect that: (1) the Partnership had been organized and would be operated in substantial compliance with applicable state statutes concerning limited partnerships, (2) the General Partner had and would maintain throughout the life of the Partnership a net worth (not including its interests in the Partnership or in other partnerships in which it is a general partner) at all times equal to at least $1,000,000, (3) the Partnership's activities would be conducted in accordance with the provisions of the Partnership Agreement;
   (4) the interest of the General Partner in each material item of Partnership income, gain, loss, deduction or credit would be equal to at least one percent of each such item, except for temporary allocations, if any, required under Section 704(b) or
   (c) of the Code; and (5) neither the General Partner nor any person or group of persons who has a direct or indirect interest in the General Partner (by reason of direct or indirect stock ownership, a creditor-debtor relationship or an employer-employee relationship, or otherwise) would at any time own, individually or in the aggregate, more than one percent of the Units in the Partnership.

    For purposes of issuing advance rulings as to the tax status of a limited partnership that has a corporation as its sole general partner, the Service has set forth certain guidelines, including a net worth requirement for the general partner. The General Partner did not at the time of the opinion of Tax Counsel and currently does not satisfy the Service's net worth requirement for an advance ruling. Accordingly, the Partnership would be unable to obtain an advance ruling that it will be classified as a partnership for federal income tax purposes. The Partnership's inability to satisfy the Service's advance ruling guidelines did not affect Tax Counsel's opinion as to the classification of the Partnership as a partnership for federal income tax purposes.

    On May 10, 1996, the Service issued proposed regulations which would provide a simplified elective regime for classifying certain business organizations as partnerships or as associations taxable as a corporation. Under these simplified rules, an entity such as the Partnership will be deemed to constitute a partnership for federal income tax purposes unless it files an election to be treated otherwise. Although these regulations are proposed to be effective only for periods beginning on or after the date that final regulations are published, they contain a transitional rule which provides that an existing entity's claimed classification under the current rules will be respected for all periods prior to this effective date if (i) the entity had a reasonable basis for its claimed classification, (ii) the entity claimed the same classification for all prior periods, and
   (iii) neither the entity nor any member was notified in writing on or before May 8, 1996 that the entity's classification is under examination. The Partnership believes that it has a reasonable basis for its claimed partnership classification for federal income tax purposes, and has consistently claimed the same classification for all periods of its existence. Further, the Partnership has not been notified that such classification is under examination, and is not aware of any of the Partners having received such notice. Accordingly, it appears that this transitional rule, if ultimately adopted in final regulation form, will apply to the Partnership.

    If the Partnership is or at any time hereafter becomes taxable as a corporation, it would be subject to federal income tax at the tax rates and under the rules applicable to corporations generally. The major consequences of being treated as a corporation would be that Partnership losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the
   Partnership  at  any  time  is  taxable  as  a   corporation,   and
   particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of the Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities."

Page   61-62,   "FEDERAL   INCOME  TAX   CONSEQUENCES--Publicly   Traded
Partnerships" section, is amended by deleting the entire section and replacing it with the following:

    "Certain limited partnerships may be classified as publicly traded partnerships ("PTPs"). If a partnership is classified as a PTP (either at inception or as a result of subsequent events) and derives less than 90% of its gross income from qualified sources (such as interest and dividends, rents from real property and gains from the sale of real property) it will be taxed as a corporation. A PTP is defined as any partnership in which interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent of such market. Units in the Partnership are not currently traded on an established securities market (and the General Partner does not intend to list the Units on any such market). Units are also not readily tradeable on a secondary market nor are they expected to be in the future. Therefore, the Partnership will be a PTP only if the Units become "readily tradeable on the substantial equivalent of a secondary market."

    Limited partnership interests may be "readily tradeable" if they are regularly quoted by persons who are making a market in the interests or if prospective buyers and sellers of the interests have a readily available, regular and ongoing opportunity to buy, sell or exchange interests in a market that is publicly available, in a time frame which would be provided by a market maker, and in a manner which is comparable, economically, to trading on an established securities market. Limited partnership interests are not "readily tradeable" merely because a general partner provides information to partners regarding partners' desires to buy or sell interests to each other or if it arranges occasional transfers between partners.

    The Service has provided  certain  safe harbor  tests  relating to
   PTP status in Internal Revenue Service Notice 88-75. If the trading of interests in a partnership falls into one of the safe harbor tests, then interests in the partnership will not be considered to be traded on a substantial equivalent of a secondary market and the partnership will not be treated as a PTP. Safe harbor tests include the "5% safe harbor" test and the "2% safe harbor" test. A partnership satisfies the "5% safe harbor" test if the partnership interests that are sold or otherwise disposed of during the taxable year do not exceed 5% of the total interests in partnership capital or profits. Certain transfers ("Excluded Transfers") are disregarded for the purpose of determining whether interests in a partnership are to be considered readily tradeable on a secondary market or the substantial equivalent thereof and are therefore excluded from the "5% safe harbor" test, including transfers at death, transfers between certain family members and block transfers (i.e., transfers by a single partner within a 30-day period of interests representing in the aggregate more than 5% of the total interests in partnership capital or profits). In the case of the "2% safe harbor" test, annual transfers of interests may not exceed 2% of the total partnership capital or profits. In addition to Excluded Transfers, for the "2% safe harbor" test, transfers pursuant to a "matching service" are not counted.
   "Matching service" transfers include (1) a notice to potential buyers of the availability of partnership interests if the sale of such interest is delayed at least 15 days after the date the matching service is advised of such availability (the "contact date"); (2) closing of a sale does not occur prior to 45 days after the contact date; (3) information relating to interests for sale is removed from the matching service within 120 days after the contact date; (4) once removed, an investor's interest is not re-entered into the matching service for at least 60 days; and (5) the total partnership interests sold or disposed of (other than Excluded Transfers) during the taxable year do not exceed 10% of the total interests in partnership capital and profits. A failure to satisfy one of the specified safe harbor tests does not give rise to a presumption that interests are readily tradeable on a secondary market or the substantial equivalent thereof.

    On November 29, 1995, the Service issued final regulations relating to the definition of a PTP which would (1) modify the safe harbor tests relating to PTP status which are contained in Internal Revenue Service Notice 88-75 and (2) provide other
   guidance  on  the   circumstances   under  which   interests  in  a
   partnership will be treated as publicly traded. Although these regulations are generally effective for taxable years beginning after December 31, 1995, this effective date is postponed for partnerships, such as the Partnership, that were actively engaged in an activity before December 4, 1995 to the partnership's first taxable year beginning after December 31, 2005 (or, if earlier, the partnership's first taxable year beginning on or after it adds a substantial new line of business after December 4, 1995). Partnerships that qualify for this postponed effective date may continue to rely on the provisions of Notice 88-75 for taxable years prior to the effective date of the final regulations.

    In lieu of the 5% and 2% safe harbors contained in Notice 88-75, the final regulations provide a more limited de minimis trading exclusion. The final regulations provide that interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed 2 percent of the total interests in partnership capital or profits. Like notice 88-75, the final regulations provide a list of excluded transfers that are disregarded in determining whether interests in a partnership are readily tradeable on a secondary market or the substantial equivalent thereof and, thus, for the purpose of applying this 2% safe harbor. In addition, the final regulations contain a qualified matching service exclusion that is similar to the matching service exclusion set forth in Notice 88-75 but contain certain modifications designed to prevent a qualified matching service from operating as the substantial equivalent of a secondary market.

    In the opinion of Tax Counsel, the Partnership will not be treated as a PTP. For the purpose of this opinion, Tax Counsel has received a representation from the General Partner that the Units will not be listed on a securities exchange or NASDAQ and that, acting in accordance with Section 10.2(c) of the Partnership Agreement, the General Partner will refuse to permit any assignment of Units which violates the "safe harbor" tests described above. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units."

    If the Partnership were classified as a PTP it would be treated for federal income tax purposes as an association taxable as a corporation unless 90% or more of its income were to come from the "qualified sources" discussed above. The business of the Partnership will be the leasing and financing of personal (not real) property. Thus, its income would not be from such qualified sources. The major consequences of being treated as a corporation would be that Partnership losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the
   Partnership  at  any  time  is  taxable  as  a   corporation,   and
   particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of the Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities. See "-- Classification as a Partnership" and "-- Sale or Other Disposition of Partnership Interest" in this Section."

Page 64, "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses" section, is amended by deleting the eighth paragraph in its entirety and replacing it with the following:

    "The tax benefits of investment in the Partnership are largely dependent on the Service's acceptance of the allocations provided under the Partnership Agreement. The allocations in the Partnership Agreement are designed to have "substantial economic effect." However, because the substantiality of an allocation having economic effect depends in part on the interaction of such allocation with the taxable income and losses of the Partners derived from other sources, Tax Counsel could render no opinion on whether the allocations of Partnership income, gain, loss, deduction or credit (or items thereof) under the Partnership Agreement will be recognized, and no assurance can be given that the Service will not challenge those allocations on the ground that they lack "substantial economic effect." If, upon audit, the Service took the position that any of those allocations should not be recognized and that position was sustained by the courts, the Limited Partners could be taxed upon a portion of the income allocated to the General Partner and all or part of the deductions allocated to the Limited Partners could be disallowed."

Page 65,  "FEDERAL  INCOME  TAX  CONSEQUENCES--Deductibility  of Losses:
Passive Losses, Tax Basis and "At Risk" Limitation--Tax Basis section, is amended by deleting the first paragraph in its entirety and replacing it with the following:

    "A  Limited   Partner's  initial  tax  basis  in  his  Partnership
   interest will be his capital contribution to the Partnership (i.e., the price he paid for his Units) plus his share of Partnership indebtedness as to which no Partner is personally liable. His tax basis will then be increased (or decreased) by his share of income (or loss) and by his share of any increase (or decrease) of Partnership indebtedness as to which no Partner is personally liable, and reduced by the amount of any cash distributions. A Limited Partner may only deduct his allocable share of Partnership losses, if any, to the extent of his basis in his Partnership interest."

Page 68, "FEDERAL INCOME TAX CONSEQUENCES--Deferred Payment Leases" section, is amended by deleting the second paragraph in its entirety and replacing it with the following:

    "On June 3, 1996, the Service issued  proposed  regulations  under
   Section 467 prescribing the manner in which these rules are to be applied, and extending similar principles to situations involving prepaid rentals and other situations where the amount paid under a lease agreement for the use of property decreases during the term of the agreement. These regulations are generally proposed to be effective for rental agreements entered into after the date such regulations are published as final regulations in the Federal Register. With respect to disqualified leasebacks and certain long-term agreements, however, the regulations are currently proposed to be effective for rental agreements entered into after June 3, 1996."

    The Partnership may enter into transactions which will subject it to these provisions. The application of such provisions could result in a mismatching of income recognition by the Partnership and corresponding cash flow."

Page 68, "FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Partnership Property" section, is amended by deleting the first and second paragraphs and replacing them with the following:

    "An individual's net long-term capital gains are taxed at 28% under current law while the maximum tax rate for ordinary income is 39.6%. For corporations, the highest maximum tax rate for both capital gains and ordinary income is 35%."

  Because of the different individual tax rates for net long-term capital gains and ordinary income, the Internal Revenue Code provides various rules concerning the characterization of income as ordinary or capital and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains continues to be relevant for other purposes as well. For example, the amount of capital losses which an individual may offset against ordinary income is limited to $3,000 ($1,500 in the case of a married individual filing separately).

Page 72, "FEDERAL INCOME TAX CONSEQUENCES--Alternative Minimum Tax" section, is amended by deleting the third paragraph of such section and replacing it with the following:

    "The principal "tax preference" items which must be added to taxable income for AMT purposes include the following: (1) the excess of depletion over the adjusted basis of the property at the end of the year, (2) the excess of intangible drilling costs over 65% of net oil and gas income, (3) the excess of the reserve for bad debt deductions over the deduction that would have been allowable based on actual experience and (4) private activity bond interest."

Page 72-73, "FEDERAL INCOME TAX CONSEQUENCES--Maximum Individual Tax Rates" section, is amended by deleting the paragraph in its entirety and replacing it with the following:

    "The federal income tax on individuals applies at a 15%, 28%, 31% and 36% rate. In addition, the Code imposes a 10% surtax on taxable income in excess of $250,000 ($125,000 for married individuals filing separately), which raises the tax rate for taxpayers in this bracket to 39.6%. The personal exemption, which is $2,500 for 1996, is reduced by 2% for each $2,500 by which an individual's adjusted gross income exceeds $150,000 for joint returns, $125,000 for heads of household, $100,000 for single taxpayers, and $75,000 for married persons filing separately. An individual is required to reduce the amount of certain of his otherwise allowable itemized deductions by 3% of the excess of his adjusted gross income over $100,000 or $50,000 in the case of married taxpayers filing separately. The dollar figures set forth in this paragraph are subject to appropriate adjustment to reflect post-1991 inflation."

EXHIBIT A

         Index to Financial Statements and General Partner's Discussion and Analysis of Financial Condition and Results of Operations

ICON Cash Flow Partners L.P. Seven
Page

Consolidated Financial Statements - March 31, 1997
   and December 31, 1996

     Balance  Sheets at March 31,  1997 and  December  31,  1996  Statements
of
     Operations for the Three Months Ended
       March 31, 1997 and 1996
     Statements of Changes in Partners'  Equity for the Three Months Ended
March
       31,  1997,  the Year Ended  December 31, 1996 and the Period May 23,
1995
       (date of inception) to December 31, 1995
     Statements of Cash Flows for the Three Months
       Ended March 31, 1997 and 1996
     Notes to Financial Statements

General Partner's Discussion and Analysis of Financial
   Condition and Results of Operations

Consolidated Financial Statements - December 31, 1996 and 1995

     Independent Auditors' Report
     Balance Sheets at December 31, 1996 and 1995
     Statements of Operations for the Year Ended
       December 31, 1996 and the Period
       May 23, 1995 (date of inception) to December 31, 1995 Statements of
     Changes in Partners' Equity for the Year
       Ended December 31, 1996 and the Period May 23, 1995 (date of inception)
       to December 31, 1995
     Statements of Cash Flow for the Year Ended December 31, 1996 and the
Period
       May 23, 1995 (date of inception) to December 31, 1995
     Notes to Financial Statements

General Partner's Discussion and Analysis of Financial
   Condition and Results of Operations

ICON Capital Corp. and Subsidiaries

Financial Statements - March 31, 1997 and 1996

     Independent Auditors' Report
     Balance Sheets at March 31, 1997 and 1996
     Statements of Income for the Years Ended
       March 31, 1997 and 1996
     Statements of Changes in Stockholder's Equity
       for the Years Ended March 31, 1997 and 1996
     Statements of Cash Flows for the Years Ended
       March 31, 1997 and 1996
     Notes to Financial Statements

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                              Financial Statements

                                 March 31, 1997

                                   (unaudited)

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 Balance Sheets

                                   (unaudited)


March 31,        December 31,

1997               1996
       Assets

Cash
$    3,846,273   $      698,301

--------------   --------------


Investment in finance leases
   Minimum rents
receivable
47,885,065       15,894,245
   Estimated unguaranteed residual
values                                            22,233,092        6,667,481
   Initial direct
costs
1,595,034          869,559
   Unearned
income
(12,384,736)      (3,515,258)
   Allowance for doubtful
account
(65,000)         (65,000)

--------------   --------------


59,263,455       19,851,027

Investment in estimated unguaranteed residual
value                                  12,325,000       12,325,000

--------------   --------------

Net investment in leveraged
leases                                                   10,298,137
9,980,633

--------------   --------------

Investment in financings
   Receivables due in
installments
1,040,154        6,619,755
   Initial direct
costs
20,005          143,565
   Unearned
income
(234,965)      (1,271,152)
   Allowance for doubtful
account
(10,000)         (10,000)

--------------   --------------


815,194        5,482,168

Equity investment in joint
venture
5,486,047             -

--------------   -----------

Other
assets
869,600          148,941

--------------   --------------

Total
assets
$   92,903,706   $   48,486,070

==============   ==============









See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                           Balance Sheets (continued)

                                   (unaudited)


March 31,        December 31,

1997               1996

       Liabilities and Partners' Equity

Notes payable -
non-recourse                                                     $
46,043,835   $   11,089,945
Note payable -
recourse
10,075,000       12,225,000
Accounts payable -
equipment
4,673,893        1,790,717
Note payable -
affiliate
4,250,000             -
Accounts payable - General Partner and
affiliate                                        737,811          438,297
Accounts payable -
other
38,056           54,114
Security deposits and deferred
credits                                                   26,383
6,188
Minority
interest
17,049           15,955

--------------   --------------

65,862,027       25,620,216

Commitments and Contingencies

Partners' equity (deficiency)
   General
Partner
(15,191)          (8,694)
   Limited partners (331,318.27 and 275,540.47 units
     outstanding, $100 per unit original
     issue price in 1997 and 1996,
respectively)                                     27,056,870       22,874,548

--------------   --------------

     Total partners'
equity
27,041,679       22,865,854

--------------   --------------

Total liabilities and partners'
equity                                           $   92,903,706   $
48,486,070

==============   ==============















See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Operations

                      For the Three Months Ended March 31,

                                   (unaudited)


1997               1996

----               ----

Revenues

   Finance income
$    1,099,525       $        49,350
   Income from leveraged leases,
net                                             380,630                 -
   Net gain on sales or remarketing of
equipment                                  32,891                 -
   Interest income and
other
24,165                25,785
   Income from equity investment in joint
venture                                 20,808                 -

--------------       -----------

   Total
revenues
1,558,019                75,135

--------------       ---------------

Expenses


Interest
574,541                34,897
   Management fees - General
Partner                                             357,477
13,436
   Amortization of initial direct
costs                                          310,609                 9,237
   Administrative expense
     reimbursements - General
Partner                                            151,194
5,898
   General and
administrative
37,561                 4,808
   Minority interest in joint
venture                                              1,094                 -

--------------       -----------

   Total
expenses
1,432,476                68,276

--------------       ---------------

Net income
$      125,543       $         6,859

==============       ===============

Net income allocable to:
   Limited partners
$      124,288       $         6,790
   General
Partner
1,255                    69

--------------       ---------------


$      125,543       $         6,859

==============       ===============

Weighted average number of limited
   partnership units
outstanding
314,146                44,819

==============       ===============

Net income per weighted average
   limited partnership unit
$          .40       $           .15

==============       ===============



See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Statements of Changes in Partners' Equity

               For the Three Months Ended March 31, 1997, the Year
                 Ended December 31, 1996 and the Period from
                        May 23, 1995 (date of inception)
                              to December 31, 1995
                                   (unaudited)

                             Limited Partner Distributions
                                 Return of    Investment
Limited           General
                                  Capital       Income
Partners          Partner          Total
                              (Per weighted average unit)
Initial partners'
    capital contribution
    - May 23, 1995                                            $
1,000    $     1,000   $          2,000

----------------    -----------   ----------------

Balance at
    December 31, 1995
1,000          1,000              2,000

Refund of initial
    limited partners'
    capital contribution
(1,000)           -               (1,000)

Proceeds from issuance
    of limited partnership
    units (275,540.47 units)
27,554,047            -           27,554,047

Sales and offering expenses
(3,719,796)           -           (3,719,796)

Cash distributions
    to partners                    $  6.14     $  2.57
(1,361,099)       (13,749)        (1,374,848)

Net income
401,396          4,055            405,451

----------------    -----------   ----------------

Balance at
    December 31, 1996
22,874,548         (8,694)        22,865,854

Proceeds from issuance of
    limited partnership units
    (55,880.51 units)
5,588,050            -            5,588,050

Sales and offering expenses
(754,387)           -             (754,387)

Limited partnership units
    redeemed (102.71 units)
(8,061)           -               (8,061)

Cash distributions
    to partners                    $  2.05     $   .40
(767,568)        (7,752)          (775,320)

Net income
124,288          1,255            125,543

----------------    -----------   ----------------

Balance at
    March 31, 1997                                            $
27,056,870    $   (15,191)  $     27,041,679

================    ===========   ================


See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Cash Flows

                      For the Three Months Ended March 31,

                                   (unaudited)


1997             1996

----             ----
Cash flows from operating activities:
   Net income
$        125,543    $         6,859

----------------    ---------------
   Adjustments  to  reconcile  net  income  to net cash  provided  by operating
    activities:
      Finance income portion of receivables paid directly
        to lenders by
lessees
(958,529)           (44,661)
      Amortization of initial direct
costs                                            310,609              9,238
      Gain on sale of
equipment
(32,891)              -
      Interest expense on non-recourse financing paid
        directly by
lessees
552,215             34,897
      Collection of principal  - non-financed
receivables                             634,268              9,908
      Income from equity investment in joint
venture                                  (20,808)              -
      Income from leveraged leases,
net                                              (380,630)              -
      Change in operating assets and liabilities:
         Accounts payable - General Partner and affiliates,
net                       299,514            253,949
         Accounts payable -
other                                                     (32,438)
151,433
         Security deposits and deferred
credits                                        20,195               -
         Minority interest in joint
venture                                             1,094               -
         Other
assets
(720,659)          (163,295)
         Other,
net
(41,937)            (1,384)

----------------    ---------------

           Total
adjustments
(369,997)           250,085

----------------    ---------------

        Net cash provided by (used in) operating
activities                          (244,454)           256,944

----------------    ---------------

Cash flows from investing activities:
   Equipment and receivables
purchased                                             (3,395,281)
(1,036,480)
   Initial direct
costs
(1,164,222)          (146,767)
   Proceeds from sale of
equipment
1,793,586               -

----------------    ------------

         Net cash used in investing
activities                                     (2,765,917)        (1,183,247)

----------------    ----------------

Cash flows from financing activities:
   Issuance of limited partnership units, net of offering
expenses                  4,833,663          7,740,504
   Proceeds from note payable
affiliate
4,250,000                -
   Principal payments on recourse
debt                                             (2,150,000)               -
   Cash distributions to
partners
(775,320)           (49,451)
   Refund of initial limited partners' capital
contribution                              -                (1,000)

----------------    ---------------

         Net cash provided by financing
activities                                  6,158,343          7,690,053

----------------    ---------------

Net increase in
cash
3,147,972          6,763,750

Cash at beginning of
period
698,301              2,000

----------------    ---------------

Cash at end of period
$      3,846,273    $     6,765,750

================    ===============


See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                Consolidated Statements of Cash Flows (continued)

Supplemental Disclosure of Cash Flow Information

      For the three months ended March 31, 1997 and 1996, non-cash activities included the following:


1997             1996

----             ----

Fair value of equipment and receivables
   purchased for debt and payables                               $
(38,220,051)   $    (3,856,235)
Non-recourse notes payable assumed in
   purchase price
37,741,972          3,856,235
Accounts payable - equipment
478,079            -

Principal and interest on direct
   finance receivables paid directly
   to lenders by lessees
3,682,924            261,089
Principal and interest on non-recourse
   financing paid directly to lenders
   by lessees
(3,682,924)          (261,089)

Decrease in investments in finance leases and financings
   due to contributions to joint venture
5,190,238           -
Increase in equity investment in joint venture
(5,190,238)          -

----------------    ---------------

                                                                 $
-           $      -

================    ===============

      Interest  expense of $574,541 and $34,897 for the three months ended
March
31, 1997 and 1996 consisted of interest expense on non-recourse financing paid or accrued directly to lenders by lessees of $552,216 and $34,897, respectively, and other interest of $22,325 and $0, respectively.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                          Notes to Financial Statements

                                 March 31, 1997

                                   (unaudited)
1.    Basis of Presentation

      The interim  financial  statements of ICON Cash Flow  Partners L.P.
Seven
(the  "Partnership") have been prepared pursuant to the rules and regulations of
the  Securities  and  Exchange  Commission  (the  "SEC")  and, in the opinion of
management,  include  all  adjustments  (consisting  only  of  normal recurring
accruals)  necessary  for a fair  statement  of income  for each  period shown.
Certain information and footnote  disclosures  normally included in consolidated
financial  statements  prepared in accordance with generally accepted accounting
principles  have  been  condensed  or  omitted  pursuant  to such SEC  rules
and
regulations.  Management believes that the disclosures made are adequate to make
the information  represented not misleading.  The results for the interim period
are  not  necessarily  indicative  of the  results  for  the  full  year.
These
consolidated  financial  statements  should  be read  in  conjunction  with the
consolidated  financial  statements and notes included in the Partnership's
1996
Annual Report on Form 10-K.

2.    Net Investment in Leveraged Leases

      On August 20, 1996 the partnership acquired, subject to a leveraged lease, the residual interest in an aircraft. The aircraft is a McDonnell Douglas
DC-10-30F currently on lease to Federal Express. The purchase price was
$40,973,585, consisting of $6,000,000 in cash and the assumption of non-recourse senior debt of $26,217,294 and non-recourse junior debt of $8,756,291.

      On December 31, 1996 the Partnership acquired, subject to a leveraged lease, the residual interest in an aircraft. The aircraft is a 1976 McDonnell
Douglas DC-10-30 currently on lease to Continental Airlines. The purchase price was $11,320,923, consisting of $2,104,262 in cash and the assumption of non-recourse senior debt of $9,216,661.

The net investment in leveraged leases as of March 31, 1997 consisted of the following:

Non-cancelable minimum rents receivable (net of
  principal and interest on non-recourse debt)   $        910,000
Estimated unguaranteed residual values                 24,818,000
Initial direct costs                                    1,428,392
Unearned income                                       (16,858,255)
                                                 ----------------
                                                 $     10,298,137

      Unearned income is recognized from leveraged leases over the life of the lease at a constant rate of return on the positive net investment.

      Prior to the acquisition of the Federal Express transaction, the free cash flow, the rent in excess of the senior debt payments, was financed by an affiliated partnership, ICON Cash Flow Partners, L.P., Series D, (i.e., the junior debt). On January 29, 1997, the Partnership refinanced a portion of the junior debt with a third party.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

             Notes to Consolidated Financial Statements - Continued

3.    Related Party Transactions

      Fees and other expenses paid or accrued by the  Partnership to the
General
Partner or its  affiliates  for the three  months  ended March 31, 1997 and
1996
were as follows:

                                  1997           1996
                                  ----           ----

Underwriting commissions    $    111,761    $    179,419   Charged to Equity
Organization and offering        195,582         313,200   Charged to Equity
Acquisition fees               1,314,893         146,767   Capitalized
Management fees                  357,477          13,436   Charged to
operations
Administrative expense
 reimbursements                  151,194           5,898   Charged to
operations
                            ------------    ------------

Total                       $  2,130,907    $    658,720
                            ============    ============

      On  March  11,  1997,  the  Partnership   borrowed  $4,250,000  from
ICON
Receivables  1997-A LLC ("1997- A"), an affiliate of the  Partnership  (see
Note
4). This is a short term note, which bears interest at the rate of Libor plus
1.5% and is paid from the Partnership's share of cash flow and securitization proceeds from the equipment lease and finance receivables.

4.    Investment in Joint Venture

      The Partnership Agreement allows the Partnership to invest in joint ventures with other limited partnerships sponsored by the General Partner provided that the investment objectives of the joint ventures are consistent with that of the Partnership.

      On March 11, 1997,  the  Partnership  and two  affiliates,  ICON Cash
Flow
Partners,  L.P.,  Series D and ICON Cash Flow Partners  L.P. Six,
(collectively
"the Members"),  contributed and assigned $6,582,150,  $5,794,273 and
$6,712,631
in equipment  lease and finance  receivables and residuals with a net book value
of  $5,465,238,  $4,874,857 and  $5,553,962,  respectively  to ICON
Receivables
1997-A LLC  ("1997-A"),  a special  purpose entity  created by the Members.
The
Members received a 34.39%, 30.67% and 34.94% interest,  respectively,  in
1997-A
based on the present value of their related contributions. 1997-A was formed for
the purpose of originating new leases, managing existing contributed assets and,
eventually,  securitizing its portfolio. In order to fund the acquisition of new
leases,   1997-A  obtained  a  warehouse   borrowing  facility  from
Prudential
Securities Credit Corporation (the "Facility"). Borrowings under the Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $20,000,000. Outstanding amounts under the Facility bear interest equal to Libor plus 1.5%. Collections of receivables from new leases are used to pay down the Facility, however, in the event of a default, all of 1997- A's assets are available to cure such default.
The net proceeds from the expected securitization of these assets will be used to pay-off the remaining Facility balance and the remaining proceeds will be distributed to the Members in accordance with their membership interests. The
Partnership accounts for its investment in 1997- A under the equity method.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

             Notes to Consolidated Financial Statements - Continued

      Information as to the financial position and results of operations of
1997-A as of and for the quarter ended March 31, 1997 is summarized below:

                                                        March 31, 1997

          Assets                                      $      23,430,264
                                                      =================

          Liabilities                                 $       7,475,691
                                                      =================

          Equity                                      $      15,954,573
                                                      =================

                                                     Three Months Ended
                                                       March 31, 1997

          Net income                                  $          60,516
                                                      =================

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 March 31, 1997

        General Partner's Discussion and Analysis of Financial Condition
                            and Results of Operations

General

        ICON Cash Flow Partners L.P. Seven (the "Partnership") was formed on
May
23, 1995 as a Delaware limited partnership.  The Partnership  commenced business
operations on its initial closing date,  January 19, 1996, with the admission of
26,367.95 limited partnership units at $100 per unit representing
$2,636,795.17
of capital contributions. Through March 31, 1997, 305,053.03 additional units were subscribed to, bringing the total units and capital subscriptions to
331,420.98 and $33,142,098, respectively.

        The Partnership's portfolio consisted of a net investment in finance leases, leveraged leases, equity investment in joint venture and financings representing 78%, 14%, 7% and 1% of total investments at March 31, 1997, respectively and 95%, 0%, 0% and 5% at March 31, 1996, respectively.

        For the  three  months  ended  March 31,  1997 and 1996 the
Partnership
leased  or  financed   equipment  with  an  initial  cost  of  $44,009,376
and
$4,894,1546, respectively to 15 and 9 lessees or equipment users respectively.
The weighted average initial transaction term for each year was 44 and 38 months respectively.

Results of Operations for the Three Months Ended March 31, 1997 and 1996

        Revenue  for the three  months  ended  March 31,  1997 were
$1,558,019,
representing  an  increase of  $1,482,884  from 1996.  The  increase in revenues
resulted primarily from an increase in finance income of $1,050,175, an increase
in income from leveraged leases of $380,630, an increase in net gain on sales
or
remarketing  of  equipment  of $32,891  and an  increase  in income  from equity
investment in joint venture of $20,808. These increases were partially offset by
a decrease  in  interest  income and other of $1,620.  The  increase  in finance
income resulted from the increase in the average size of the portfolio from
1996
to 1997. Income from leveraged leases, and income from equity investment in joint venture increased due to the Partnership's increased investment in these types of transactions. The net gain on sales or remarketing of equipment increased due to the early termination of a financing transaction. Interest income and other decreased due to a decrease in the average cash balance from
1996 to 1997.

        Expenses for the three months ended March 31, 1997 were $1,432,476, representing an increase of $1,364,200 from 1996. The increase in expenses was due to an increase in interest expense of $539,644, an increase in management fees of $344,041, an increase in amortization of initial direct costs of
$301,372, an increase in administrative expense reimbursements of $145,296, an increase in general and administrative expense of $32,753 and an increase in minority interest in joint venture of $1,094. Interest expense increased due to an increase in the average debt outstanding from 1996 to 1997. Management fees, amortization of initial direct costs, administrative expense reimbursement and general and administrative expense increased due to an increase in the average size of the portfolio from 1996 to 1997.

        Net income for the three months ended March 31, 1997 and 1996 was
$125,543 and $6,859, respectively. The net income per weighted average limited partnership unit was $0.40 and $0.15, respectively.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

Liquidity and Capital Resources

        The Partnership's primary sources of funds for the three months ended
March 31, 1997 and 1996 were capital contributions, net of offering expenses, of
$4,833,663 and $7,740,504, from limited partners, respectively, net cash provided by operations of $256,944 in 1996, proceeds from sale of equipment of
$1,793,586 in 1997 and proceeds from affiliate note of $4,250,000 in 1997. These funds were used to make payments on borrowings, fund cash distributions and to purchase equipment. The Partnership intends to purchase additional equipment and fund cash distributions utilizing capital contributions cash provided by operations, proceeds from sales of equipment and borrowings.

        Cash  distributions to limited partners for the three months ended
March
31,  1997 and 1996,  which were paid  monthly,  totaled  $767,568  and
$48,957,
respectively,  of which $124,288 and $6,790 was  investment  income and
$643,280
and $42,167 was a return of capital,  respectively.  The monthly annualized cash
distributions  rate to limited  partners was 9.8% and 4.4% of which 1.6% and
 .6%
was investment income and 8.2% and 3.8% was a return of capital, respectively.
The limited partner distribution per weighted average unit outstanding for the three months ended March 31, 1997 and 1996 was $2.45 and $1.09, respectively, of which $.40 and $.15 was investment income and $2.05 and $.94 was a return of capital, respectively.

        On March 11, 1997, the Partnership  and two  affiliates,  ICON Cash
Flow
Partners,  L.P.,  Series D and ICON Cash Flow Partners  L.P. Six,
(collectively
"the Members"),  contributed and assigned $6,582,150,  $5,794,273 and
$6,712,631
in equipment  lease and finance  receivables and residuals with a net book value
of  $5,465,238,  $4,874,857 and  $5,553,962,  respectively  to ICON
Receivables
1997-A LLC  ("1997-A"),  a special  purpose entity  created by the Members.
The
Members received a 34.39%, 30.67% and 34.94% interest,  respectively,  in
1997-A
based on the present value of their related contributions. 1997-A was formed for
the purpose of originating new leases, managing existing contributed assets and,
eventually,  securitizing its portfolio. In order to fund the acquisition of new
leases,   1997-A  obtained  a  warehouse   borrowing  facility  from
Prudential
Securities Credit Corporation (the "Facility"). Borrowings under the Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $20,000,000. Outstanding amounts under the Facility bear interest equal to Libor plus 1.5%. Collections of receivables from new leases are used to pay down the Facility, however, in the event of a default, all of 1997-A's assets are available to cure such default.
The net proceeds from the expected securitization of these assets will be used to pay-off the remaining Facility balance and the remaining proceeds will be distributed to the Members in accordance with their membership interests. The
Partnership accounts for its investment in 1997-A under the equity method.

        As of March 31, 1997, except as noted above, there were no known trends or demands, commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from operations, sales of equipment and borrowings, the Partnership will invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations as they become due.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                              Financial Statements

                                December 31, 1996

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT




The Partners
ICON Cash Flow Partners L.P. Seven:

We have audited the accompanying  balance sheets of ICON Cash Flow Partners
L.P.
Seven (a Delaware limited partnership) as of December 31, 1996 and 1995, and the
related  statements of operations,  changes in partners' equity,  and cash flows
for the year ended  December  31,  1996 and for the period May 23, 1995 (date of
inception)  to  December  31,  1995.   These   financial   statements   are
the
responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We  conducted  our  audits  in  accordance  with  generally   accepted
auditing
standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Cash Flow Partners L.P.
Seven as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period May 23,
1995 (date of inception) to December 31, 1995, in conformity with generally accepted accounting principles.










March 7, 1997
New York, New York

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 Balance Sheets

                                  December 31,


1996                  1995

----                  ----
       Assets
Cash
$       698,301        $           2,000
Cash in
escrow
-                   1,348,143

---------------        -----------------

698,301                1,350,143

---------------        -----------------
Investment in finance leases
   Minimum rents
receivable
15,894,245                -
   Estimated unguaranteed residual
values                                        6,667,481                -
   Initial direct
costs
869,559                -
   Unearned
income
(3,515,258)               -
   Allowance for doubtful
account
(65,000)               -

---------------        ----------------

19,851,027                -

---------------        ----------------

Investment in estimated unguaranteed residual
value                             12,325,000                -

---------------        ----------------

Net investment in leveraged
leases                                               9,980,633
-

---------------        ----------------

Investment in financings
   Receivables due in
installments
6,619,755                -
   Initial direct
costs
143,565                -
   Unearned
income
(1,271,152)               -
   Allowance for doubtful
account
(10,000)               -

---------------        ----------------

5,482,168                -

---------------        ----------------
Other
assets
148,941                -

---------------        ----------------
Total assets
$    48,486,070        $       1,350,143

===============        =================

       Liabilities and Partners' Equity
Notes payable - recourse
$    12,225,000        $       -
Notes payable -
non-recourse
11,089,945                -
Accounts payable -
equipment
1,790,717                -
Accounts payable - General Partner and
affiliate                                   438,297                -
Accounts payable -
other
54,114                -
Minority interest in joint
venture
15,955                -
Security deposits and deferred
credits                                               6,188                -
Subscriptions pending
admission
-                 1,348,143

---------------        -----------------

25,620,216                1,348,143

---------------        -----------------

Commitments and Contingencies

Partners' equity (deficiency)
   General
Partner
(8,694)                   1,000
   Limited partners (275,540.47 and 0 units
     outstanding, $100 per unit original
     issue price in 1996 and 1995,
respectively)                                22,874,548
1,000

---------------        -----------------
     Total partners'
equity
22,865,854                    2,000

---------------        -----------------
Total liabilities and partners' equity
$    48,486,070        $       1,350,143

===============        =================

See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Operations

                  For the Year Ended  December  31,  1996 and for the Period
May
                 23, 1995 (date of inception) to
                                December 31, 1995


1996                  1995

----                  ----

Revenues

   Finance income                                                     $
939,924          $   -
   Income from leveraged leases, net
366,790              -
   Interest income and other
257,355              -

---------------          ---------

   Total revenues
1,564,069              -

---------------          ---------

Expenses

   Interest
398,200              -
   Management fees - General Partner
264,784              -
   Amortization of initial direct costs
230,785              -
   Administrative expense
     reimbursements - General Partner
117,809              -
   Provision for bad
debt                                                      75,000
-
   General and
administrative
72,040              -

---------------          ---------

   Total expenses
1,158,618              -

---------------          ---------

Net income                                                            $
405,451          $   -

===============          =========

Net income allocable to:
   Limited partners                                                   $
401,396          $   -
   General
Partner
4,055              -

---------------          ---------

                                                                      $
405,451          $   -

===============          =========

Weighted average number of limited
   partnership units outstanding
156,222              -

===============          =========

Net income per weighted average
   limited partnership unit
$          2.57          $   -

===============          =========









See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Statements of Changes in Partners' Equity

                      For the Year Ended  December  31,  1996 and for the
Period
               May 23, 1995 (date of inception)
                              to December 31, 1995

                                    Limited Partner
                                     Distributions

                                Return of   Investment
Limited            General
                                 Capital      Income
Partners           Partner           Total
                             (Per weighted average unit)

Initial partners'
    capital contribution
    - May 23, 1995                                            $
1,000    $     1,000   $          2,000

----------------    -----------   ----------------

Balance at
    December 31, 1995
1,000          1,000              2,000

Refund of initial
    limited partners'
    capital contribution
(1,000)           -               (1,000)

Proceeds from issuance
    of limited partnership
    units (275,540.47 units)
27,554,047            -           27,554,047

Sales and
    offering expenses
(3,719,796)           -           (3,719,796)

Cash distributions
    to partners                    $  6.14     $  2.57
(1,361,099)       (13,749)        (1,374,848)

Net income
401,396          4,055            405,451

----------------    -----------   ----------------

Balance at
    December 31, 1996                                         $
22,874,548    $    (8,694)  $     22,865,854

================    ===========   ================









See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Cash Flows

             For the Year  Ended  December  31,  1996 and for the Period May
23,
              1995 (date of inception) to December 31, 1995


1996                 1995

----                 ----
Cash flows from operating activities:
   Net income
$        405,451      $       -

----------------      ----------------
   Adjustments  to  reconcile  net  income  to net cash  provided  by operating
    activities:
      Allowance for doubtful
accounts                                            75,000              -
      Finance income portion of
      receivables paid directly
        to lenders by
lessees
(608,965)             -
      Amortization of initial direct
costs                                      230,785              -
      Interest expense on non-recourse
        financing paid directly by
lessees                                      395,645              -
      Collection of principal
        - non-financed
receivables                                              498,027
-
      Income from leveraged leases,
net                                        (366,790)             -
      Change in operating assets and liabilities:
         Other
assets
(148,941)             -
         Account payable to General Partner and affiliates,
net                 438,297              -
         Accounts payable -
other                                                54,114              -
         Minority interest in joint
venture                                      15,955              -
         Security deposits and deferred
credits                                   6,189              -
         Other,
net
(20,868)             -

----------------      ----------------

           Total
adjustments
568,448              -

----------------      ----------------

        Net cash provided by operating
activities                               973,899              -

----------------      ----------------

Cash flows from investing activities:
   Equipment and receivables purchased
(19,898,183)             -
   Initial direct costs
(2,737,818)             -
   Equity
investment
(100,000)             -

----------------      ----------------

        Net cash used in investing activities
(22,736,001)             -

----------------      ----------------

Cash flows from financing activities:
   Issuance of limited partnership units,
     net of offering expenses
23,834,251              -
   Initial limited and General Partner capital
contributions                       -                    2,000
   Cash distributions to partners
(1,374,848)             -
   Refund of initial limited partners'
     capital
contribution
(1,000)             -

----------------      ----------------

        Net cash provided by financing activities
22,458,403                 2,000

----------------      ----------------

Net increase in
cash
696,301                 2,000

Cash at beginning of
year
2,000              -

----------------      ----------------

Cash at end of year
$        698,301      $          2,000

================      ================

See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                      Statements of Cash Flows (continued)

Supplemental Disclosure of Cash Flow Information

      For the year ended December 31, 1996, non-cash activities included the following:

                                                          1996

Fair value of equipment and receivables
   purchased for debt and payables                 $   (59,189,952)
Non-recourse notes payable assumed in
   purchase price                                       57,399,235
Accounts payable - equipment                             1,790,717

Principal and interest on direct
   finance receivables paid directly
   to lenders by lessees                                 3,625,762
Principal and interest on non-recourse
   financing paid directly to lenders
   by lessees                                           (3,625,762)
                                                   ---------------

                                                   $      -
                                                   ===============

      Interest  expense  of  $398,200  for the  year  ended  December  31,
1996
consisted of interest expense on non-recourse financing paid or accrued directly to lenders by lessees of $395,645 and other interest of $2,555.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                          Notes to Financial Statements

                                December 31, 1996

1.    Organization

      ICON Cash Flow Partners L.P. Seven (the  "Partnership")  was formed on
May
23, 1995 as a Delaware  limited  partnership with an initial  capitalization of
$2,000.  It was  formed to acquire  various  types of  equipment,  to lease such
equipment  to third  parties  and,  to a lesser  degree,  to enter into secured
financing  transactions.  The Partnership  commenced business  operations on its
initial closing date,  January 19, 1996, with the admission of 26,367.95 limited
partnership  units  at  $100  per  unit   representing   $2,636,795  of
capital
contributions.  As of December 31, 1996,  249,172.52  additional  units had been
admitted into the  Partnership  with  aggregate  gross  proceeds of
$24,917,252
bringing the total admission to 275,540.47 units totaling $27,554,047 in capital contributions.

      The General Partner of the Partnership is ICON Capital Corp. (the
"General
Partner"), a Connecticut corporation. The General Partner will manage and control the business affairs of the Partnership's equipment, leases and financing transactions under a management agreement with the Partnership.

      ICON Securities Corp., an affiliate of the General Partner, will receive an underwriting commission on the gross proceeds from sales of all units. The total underwriting compensation to be paid by the Partnership, including underwriting commissions, sales commissions, incentive fees, public offering expense reimbursements and due diligence activities will be limited to 13 1/2%
of the gross proceeds received from the sale of the units. Such offering expenses aggregated $3,719,796 (including $1,515,472 paid to the General Partner or its affiliates (See Note 9)) and were charged directly to limited partners' equity.

      Profits, losses, cash distributions and disposition proceeds will be allocated 99% to the limited partners and 1% to the General Partner until each limited partner has received cash distributions and disposition proceeds sufficient to reduce its adjusted capital contribution account to zero and receive, in addition, other distributions and allocations which would provide a
10% per annum cumulative return, compounded daily, on its outstanding adjusted capital contribution account. After such time, the distributions will be allocated 90% to the limited partners and 10% to the General Partner.

2.    Significant Accounting Policies

      Basis of Accounting and Presentation - The Partnership's records are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Leases - The Partnership accounts for owned equipment leased to third parties as finance leases or leveraged leases. For finance leases, the
Partnership records, at the inception of the lease, the total minimum lease payments receivable, the estimated unguaranteed residual values, the initial direct costs related to the leases and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual minus the cost of the leased equipment. Unearned income is recognized as finance income over the terms of the related leases using the interest method. The Partnership's net investment in leveraged leases consists of minimum lease payments

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

receivable, the estimated unguaranteed residual values and the initial direct costs related to the leases, net of the unearned income and principal and interest on the related non-recourse debt. Unearned income is recognized as income from leveraged leases over the life of the lease at a constant rate of return on the positive net investment. Initial direct costs of finance leases and leverage leases are capitalized and are amortized over the terms of the related leases using the interest method. The Partnership's leases have terms ranging from two to five years. Each lease is expected to provide aggregate contractual rents that, along with residual proceeds, return the Partnership's cost of its investments along with investment income.

      Investment in Financings - Investment in financings represent the gross receivables due from the financing of equipment plus the initial direct costs related thereto less the related unearned income. The unearned income is recognized as finance income, and the initial direct costs are amortized, over the terms of the receivables using the interest method. Financing transactions are supported by a written promissory note evidencing the obligation of the user to repay the principal, together with interest, which will be sufficient to return the Partnership's full cost associated with such financing transaction, together with some investment income. Furthermore, the repayment obligation is collateralized by a security interest in the tangible or intangible personal property.

      Investment in Estimated Unguaranteed Residual Value - The Partnership purchased a 50% interest of an option to acquire equipment. The asset will be carried at cost until sale or release of the equipment, at which time a gain or loss will be recognized on the transaction.

      Disclosures About Fair Value of Financial Instruments - Statement of
Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments, except for lease related instruments. At December 31, 1996, the carrying value of the Partnership's financial assets other than lease related investments, approximates fair value.

     Allowance for Doubtful Accounts - The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. The allowance for doubtful accounts is based on an analysis of delinquency, an assessment of overall risk and a review of historical loss experience. The Partnership's write-off policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, and prior collection experience. An account is fully reserved for or written off when the analysis indicates that the probability of collection of the account is remote.

     Impairment of Estimated Residual Values - In March 1995, the FASB issued
SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for
Long-Lived Assets to be Disposed Of," which is effective beginning in 1996.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

     The Partnership's policy with respect to impairment of estimated residual values is to review, on a quarterly basis, the carrying value of its residuals on an individual asset basis to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable and, therefore, an impairment loss should be recognized. The events or changes in circumstances which generally indicate that the residual value of an asset has been impaired are (i) the estimated fair value of the underlying equipment is less than the Partnership's carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from disposition of the asset will be sufficient to satisfy the remaining obligation to the non-recourse lender and the Partnership's residual position. Generally in the latter situation, the residual position relates to equipment subject to third party non-recourse notes payable where the lessee remits their rental payments directly to the lender and the Partnership does not recover its residual until the non-recourse note obligation is repaid in full.

     The Partnership measures its impairment loss as the amount by which the carrying amount of the residual value exceeds the estimated proceeds to be received by the Partnership from release or resale of the equipment. Generally, quoted market prices are used as the basis for measuring whether an impairment loss should be recognized.

     As a result,  the  Partnership's  policy with  respect to  measurement
and
recognition of an impairment loss  associated with estimated  residual values is
consistent  with  the  requirements  of  SFAS  No.  121  and,   therefore,
the
Partnership's adoption of this Statement in the first quarter of 1996 had no material effect on the financial statements.

     Income Taxes - No provision for income taxes has been made as the liability for such taxes is that of each of the partners rather than the Partnership.

3.   Residual Investment

     On December 31, 1996, the Partnership purchased a 50% share of an option to acquire a 100% interest in a mobile offshore drilling rig, currently on lease with Rowan Companies Inc. The purchase price of the 50% investment was
$12,325,000 and consisted of $100,000 in cash and $12,225,000 promissory note.

4.   Net Investment in Leveraged Leases

     On August 20, 1996, the partnership acquired, subject to a leveraged lease,
the  residual  interest in an  aircraft.  The  aircraft  is a McDonnell
Douglas
DC-10-30F,  built  in  1986.  It is on  lease  with  Federal  Express  and has a
remaining  lease  term of  eight  years.  The  purchase  price  was
$40,973,585
consisting of $6,000,000 in cash and the assumption of non-recourse senior debt of $26,217,294 and non-recourse junior debt ("junior debt") of $8,756,291.

     On December 31, 1996, the Partnership acquired, subject to a leveraged lease, an aircraft on lease with Continental Airlines, Inc. The aircraft is a
1976 McDonnell Douglas DC-10-30 and has a remaining lease term of six years. The purchase price was $11,320,923 consisting of $2,104,262 in cash and the assumption of non-recourse senior debt of $9,216,661.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

The net investment in the leveraged leases as of December 31, 1996 consisted of the following:

      Non-cancelable minimum rents receivable (net of
        principal and interest on non-recourse debt)       $        912,334
      Estimated unguaranteed residual values                     24,818,000
      Initial direct costs                                        1,493,850
      Unearned income                                           (17,243,551)
                                                           ----------------
                                                           $      9,980,633
                                                           ================

      Unearned income is recognized from leveraged leases over the life of the lease at a constant rate of return on the positive net investment.

      Non-cancelable minimum rents receivable relating to the leveraged leases at December 31, 1996 are $59,355,209 and are due as follows:

                  1997                          $     7,905,694
                  1998                                7,742,360
                  1999                                7,742,360
                  2000                                8,022,359
                  2001                                8,022,359
                  Thereafter                         19,920,077
                                                ---------------

                                                $    59,355,209
                                                ===============

      Principal and interest on non-recourse debt assumed in the purchase of the leveraged leases is $58,442,875 at December 31, 1996 and matures as follows:

                   1997                          $     7,903,360
                   1998                                7,742,360
                   1999                                7,742,360
                   2000                                7,742,359
                   2001                                7,742,359
                   Thereafter                         19,570,077
                                                 ---------------

                                                 $    58,442,875
                                                 ===============

      Prior to the acquisition of the Federal Express transaction, the free cash flow, the rent in excess of the senior debt payments, was financed by an affiliated partnership, ICON Cash Flow Partners, L.P., Series D, (i.e., the junior debt). On January 29, 1997, the Partnership refinanced a portion of the junior debt with a third party.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

5.    Receivables Due in Installments

      Non-cancelable minimum annual amounts due on finance leases and financings are as follows:

                            Finance
    Year                     Leases        Financings          Total

    1997                $    6,717,166   $   1,605,580    $    8,322,746
    1998                     5,448,549       1,573,995         7,022,544
    1999                     2,109,963       1,446,541         3,556,504
    2000                     1,331,567       1,219,017         2,550,584
    2001                       285,835         685,174           971,009
    Thereafter                   1,165          89,448            90,613
                        --------------   -------------    --------------

                        $   15,894,245   $   6,619,755    $   22,514,000
                        ==============   =============    ==============

6.   Allowance for Doubtful Accounts

     The allowance for doubtful accounts related to the investments in finance leases and financings consisted of the following:

                                          Finance
                                          Leases
Financings            Total

  Balance at December 31, 1995         $      -           $       -
$      -

  Charged to operations                      65,000
10,000             75,000
                                       ------------       -------------
-------------

  Balance at December 31, 1996         $     65,000       $      10,000
$      75,000
                                       ============       =============
=============

7.   Notes Payable

Notes payable consists of notes payable non-recourse bearing interest at rates ranging from 6.5% to 9.4%, which are being paid directly to the lenders by the lessees, and notes payable recourse as they relate to the Partnership's acquisition of an offshore drilling rig (See Note 3). These notes mature as follows:

                     Notes Payable        Notes Payable
 Year                Non-Recourse           Recourse             Total

 1997              $      5,711,953      $    2,150,000    $    7,861,953
 1998                     3,467,450           2,250,000         5,717,450
 1999                     1,108,786           2,250,000         3,358,786
 2000                       762,877           5,575,000         6,337,877
 2001                        38,879               -                38,879
                   ----------------      --------------    --------------

                   $     11,089,945      $   12,225,000    $   23,314,945
                   ================      ==============    ==============

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

8.   Investment in Joint Ventures

     The Partnership Agreement allows the Partnership to invest in joint ventures with other limited partnerships sponsored by the General Partner provided that the investment objectives of the joint ventures are consistent with that of the Partnership.

     On December 31, 1996,  the  Partnership  and an  affiliate,  ICON Cash
Flow
Partners,  L.P. Series E ("Series E") formed ICON Cash Flow Partners L.L.C.
III
("ICON  Cash Flow LLC  III"),  for the  purpose of  acquiring  and  managing an
aircraft currently on lease to Continental Airlines, Inc. The aircraft is a
1976
McDonnell Douglas DC-10-30.  The Partnership and Series E contributed
$1,579,514
(99%) and $15,955 (1%) of the cash required for such acquisition, respectively, to ICON Cash Flow LLC III. ICON Cash Flow LLC III acquired the aircraft, assuming $9,309,759 in non-recourse debt and utilizing contributions received from the Partnership and Series E. The purchase price of the transaction totaled
$10,905,228. The lease is a leveraged lease and the lease term expires in March
2003. Profits, losses, excess cash and disposition proceeds are allocated 99% to the Partnership and 1% to Series E. The Partnership's financial statements include 100% of the assets and liabilities of ICON Cash Flow LLC III. Series E's investment in ICON Cash Flow LLC III has been reflected as "Minority interest in joint venture."

9.   Related Party Transactions

     Fees and other expenses paid or accrued by the Partnership to the General
Partner or its affiliates for the year ended December 31, 1996 were as follows:

Underwriting commissions                    $  551,081   Charged to Equity
Organization and offering expenses             964,391   Charged to Equity
Acquisition fees                             2,737,818   Capitalized
Management fees                                264,784   Charged to operations
Administrative expense
 reimbursements                                117,809   Charged to operations

Total                                       $4,635,883
                                            ==========

      On December 31, 1996, the Partnership and an affiliate formed a joint venture for the purpose of acquiring and managing an aircraft. (See Note 7 for additional information relating to the joint venture.)

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

10.   Commitments and Contingencies

      On March 11, 1997,  the  Partnership  and two  affiliates,  ICON Cash
Flow
Partners,  L.P.,  Series D and ICON Cash Flow Partners  L.P. Six,
(collectively
"the Members"), contributed and assigned $6,582,150, $8,671,773 and $6,712,631, respectively, in equipment lease and finance receivables and residuals to ICON
Receivables 1997-A LLC ("1997-A"), a special purpose entity created by the
Members. The Members received a 29.4%, 40.8% and 29.8% interest, respectively, in 1997-A based on the present value of their related contributions. 1997-A was formed for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from
Prudential Securities Credit Corporation (the "Facility"). Borrowings under the
Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $20,000,000. Outstanding amounts under the Facility bear interest equal to Libor plus 1.5%. Collections of receivables from new leases are used to pay down the Facility, however, in the event of a default, all of 1997-A's assets are available to cure such default.
The net proceeds from the expected securitization of these assets will be used to pay-off the remaining Facility balance and the remaining proceeds will be distributed to the Members in accordance with their membership interests. The
Partnership will account for its investment in 1997-A under the equity method.
The investment in 1997-A will be increased or decreased by its share of profit or losses and decreased by any distributions received by 1997-A.

11.   Tax Information (Unaudited)

      The following table reconciles net income for financial reporting purposes to income for federal income tax purposes for the year ended December 31, 1996:

 Net income per financial statements           $      405,451

 Differences due to:
   Direct finance leases                             (258,725)
   Depreciation                                       -
   Provision for losses                               -
   Loss on sale of equipment                          -
   Other                                              -
                                               --------------

 Partnership income for
  federal income tax purposes                  $      146,726
                                               ==============

      As of December 31, 1996, the partners' capital accounts included in the financial statements totaled $22,865,854 compared to the partners' capital accounts for federal income tax purposes of $26,326,924 (unaudited). The difference arises primarily from commissions reported as a reduction in the partners' capital accounts for financial reporting purposes but not for federal income tax purposes, and temporary differences related to direct finance leases, depreciation and provision for losses.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                December 31, 1997

        General Partner's Discussion and Analysis of Financial Condition
                            and Results of Operations

General

      ICON Cash Flow Partners L.P. Seven (the  "Partnership")  was formed on
May
23, 1995 as a Delaware limited partnership with an initial capitalization of
$2,000. The Partnership commenced business operations on its initial closing date, January 19, 1996 with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795 of capital contributions. Between
January 19, 1996 and December 31, 1996, 249,172.52 additional units were admitted representing $24,917,252 of capital contributions bringing the total admission to 275,540.47 units totaling $27,554,047 in capital contributions.

      The Partnership's portfolio consisted of net investments in finance leases, equity investment, leveraged leases and financings representing 42%,
26%, 21% and 11% of total investments at December 31, 1996, respectively.

Results of Operations for the Year Ended December 31, 1996

      For the year ended December 31, 1996, the Partnership leased or financed equipment with an initial cost of $91,413,135 to 198 lessees or equipment users.
On December 31, 1996, the Partnership and an affiliate, ICON Cash Flow
Partners,
L.P., Series E ("Series E"), formed a joint venture for the purpose of acquiring and managing an aircraft currently on lease to Continental Airlines, Inc. in the amount of $10,905,228 and is included in 1996 total acquisitions. The aircraft is a 1976 McDonnell Douglas DC-10-30. Series E and the Partnership contributed
$15,955 (1%) and $1,579,514 (99%), respectively, to the joint venture. Profits, losses and disposition proceeds are allocated 99% to the Partnership and 1% to
Series E and is reflected on the Balance Sheet as an "Investment in leveraged leases." The weighted average initial transaction term for 1996 was 70 months.

      Since the Partnership commenced operations on January 19, 1996, a comparison of results of operations to prior periods is not presented.

      Net income for the year ended December 31, 1996 was $405,451. The net income per weighted average limited partnership unit was $2.57, weighted from the date each unit was admitted to the Partnership.

Liquidity and Capital Resources

      The   Partnership's   primary  sources  of  funds  in  1996  were
capital
contributions, net of offering expenses, of $23,834,251 from limited partners and cash provided by operations of $973,899. These funds were used to fund cash distributions and to purchase equipment. The Partnership intends to continue to purchase equipment and to fund cash distributions utilizing funds from capital contributions and cash provided by operations.

      The Partnership had notes payable of $23,314,945 at December 31, 1996 as a result of borrowings secured by equipment. These are non-recourse notes which are being paid directly to the lenders by the lessees.

      Cash distributions to the limited partners, which were paid monthly, totaled $1,361,099, of which $401,396 was investment income and $959,703 was a return of capital. The limited partner distribution per weighted average unit outstanding for December 31, 1996 was $8.71, of which $2.57 was investment income and $6.14 was a return of capital.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                December 31, 1996

On March 11, 1997, the Partnership and two affiliates,  ICON Cash Flow
Partners,
L.P.,  Series D and  ICON  Cash  Flow  Partners  L.P.  Six,  (collectively
"the
Members"), contributed and assigned $6,582,150, $8,671,773 and $6,712,631, respectively, in equipment lease and finance receivables and residuals to ICON
Receivables 1997-A LLC ("1997-A"), a special purpose entity created by the
Members. The Members received a 29.4%, 40.8% and 29.8% interest, respectively, in 1997-A based on the present value of their related contributions. 1997-A was formed for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from
Prudential Securities Credit Corporation (the "Facility"). Borrowings under the
Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $20,000,000. Outstanding amounts under the Facility bear interest equal to Libor plus 1.5%. Collections of receivables from new leases are used to pay down the Facility, however, in the event of a default, all of 1997-A's assets are available to cure such default.
The net proceeds from the expected securitization of these assets will be used to pay-off the remaining Facility balance and any remaining proceeds will be distributed to the Members in accordance with their membership interests. The
Partnership will account for its investment in 1997-A under the equity method.
The investment in 1997-A will be increased or decreased by its share of profit or losses and decreased by any distributions received by 1997-A.

      As  of  December   31,  1996  there  were  no  known  trends  or
demands,
commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from operations, sales of equipment and borrowings, the Partnership will invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations as they become due.

Accounting Developments

      In June 1996 the Financial  Accounting Standards Board issued Statement of
Financial  Accounting  Standards ("SFAS") No. 125, "Accounting for Transfers
and
Servicing of Financial Assets and  Extinguishments of Liabilities." SFAS No.
125
establishes, among other things, criteria for determining whether a transfer of financial assets is a sale or a secured borrowing effective for all transfers occurring after December 31, 1996. The adoption of SFAS No. 125 is not expected to have a material impact on the Partnership's net income, partners' equity or total assets.

                               ICON CAPITAL CORP.


                              Financial Statements


                             March 31, 1997 and 1996

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
ICON Capital Corp.:

We have audited the  accompanying  balance  sheets of ICON Capital  Corp.  as of
March 31,  1997 and 1996,  and the  related  statements  of  income,  changes in
stockholder's  equity,  and cash flows for the years then ended. These financial
statements   are  the   responsibility   of  the   Company's   management.
Our
responsibility is to express an opinion on these financial statements based on our audits.

We  conducted  our  audits  in  accordance  with  generally   accepted
auditing
standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March
31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                             KPMG Peat Marwick LLP


June 19, 1997
New York, New York

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                    March 31,


1997           1996

----           ----

          ASSETS

Cash .............................................................   $
292,524    $   114,850
Receivables from related parties -
  managed income funds ...........................................
1,323,502      2,023,380
Receivables from affiliates ......................................
181,039        336,806
Prepaid and other assets .........................................
187,687        133,588
Deferred charges .................................................
379,717        302,886
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization of $1,533,265 and $1,233,331 .....
752,472        781,058
Investment in equipment under operating leases, at cost,
  less accumulated depreciation of $1,079,939 ....................
--        4,260,497

-----------    -----------

Total assets .....................................................   $
3,116,941    $ 7,953,065

===========    ===========

          LIABILITIES AND STOCKHOLDER'S EQUITY


Accounts payable and accrued expenses ............................   $
1,225,726    $   871,770
Deferred management fees - related parties .......................
758,452        667,824
Deferred income taxes ............................................
255,176        483,944
Notes payable - recourse financings ..............................
196,105         46,185
Notes payable - non-recourse financing ...........................
--        4,262,185

-----------    -----------

Total liabilities ................................................
2,435,459      6,331,908

-----------    -----------

Commitments and contingencies

Stockholder's equity:
  14% Cumulative Convertible preferred stock:
    $100 par value; authorized 30,000 shares;
    none issued ..................................................
--             --
  Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares ..........................
15,000         15,000
  Additional paid-in capital .....................................
716,200        716,200
  Retained earnings ..............................................
1,050,282        889,957

-----------    -----------

1,781,482      1,621,157

Note receivable from stockholder .................................
(1,100,000)          --

-----------    -----------


681,482      1,621,157

-----------    -----------

Total liabilities and stockholder's equity .......................   $
3,116,941    $ 7,953,065

===========    ===========


See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          For the Years Ended March 31,


                                                             1997         1996
                                                             ----         ----

Revenues:

     Fees - managed income funds ....................   $11,517,396   $
8,862,690
     Management fees - affiliate ....................       261,003
--
     Lease consulting fees and other ................         7,819
41,591
                                                        -----------
-----------

          Total revenues ............................    11,786,218
8,904,281
                                                        -----------
-----------

Expenses:

     Selling, general and administrative ............     7,174,496
7,982,949
     Amortization of deferred charges ...............       484,579
473,484
     Depreciation and amortization ..................       319,000
329,121
                                                        -----------
-----------

          Total expenses ............................     7,978,075
8,785,554
                                                        -----------
-----------

                                                          3,808,143
118,727
                                                        -----------
-----------

Other Revenue:

     Rental income from investment in operating lease     1,541,647
1,009,756
     Interest income and other ......................       104,426
5,803
                                                        -----------
-----------
                                                          1,646,073
1,015,559
                                                        -----------
-----------
Other Expenses:

     Interest expense - non-recourse financings .....       247,872
333,728
     Interest expense - recourse financings .........         6,818
27,344
     Depreciation - equipment under operating lease .     1,293,775
652,704
                                                        -----------
-----------
                                                          1,548,465
1,013,776
                                                        -----------
-----------

     Income before provision for income taxes .......     3,905,751
120,510

Provision for income taxes ..........................       112,010
74,103
                                                        -----------
-----------

     Net income .....................................   $ 3,793,741   $
46,407
                                                        ===========
===========




See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                   For the Years Ended March 31, 1997 and 1996





Note           Total
                                             Common Stock
Additional                         Receivable        Stock-
                                        Shares          Stated
Paid-in          Retained            from          holder's
                                     Outstanding        Value
Capital          Earnings        Stockholder        Equity


March 31, 1995 .................           1,500     $    15,000     $
1,416,200      $   843,550      $  (700,000)     $ 1,574,750

Net income .....................            --              --
--             46,407             --             46,407

Cancellation of note
 from stockholder ..............            --              --
(700,000)            --            700,000             --
                                     -----------     -----------
-----------      -----------      -----------      -----------

March 31, 1996 .................           1,500          15,000
716,200          889,957             --          1,621,157

Issuance of
  note from stockholder ........            --              --
--               --         (1,100,000)      (1,100,000)

Net income .....................            --              --
--          3,793,741             --          3,793,741

Distributions to Parent ........            --              --
--         (3,633,416)            --         (3,633,416)
                                     -----------     -----------
-----------      -----------      -----------      -----------

March 31, 1997 .................           1,500     $    15,000     $
716,200      $ 1,050,282      $(1,100,000)     $   681,482
                                     ===========     ===========
===========      ===========      ===========      ===========















See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                          For the Years Ended March 31,



1997           1996

----           ----
Cash flows from operating activities:
   Net income ............................................   $ 3,793,741
$    46,407
                                                             -----------
-----------
   Adjustments  to  reconcile  net  income  to net cash  provided  by operating
     activities:
      Depreciation and amortization ......................
1,612,775        981,825
      Amortization of deferred charges ...................
484,579        473,484
      Deferred income taxes ..............................
(228,768)        74,103
      Rental income paid directly to lender by lessee ....    (1,541,647)
(1,009,756)
      Interest expense paid directly to lenders by lessees
247,872        333,728
      Principal payments on litigation settlement ........
--          (55,847)
      Changes in operating assets and liabilities:
         Receivables from managed income funds, net of
           deferred amounts ..............................
790,506       (156,672)
         Receivables from affiliates .....................
155,767       (257,133)
         Prepaid and other assets ........................
(54,099)        41,589
         Accounts payable and accrued expenses ...........
353,956        371,597
         Other ...........................................
4,158           --
                                                             -----------
-----------
           Total adjustments .............................
1,825,099        796,918
                                                             -----------
-----------
   Net cash provided by operating activities .............
5,618,840        843,325
                                                             -----------
-----------

Cash flows from investing activities:
   Increase in deferred charges ..........................
(561,410)      (495,680)
   Purchases of fixed assets and leasehold improvements ..
(97,279)      (157,694)
   Investment in Partnership .............................
--           (1,000)
                                                             -----------
-----------

   Net cash used for investing activities ................
(658,689)      (654,374)
                                                             -----------
-----------

Cash flows from financing activities:
   Distributions to Parent ...............................
(3,633,416)          --
   Loan to stockholder ...................................
(1,100,000)          --
   Principal payments on notes payable-recourse financings
(49,061)      (291,407)
                                                             -----------
-----------

   Net cash used for financing activities ................
(4,782,477)      (291,407)
                                                             -----------
-----------

Net increase (decrease) in cash ..........................
177,674       (102,456)

Cash, beginning of year ..................................
114,850        217,306
                                                             -----------
-----------

Cash, end of year ........................................   $   292,524
$   114,850
                                                             ===========
===========

See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                 March 31, 1997

(1)  Organization

     ICON Capital Corp. (the "Company") was  incorporated in 1985.  Until
August
     20, 1996, the Company was owned by Peter D. Beekman,  the Company's former
     President  and Charles  Duggan and Cortes  DeRussy,  the  Company's
former
     Executive  Vice  Presidents.  On  August  20,  1996,  ICON  Holdings
Corp.
     ("Holdings" or the "Parent")  acquired all of the outstanding  stock of the
     Company,  as well as all of the outstanding  stock of ICON Securities
Corp.
     ("Securities"),  an affiliated  company.  Holdings is a joint venture fifty
     percent owned by Summit Asset Holding L.L.C., a subsidiary of a diversified
     financial and business services group based in the United Kingdom and fifty
     percent owned by Warrenton Capital Partners L.L.C. ("Warrenton"), which was
     formed by two of the  founders of Griffin  Equity  Partners,  Inc.,  a
U.S.
     company  engaged in the  acquisition  of leases and lease  portfolios.
The
     primary  activity  of  the  Company  is  the  development,   marketing
and
     management of publicly registered equipment leasing limited partnerships.
     The Company also provides consulting services to unrelated parties in connection with the acquisition and administration of lease transactions.

     The Company is the general  partner and manager of ICON Cash Flow
Partners,
     L.P.,Series A ("ICON Cash Flow A"), ICON Cash Flow Partners, L.P.,
Series B
     ("ICON Cash Flow B"), ICON Cash Flow Partners,  L.P.,  Series C ("ICON
Cash
     Flow C"),  ICON Cash Flow  Partners,  L.P.,  Series D ("ICON Cash Flow
D"),
     ICON Cash Flow  Partners,  L.P.,  Series E ("ICON Cash Flow E") , ICON
Cash
     Flow  Partners  L.P. Six ("ICON Cash Flow Six") and ICON Cash Flow
Partners
     L.P.  Seven ("ICON Cash Flow  Seven")  (collectively  the
"Partnerships"),
     which are publicly registered equipment leasing limited  partnerships.
The
     Partnerships were formed for the purpose of acquiring equipment and leasing
     such  equipment  to  third  parties.  The  Company's   investments  in
the
     Partnerships of $7,000 are carried at cost and are included in prepaid and other assets.

     The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions. ICON Cash Flow Seven, the newest partnership, was formed on May 23, 1995 with an initial capital contribution of $1,000 and began offering its units to suitable investors on  November 9, 1995.  The  Company  earned fees from the sale of ICON
Cash
     Flow Seven units upon its initial closing and will continue to earn fees thereafter on each  subsequent  closing.  The offering period for ICON
Cash
     Flow Seven will end 24 months after the Partnership began offering such units, November 9, 1997.

     The following table identifies pertinent offering information by the
Partnerships:

                           Date Operations       Date Ceased      Gross
Proceeds
                                Began           Offering Units        Raised

ICON Cash Flow A .......   May 6, 1988          February 1, 1989   $ 2,504,500
ICON Cash Flow B .......   September 22, 1989   November 15, 1990   20,000,000
ICON Cash Flow C .......   January 3, 1991      June 20, 1991       20,000,000
ICON Cash Flow D .......   September 13, 1991   June 5, 1992        40,000,000
ICON Cash Flow E .......   June 5, 1992         July 31, 1993       61,041,151
ICON Cash Flow Six .....   March 31, 1994       November 8, 1995    38,385,712
ICON Cash Flow Seven ...   January 19, 1996           (1)           38,136,456
                                                                  ------------

                                                                  $220,067,819
                                                                  ============

(1) Gross proceeds raised through June 13, 1997.

                               ICON CAPITAL CORP.

(2)  Significant Accounting Policies

     (a) Significant Accounting Policies

         Basis  of  Accounting  and  Presentation  -  The  Company's
financial
         statements   have  been  prepared  on  the  historical  cost  basis
of
         accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
         Actual results could differ from those estimates.

     (b) Disclosures About Fair Value of Financial Instruments

         The  Statement of  Financial  Accounting  Standards  No. 107 ("SFAS
No.
         107"), "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments. The fair value of the Company's financial instruments (cash and receivables)
         approximate the carry value at March 31, 1997.

     (c) Revenue and Cost Recognition

         Income Fund Fees:

         The Company earns fees from the  Partnerships  for the organization
and
         offering of each  Partnership and for the  acquisition,  management
and
         administration  of their lease  portfolios.  Organization  and offering
         fees are earned based on  investment  units sold and are  recognized at
         each closing.  Acquisition  fees are earned based on the purchase price
         paid  or  the  principal  amount  of  each  transaction  entered into.
         Management and administrative fees are earned for actively managing the
         leasing, re-leasing, financing and refinancing of Partnership equipment
         and  financing   transactions  and  for  the   administration   of
the
         Partnerships. Management and administrative fees are earned based primarily on gross rental payments.

         The Company had accounts receivable due from the Partnerships of
         $1,323,502  and  $2,023,380  at March 31, 1997 and 1996,
respectively.
         Included in these amounts are receivables of $758,452 and $667,824, respectively, due from ICON Cash Flow A, ICON Cash Flow B and ICON
Cash
         Flow C relating to management fees which have been earned, but deferred since September 1, 1993, as discussed below.

                               ICON CAPITAL CORP.

         Under the Partnership agreements, the Company is entitled to management
         fees from the  Partnerships.  Management  fees are  subordinate  to the
         preferred  cash  distributions  to limited  partners,  on a cumulative
         basis, during the period of reinvestment.  Effective September 1,
1993,
         ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased the
         monthly   distribution   rate  to  limited   partners   from  the
cash
         distribution  rates  stated  in  their  prospectuses.   Currently
such
         distribution rates are at an annual rate of 9%. As a result of the decreased distribution rate, all management fees payable to the Company related to these entities have been deferred until the limited partners of ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C have received their stated cash distribution rate of return on a cumulative basis. Management fees deferred for the period September 1, 1993 to
         March 31, 1997 totaled $758,452 and were comprised of $36,263 for ICON
         Cash Flow A,  $127,000  for ICON Cash Flow B and $595,189 for ICON
Cash
         Flow C. Such amounts are included in receivables due from managed income  funds as well as in deferred  management  fees on the March
31,
         1997 balance sheet.

         Lease Consulting Fees:

         The Company earns consulting fees for arranging lease financing transactions between unrelated third parties. Such fees are recognized as income when the unrelated third parties consummate the lease financing transaction.

     (d) Deferred Charges

         Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations,  based on the number of investment units sold.
The
         unamortized balance of these costs are included on the balance sheets as deferred charges and are being amortized over the offering period.

     (e) Fixed Assets and Leasehold Improvements

         Fixed assets, which consist primarily of computer equipment, software and furniture and fixtures, are recorded at cost and are being depreciated over three to five years using the straight-line method.
         Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (f) Investment in Equipment Under Operating Lease

         The Company's investment in equipment under operating lease was recorded at cost and the equipment was being depreciated to estimated salvage value. Both lease rentals and depreciation were recognized on the straight line basis over the lease term. The Company, on a non-recourse basis, financed the purchase of the equipment with a financial institution. Interest on the related non-recourse financing was calculated under the interest method. The excess of rental income over depreciation and related interest expense represents the net amount earned under this transaction. The lease terminated in fiscal
         1997 and a gain of $1,694 was recognized on disposition.

                               ICON CAPITAL CORP.

     (g) Income Taxes

         The Company accounts for its income taxes following the liability method as provided for in Statement  of Financial  Accounting
Standard
         No. 109 (" SFAS 109"), "Accounting for Income Taxes."

         The Company will file stand alone Federal and state income tax returns for the period April 1, 1996 to August 20, 1996. Thereafter the
         Company's activity will be included in the combined Federal and state income tax returns of Holdings.

(3)  Stockholder's Equity

     As of March 31, 1997, Holdings had an outstanding demand promissory note for $1,100,000. The note bears interest at the rate of 18% only in the event of default. The note is reflected, for financial statement reporting purposes, as a reduction from stockholders' equity.

(4)  Related Party Transactions

     The  Company  earns fees from the  Partnerships  for the  organization
and
     offering  of  each  Partnership  and for the  acquisition,  management
and
     administration of their lease  portfolios.  Receivables from managed income
     funds  primarily  relate to such fees  earned  from the  Partnerships.
The
     Company also earns a  management  fee from  Securities  for the support
and
     administration of Securities'  operations.  Receivables from affiliates are
     due  from  entities  controlled  by  Holdings.   These  receivables
relate
     primarily to the reimbursement of amounts paid by the Company on behalf of such entities.

     In 1996, pursuant to a proxy solicitation, the limited partners in ICON
     Cash Flow B agreed to the following two amendments to their Partnership
     Agreement: (1) extend the Reinvestment Period for a maximum of four additional years, and (2) eliminate ICON Cash Flow B's obligation to pay the Company $228,906 of the $355,906 in deferred management fees which were outstanding as of November 15, 1995, the original end of the Reinvestment
     Period. The elimination of these fees reduced receivables from related parties - managed income funds and deferred management fees - related parties in the same amount. In addition, the remaining $127,000 in deferred management  fees, when paid to the Company,  would be returned to ICON
Cash
     Flow B in the form of an additional capital contribution.

     For the year ended March 31, 1997, the Company paid $3,633,416 in distributions to Holdings.

5)   Prepaid and Other Assets

     Included in prepaid and other assets are unamortized insurance costs, the
     Company's investment in the Partnerships and sublease receivables.

                               ICON CAPITAL CORP.

(6)  Income Taxes

     The provision (benefit) for income taxes consisted of the following:

                                       1997               1996
                                       ----               ----
     Current
         Federal                  $   185,780         $     -
         State                        154,998               -

     Deferred:
         Federal                      (24,563)            46,078
         State                       (204,205)            28,025
                                  -----------         ----------

                                  $   112,010         $   74,103
                                  ===========         ==========

     Deferred  income taxes are provided for the temporary  differences between
     the financial reporting basis and the tax basis of the Company's assets
and
     liabilities.  The  deferred  tax  liability  at  March  31,  1997  and
1996
     represents the net of deferred tax assets of $91,979 and $620,189, respectively, and deferred tax liabilities of $347,155 and $1,104,133, respectively for March 31, 1997 and 1996. Deferred income taxes at March
     31, 1997 are primarily the result of temporary differences relating to the carrying value of fixed assets, equipment under an operating lease, the investments in the Partnerships, and deferred charges.

     The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended
     March 31, 1997 and 1996:


1997                    1996

----                    ----

                                                                  Tax
Rate          Tax       Rate

Federal statutory .........................................   $ 1,327,955
34.00%    $    40,973   34.00%
State income taxes, net of Federal tax effect .............       (32,477)
(0.83)         18,497   15.35
Distribution to Parent ....................................    (1,235,361)
(31.63)           --       --
Adjustment to prior year Federal income tax ...............          --
--            12,773   10.60
Meals and entertainment exclusion .........................        21,979
0.56          11,490    9.53
Effect of graduated rates .................................          --
--           (10,724)  (8.90)
Other .....................................................        29,914
0.77           1,094    0.91
                                                              -----------
------     -----------   -----
                                                              $   112,010
2.87%    $    74,103   61.49%
                                                              ===========
======     ===========   =====


                               ICON CAPITAL CORP.

(7)  Notes Payable - Recourse

     Notes payable at March 31, 1997 and 1996 were as follows:

1997       1996

----       ----

Note,  with imputed  interest of 10%,  payable in monthly  installments  of
$5,208 through October 1996
On April 1, 1996 the outstanding obligation was paid in full ..............
$   --     $ 35,261

Various obligations under capital leases, payable in monthly installments through March 2002
 .........................................    196,105     10,924

--------   --------


$196,105   $ 46,185

========   ========

(8)  Investment in Equipment Under Operating Lease

     On December 12, 1993, the Company invested $5,340,436 in manufacturing equipment and leased such equipment to a third party user for a two year period with rent commencing on January 1, 1994. Rentals were payable monthly in advance. Simultaneously with the purchase of the equipment, the
     Company, on a non-recourse basis, obtained $5,393,840 in financing from a financial institution, of which $5,340,436 of such proceeds were paid directly to the equipment vendor to satisfy the cost of the equipment.
The
     excess of the proceeds from the financing over the cost of the equipment,
     $53,404, was paid directly to the Company and was earned over the two year period of the lease. All rental payments by the lessee were paid directly to the financial institution. The original non-recourse financing bore interest at a rate of 6.6%, and was paid in 24 monthly installments of
     $55,097 through December 1995, with a final payment of $4,699,584 due in
     January 1996.

     Effective January 1, 1996, the lessee renewed the lease and the bank extended the term of the collateralized non-recourse note. The terms of the renewal required monthly rentals of $171,294, payable by the lessee in advance, for two years. Such rental payments continued to be paid directly to the financial institution to reduce the loan, with interest now calculated at 8.95%. The lease terminated in fiscal 1997 and a gain of
     $1,694 was recognized on disposition.

                               ICON CAPITAL CORP.

(9)   Commitments and Contingencies

      The Company has  operating  leases for office space through the year
2004.
      Rent expense for the years ended March 31, 1997 and 1996 amounted to
      $347,990 and $319,000, net of sublease income of $170,602 and $164,879, respectively. The future minimum rental commitments under non-cancelable operating leases are due as follows (sublease rental income are all from short term leases):

                 Fiscal Year Ending
                     March 31,                Amount

                      1998                 $  520,683
                      1999                    669,176
                      2000                    503,688
                      2001                    490,817
                      2002                    504,840
                      Thereafter           1,345,822
                                           ----------
                                           $4,035,026
                                           ==========

(10)  Supplemental Disclosure of Cash Flow Information

      During the year ended March 31, 1997 and 1996, the Company paid $6,818 and
      $27,344 in interest on recourse financing, respectively.

      Certain  equipment,  which the  Company  was  carrying  as  investment in
      equipment  under  operating  lease,  was paid for  directly by a financing
      institution.  In connection with this  transaction,  the lessee's monthly
      installments  were  remitted  directly  to the  financing  institution to
      service the Company's  non-recourse note payable,  which was incurred when
      the financing institution paid for the equipment on behalf of the
Company.
      For the years  ended  March 31, 1997 and 1996,  such  payments aggregated
      $1,541,647 and $1,009,756,  which was comprised of $1,293,775 and
$676,028
      of principal and $247,872 and $333,728 of interest. The equipment under the operating lease was sold to the lessee in settling the non-recourse financing.

      For the year ended March 31, 1997, the Company purchased $196,105 in fixed assets utilizing proceeds from capital lease transactions.

EXHIBIT B
PRIOR PERFORMANCE TABLES
OF THE PRIOR PUBLIC PROGRAMS

                                   Prior Performance Tables

     The following unaudited tables disclose certain information relating to the performance, operations and investment for six of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series
A ("Series A"), ICON Cash Flow Partners,  L.P., Series B ("Series B"), ICON
Cash
Flow  Partners,  L.P.,  Series C ("Series  C"), ICON Cash Flow  Partners,
L.P.,
Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E") and
ICON Cash Flow  Partners  L.P. Six ("LP Six"),  collectively  the "Prior
Public
Programs"). Purchasers of the Units of limited partnership interest in ICON
Cash
Flow Partners L.P. Seven being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

     Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON
Capital Corp., 600 Mamaroneck Avenue,  Harrison, New York 10528-1632.  Such
Form
10-K Annual Reports will also be available upon request at the office of the
Securities and Exchange  Commission,  Washington,  D.C. The results of the
Prior
Public Programs should not be considered indicative of the likely results of the
Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

     See "Other Offerings By the General Partner and Its Affiliates" in this
Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the
Prior Public  Programs  contained in these  Tables.  Additionally,  see Table
VI
"Acquisition of Equipment by the Prior Public Programs" which is contained as an
Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.

Table                        Description                                 Page

   I             Experience in Raising and Investing Funds                B-2

  II             Compensation to the General Partner and Affiliates       B-4

 III             Operating Results of Prior Public Programs

                        * Series A                                        B-5
                        * Series B                                        B-7
                        * Series C                                        B-9
                        * Series D                                       B-11
                        * Series E                                       B-13
                        * LP Six                                         B-15

  IV             Results of Completed Prior Public Programs (None)       B-17

   V             Sales or Disposition of Equipment by Prior Public

                        * Series A                                       B-18
                        * Series B                                       B-21
                        * Series C                                       B-28
                        * Series D                                       B-32
                        * Series E                                       B-36
                        * LP Six                                         B-43

                                                      TABLE I

                                     Experience in Raising and Investing Funds
                                                    (unaudited)

The following table sets forth certain information concerning the experience of the General Partner in raising and investing limited partners' funds in its
Prior Public Programs:

                                                        Series A
Series B              Series C               Series D

Dollar amount offered                             $40,000,000
$20,000,000          $20,000,000           $40,000,000
                                                  ===========
===========          ===========           ===========

Dollar amount raised                              $2,504,500  100.0%
$20,000,000  100.0%  $20,000,000 100.0%    $40,000,000 100.0%

Less:  Offering expenses:
  Selling commissions                                262,973   10.5%
1,800,000     9.0%   2,000,000   10.0%     4,000,000   10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                100,180    4.0%
900,000     4.5%     600,000    3.0%     1,400,000    3.5%

Reserves                                              25,045    1.0%
200,000     1.0%     200,000    1.0%       400,000    1.0%
                                                  ----------  -----
----------   -----   ----------  -----     ----------   -----

Offering proceeds available for investment        $2,116,302   84.5%
$17,100,000   85.5%  $17,200,000  86.0%    $34,200,000  85.5%
                                                  ==========  =====
===========  =====   =========== =====     ===========  =====

Debt proceeds                                     $4,190,724
$46,092,749          $50,355,399           $65,062,589
                                                  ==========
===========          ===========           ===========

Total equipment acquired                          $7,576,758
$65,580,973          $70,257,280           $125,950,793
                                                  ==========
===========          ===========           ============

Acquisition fees paid to General Partner
  and its affiliates                              $  206,710
$2,219,998           $2,396,810            $4,539,336
                                                  ==========
==========           ==========            ==========

Equipment acquisition costs as a percentage of amount raised:

  Purchase price                                       81.84%
82.23%               82.70%                82.02%
  Acquisition fees paid to General Partner
    or its Affiliates                                   2.66%
3.27%                3.30%                 3.48%
                                                  ----------
----------           ----------            ----------

Percent invested                                        84.5%
85.5%                86.0%                 85.5%
                                                  ==========
==========           ==========            ==========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)           55.31%
70.28%               71.67%                51.66%

Date offering commenced                                1/9/87
7/18/89              12/7/90               8/23/91

Original offering period (in months)                     24
18                   18                    18

Actual offering period (in months)                       24
17                    7                    10

Months to invest 90% of amount available for
  investment (measured from the beginning of
  offering)                                              24
18                   10                     4

                                                      TABLE I

                                     Experience in Raising and Investing Funds
                                                    (unaudited)

The following table sets forth certain information concerning the experience of the General Partner in raising and investing limited partners' funds in its
Prior Public Programs:

                                                           Series
E                  L.P. Six

Dollar amount offered                              $80,000,000
$120,000,000
                                                   ===========
============

Dollar amount raised                               $61,041,151    100.0%
$38,385,712    100.0%

Less:  Offering expenses:
  Selling commissions                                6,104,115
10.0%        3,838,571     10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                2,136,440
3.5%        1,343,500      3.5%

Reserves                                               610,412
1.0%          383,857      1.0%
                                                   -----------    -----
-----------     ----

Offering proceeds available for investment         $52,190,184     85.5%
$32,819,784     85.5%
                                                   ===========    =====
===========     ====

Debt proceeds                                      $118,174,329
$110,105,846
                                                   ============
============

Total equipment acquired                           $204,297,446
$154,419,513
                                                   ============
============

Acquisition fees paid to General Partner
  and its affiliates                               $ 7,021,906
$ 4,390,033
                                                   ===========
===========

Equipment acquisition costs as a percentage of amount raised:

  Purchase price
82.18%                     82.74%
  Acquisition fees paid to General Partner
    or its Affiliates
3.32%                      2.76%
                                                   -----------
-----------

Percent invested
85.5%                      85.5%
                                                   ===========
===========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)
57.84%                     71.30%

Date offering commenced
6/5/92                   11/12/93

Original offering period (in months)
24                        24

Actual offering period (in months)
13                        24

Months to invest 90% of amount available for
  investment (measured from the beginning
  of offering)
9                        16

                                              TABLE II

                         Compensation to the General Partner and Affiliates
                                             (unaudited)


The following table sets forth certain information concerning the compensation derived by the General Partner and its affiliates from its Prior Public
Programs:

                                         Series A       Series B      Series
C     Series D     Series E     L.P. Six

Date offering commenced ...............     1/9/87       7/18/89
12/7/90      8/23/91       6/5/92     11/12/93

Date offering closed ..................     1/8/89      11/16/90
6/20/91       6/5/92      7/31/93      11/8/95

Dollar amount raised .................. $2,504,500   $20,000,000
$20,000,000  $40,000,000  $61,041,151   $38,385,712
                                        ==========   ===========
===========  ===========  ===========  ============

Amounts paid to the General Partner and its Affiliates from proceeds of the offering:

  Underwriting and sales commissions .. $   63,450   $   215,218   $
413,120  $   807,188  $ 1,226,111  $    767,714
                                        ==========   ===========
===========  ===========  ===========  ============

  Organization and offering
    reimbursements .................... $  100,180   $   900,000   $
600,000  $ 1,400,000  $ 2,136,440  $  1,343,500
                                        ==========   ===========
===========  ===========  ===========  ============

  Acquisition fees .................... $  206,710   $ 2,219,998   $
2,396,810  $ 4,539,336  $ 7,021,906  $  4,390,033
                                        ==========   ===========
===========  ===========  ===========  ============

Dollar amount of cash generated from
  operations before deducting such
  payments/accruals to the
  General Partner and Affiliates ...... $4,820,518   $20,678,586
$20,781,560  $30,597,149  $77,103,875  $24,845,848
                                        ==========   ===========
===========  ===========  ===========  ============

Amount paid or accrued to General Partner and Affiliates:

  Management fee ...................... $  306,061   $ 2,782,287   $
2,646,269  $ 3,990,456  $ 5,498,263  $  2,306,163
                                        ==========   ===========
===========  ===========  ===========  ============

  Administrative expense
  reimbursements ...................... $  104,812   $   648,807   $
514,087  $ 1,385,155  $ 2,872,357  $  1,163,626
                                        ==========   ===========
===========  ===========  ===========  ============



                                              TABLE III

                        Operating Results of Prior Public Programs - Series A
                                             (unaudited)


     The  following  table  summarizes  the  operating  results of Series A.
The
Program's   records  are  maintained  in  accordance  with  Generally
Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                           For the Three
                                       Months Ended March
31,                        For the Years Ended December 31,
                                       ---------------------
-----------------------------------------------------------------

                                                1997
1996          1995          1994           1993         1992
                                                ----
----          ----          ----           ----         ----

Revenues                                    $   8,053             $
53,041     $ 128,935     $ 188,148      $ 317,069    $ 279,699
Net gain (loss) on sales or remarketing
  of equipment                                 26,309
142,237        74,970        87,985        118,143       14,608
                                            ---------
---------     ---------     ---------      ---------    ---------
Gross revenue                                  34,362
195,278       203,905       276,133        435,212      294,307

Less:
    Interest expense                            2,625
15,092        39,350        63,423         84,324       81,976
    General and administrative                  2,931
32,252        36,641        34,468         32,040       24,601
    Provision for bad debts (3)                   -
-           10,000        33,500         87,551      133,569
    Depreciation expense                          -
-           18,236        46,330         97,179       91,244
    Administrative expense reimbursement
      - General Partner                         1,297
7,133         9,690        11,404          4,125         -
    Management fees - General Partner             735
4,055         5,951        13,607         36,261       39,297
    Amortization of initial direct costs          -
-             -               27            686        4,129
                                            ---------
---------     ---------     ---------      ---------    ---------
Net income (loss) - GAAP                    $  26,774             $
136,746     $  84,037     $  73,374      $  93,046    $ (80,509)
                                            =========
=========     =========     =========      =========    =========

Net income (loss) - GAAP - allocable to
    limited partners                        $  25,435             $
129,909     $  79,835     $  69,705      $  88,394    $ (76,484)
                                            =========
=========     =========     =========      =========    =========

Taxable income from operations (2)                 (1)
198,523     $  94,532     $ 111,397        130,892    $ 216,617
                                            =========
=========     =========     =========      =========    =========

Cash generated from operations              $  73,381             $
210,327     $ 268,467     $ 301,679      $ 382,184    $ 499,383
Cash generated from sales                      30,659
202,787       136,363       216,200        490,078       72,608
Cash generated from refinancing                   -
-             -              -              -            -
                                            ---------
---------     ---------     ---------      ---------    ---------

Cash generated from operations, sales and
    refinancing                               104,040
413,114       320,793       517,879        872,262      571,991

Less:
    Cash distributions to investors from
      operations,
      sales and refinancing                    56,351
225,405       225,533       233,651        356,915      385,108
    Cash distributions to General Partner
      from operations,
      sales and refinancing                     2,966
11,863        11,867        12,297         18,785       20,269
                                            ---------
---------     ---------     ---------      ---------    ---------

Cash generated from operations, sales
    and refinancing after cash
    distributions                           $  44,723             $
175,846     $  83,393     $ 271,931      $ 496,562    $ 166,614
                                            =========
=========     =========     =========      =========    =========


                                    TABLE III

                                   (unaudited)


                                               For the Three
                                           Months Ended March
31,                     For the Years Ended December 31,
                                           ---------------------
------------------------------------------------------------


                                                   1997
1996        1995         1994         1993        1992
                                                   ----
----        ----         ----         ----        ----

Tax data and distributions per $1,000
  limited partner investment

Federal income tax results:
  Taxable from operations (2)                           (1)           $
37.65   $   35.86    $   42.25    $   49.65   $    82.17
                                               ============
==========   =========    =========    =========   ==========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                          $   10.16              $
38.13   $   31.88    $   27.83    $   35.29        -
    Return of capital                          $   12.34              $
51.87   $   58.18    $   65.46    $  107.22   $   153.77

  Source (on Cash basis)
    -  Operations                              $   22.50              $
83.98   $   90.06    $   93.29    $  142.51   $   153.77
    -  Sales                                           -
6.02        -            -            -           -
    -  Refinancing                                     -
-            -            -            -           -
    -  Other                                           -
-            -            -            -           -

Weighted average number of limited
  partnership ($500)
  units outstanding                                5,009
5,009       5,009        5,009        5,009        5,009
                                               =========
==========   =========    =========    =========   ==========
















(1)   Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                                TABLE III

                          Operating Results of Prior Public Programs - Series
B
                                               (unaudited)


     The  following  table  summarizes  the  operating  results of Series B.
The
Program's   records  are  maintained  in  accordance  with  Generally
Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                         For the Three
                                     Months Ended March
31,                       For the Years Ended December 31,
                                     ----------------------
--------------------------------------------------------------

                                             1997
1996        1995         1994          1993        1992
                                             ----
----        ----         ----          ----        ----

Revenue                                   $  80,274                $
342,739   $  715,841   $1,327,962   $2,526,762   $4,569,135
Net gain on sales or remarketing
  of equipment                               28,197
176,924      480,681      288,714      185,542       74,302
                                          ---------
----------   ----------    ---------    ---------   ----------
Gross revenue                               108,471
519,663    1,196,522    1,616,676    2,712,304    4,643,437

Less:
  Interest expense                           21,262
45,619      182,419      612,643    1,285,458    2,164,581
  General and administrative                 14,445
102,721      102,334      102,444      120,094       55,188
  Administrative expense reimbursement
    - General Partner                        11,922
50,841       85,848      153,287       38,467        -
  Management fees - General Partner (5)        -
(228,906)      84,811      151,316      517,107      727,931
  Depreciation expense                         -
-          54,799      106,001      244,819    1,070,890
  Amortization of initial direct costs         -
4       33,433      100,949      255,570      507,241
  Provision for bad debts (3)                  -
-          25,000        -           20,000        8,734
  Write down of estimated residual values      -
-            -           -            -          506,690
                                          ---------
----------   ----------    ---------    ---------   ----------

Net income (loss) - GAAP                  $  60,842                $
549,384   $  627,878    $ 390,036    $ 230,789   $ (397,818)
                                          =========
==========   ==========    =========    =========   ==========

Net income (loss) - GAAP - allocable to
  limited partners                        $  60,234                $
543,890   $  621,599    $ 386,136    $ 228,461   $ (393,840)
                                          =========
==========   ==========    =========    =========   ==========

Taxable income from operations (2)               (1)               $
740,381   $2,363,289    $ 475,707    $ 103,180   $  140,974
                                          =========
==========   ==========    =========    =========   ==========

Cash generated from operations            $ 303,180
$1,002,547   $  999,015      800,648   $2,434,478   $3,238,479
Cash generated from sales                    28,364
600,737    2,148,030   $3,443,168    1,129,325      741,775
Cash generated from refinancing           1,500,000
-            -            -           -           -
                                          ---------
----------   ----------   ----------   ----------  ----------

Cash generated from operations, sales and
  refinancing                             1,381,544
1,603,284    3,147,045    4,243,816    3,563,803    3,980,254

Less:
  Cash distributions to investors from
    operations, sales
    and refinancing                         449,550
1,798,200    1,799,763    1,800,000    2,466,667    2,800,000
  Cash distributions to General Partner
    from operations, sales
    and refinancing                           4,540
18,164       18,180       18,182       24,917       28,283
                                          ---------
----------   ----------    ---------    ---------   ----------

Cash generated from (used by) operations,
  sales and refinancing after
  cash distributions                      $1,377,454               $
(213,080)  $1,329,102   $2,425,634   $1,072,219   $1,151,971
                                          ==========
==========   ==========   ==========   ==========   ==========


                                    TABLE III

                                   (unaudited)

                                    For the Three
                                Months Ended March 31,
For the Years Ended December 31,
                                ---------------------
------------------------------------------------------------

                                       1997                      1996
1995         1994         1993        1992
                                       ----                      ----
----         ----         ----        ----

Tax data and distributions per
  $1,000 limited
  partner investment

Federal income tax results:
  Taxable from operations (2)               (1)              $    36.69   $
116.99    $   23.55    $    5.11   $     6.98
                                   ============              ==========
=========    =========    =========   ==========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income              $    19.49                $    27.23   $
31.08    $   19.31    $   11.42        -
    Return of capital              $     3.01                $    62.78   $
58.92    $   70.69    $  111.91   $   140.00

  Source (on Cash basis)
    -  Operations                  $    15.17                $    50.18   $
49.96    $   39.63    $  120.50   $   140.00
    -  Sales                             1.42                     30.07
40.04        50.37         2.83        -
    -  Refinancing                       5.91
-            -           -            -            -
    -  Other                            -
9.75        -           -            -            -

Weighted average number of
  limited partnership
  ($100) units outstanding            199,800                   199,800
199,986      200,000      200,000      200,000
                                   ==========                ==========
=========    =========    =========   ==========







(1)   Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(5) The Partnership's Reinvestment Period expired on November 15, 1995, five years after the Final Closing Date. The General Partner distributed a
      Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of March 20, 1996 these amendments  were agreed to and are effective  from and after  November
15,
      1995. The amendments: (1) extend the Reinvestment Period for a maximum of four additional years and likewise delay the start and end of the
      Liquidation Period, and (2) eliminate the Partnership's obligation to pay the General Partner $220,000 of the $347,000 accrued and unpaid management fees as of November 15, 1995, and $171,000 of additional management fees which would otherwise accrue during the present  Liquidation  Period.
The
      portion of the accrued and unpaid management fees that would be payable to the General Partner, or $127,000 ($347,000 less $220,000) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

                                                TABLE III

                          Operating Results of Prior Public Programs - Series
C
                                               (unaudited)



     The  following  table  summarizes  the  operating  results of Series C.
The
Program's   records  are  maintained  in  accordance  with  Generally
Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                         For the Three Months
                                            Ended March
31,                         For the Years Ended December 31,
                                         --------------------
---------------------------------------------------------------

                                                1997
1996        1995          1994         1993          1992
                                                ----
----        ----          ----         ----          ----

Revenues                                    $   133,661             $
659,218   $  964,104    $1,775,547   $3,203,141    $6,146,119
Net gain on sales or remarketing
  of equipment                                   13,712
511,331       95,250       361,407      101,463        43,020
                                            -----------
---------   ----------    ----------    ---------    ----------
Gross revenue                                   147,373
1,170,549    1,059,354     2,136,954    3,304,604     6,189,139

Less:
  Interest expense                                5,186
16,809      253,143       920,433    1,715,520     3,510,307
  Administrative expense reimbursement
    - General Partner                            18,973
93,494      130,482       174,261       78,969         -
  Management fees - General Partner              18,726
92,360      128,533       171,135      695,662       969,667
  General and administrative                      5,640
37,247      107,419       104,307      133,274       354,559
  Amortization of initial direct costs           -
6,912       38,892       154,879      427,625       865,051
  Depreciation expense                           -
-            -           224,474      393,185       694,933
  Provision for/(reversal of) bad debt (3)       -
-            -           141,000      (90,000)      135,000
  Write down of estimated residual value         -
-            -             -            -         1,412,365
                                            -----------
---------   ----------    ----------    ---------     ---------

Net income (loss) - GAAP                    $    98,848             $
923,727   $  400,885    $  246,645    $ (49,631)  $(1,752,743)
                                            ===========
=========   ==========    ==========    =========   ===========

Net income (loss) - GAAP
  - allocable to limited partners                97,860             $
914,490   $  396,876    $  244,000    $ (49,135)  $(1,735,216)
                                            ===========
=========   ==========    ==========    =========   ===========

Taxable income (loss) from
  operations (2)                                (1)
$1,768,103   $ (649,775)  $(3,611,476)  $1,780,593    $1,722,134
                                            ===========
==========   ==========   ===========   ==========    ==========

Cash generated from operations              $   899,352
$1,987,290  $  391,072    $2,854,887    $2,694,348   $2,861,889
Cash generated from sales                        35,514
1,289,421   3,058,969     1,665,032     1,266,452      245,274
Cash generated from refinancing                  -
-          -              -            -             -
                                            -----------
----------- -----------   -----------    ----------   ----------

Cash generated from operations,
  sales and refinancing                         934,866
3,276,711   3,450,041     4,519,919     3,960,800    3,107,163

Less:
  Cash distributions to investors from
    operations,
    sales and refinancing                       446,558
1,786,992    1,796,363     1,799,100    2,466,667     2,800,000
  Cash distributions to
    General Partner from
    operations, sales and refinancing             4,510
18,050       18,144        18,173       24,916        28,283
                                            -----------
---------   ----------    ----------    ---------     ---------

Cash generated from operations,
  sales and
  refinancing after cash distributions      $   483,798
$1,471,669  $1,635,534    $2,702,646    $1,469,217    $ 278,880
                                            ===========
==========  ==========    ==========    ==========    =========


TABLE III

(unaudited)


                                          For the Three Months
                                             Ended March
31,                          For the Years Ended December 31,
                                          --------------------
--------------------------------------------------------------

                                                 1997
1996        1995          1994          1993       1992
                                                 ----
----        ----          ----          ----       ----

Tax data and distributions per $1,000
  limited partner investment

Federal income tax results:
  Taxable (loss) from
  operations (2)                                 (1)                 $
88.16   $   (32.24)   $  (178.86)   $   88.14   $   85.25
                                            ===========
=========   ==========    ==========    =========   =========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                       $      4.93              $
46.06   $    19.87    $    12.21        -           -
    Return of capital                       $     17.57              $
43.94   $    70.13    $    77.79    $  123.33   $  140.00

  Source (on Cash basis)
    -  Operations                           $     22.50              $
90.00   $    19.59    $    90.00    $  123.33   $  140.00
    -  Sales                                      -
-           70.41         -             -           -
    -  Refinancing                                -
-            -            -             -           -
    -  Other                                      -
-            -            -             -           -

Weighted average number of
  limited partnership
  ($100) units outstanding                      198,470
198,551      199,558       199,900      199,992     200,000
                                            ===========
=========   ==========    ==========    =========   =========










(1) Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on
    Direct Finance Leases.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

                                                TABLE III

                          Operating Results of Prior Public Programs - Series
D
                                               (unaudited)



     The  following  table  summarizes  the  operating  results of Series D.
The
Program's   records  are  maintained  in  accordance  with  Generally
Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                For the
Three                                  For the Years
                                            Months Ended March
31,                           Ended December 31,
                                            ---------------------
----------------------------------------------------------------

                                                     1997
1996          1995           1994        1993         1992
                                                     ----
----          ----           ----        ----         ----

Revenues                                          $  583,215
$3,619,457    $3,270,722    $ 3,661,321  $6,300,753   $7,519,451
Net gain on sales or remarketing of equipment        302,687
2,391,683     1,931,333      1,199,830     313,468       31,225
                                                  ----------
---------    ----------    -----------   ---------    ---------
Gross revenue                                        885,902
6,011,140     5,202,055      4,861,151   6,614,221    7,550,676

Less:
  Management fees - General Partner                  138,961
685,103       594,623        778,568     996,356      751,419
  Amortization of initial direct costs               108,858
614,441       511,427        580,457     931,983      937,320
  General and administrative                          37,849
217,378       273,663        412,655     184,604       33,228
  Interest expense                                   265,859
1,651,940       621,199        652,196   1,261,312    1,344,123
  Provision for bad debts (4)                           -
-          150,000        475,000     575,000      850,000
  Administrative expense reimbursement
    - General Partner                                 64,555
301,945       257,401        337,867     423,387        -
  Depreciation expense                                  -
-            -              4,167   1,144,609    2,773,402
                                                  ----------
----------   ----------    -----------   ----------   ---------

Net income - GAAP                                 $  269,820
$2,540,333   $2,793,742    $ 1,620,241   $1,096,970   $ 861,184
                                                  ==========
==========   ==========    ===========   ==========   =========

Net income - GAAP - allocable to limited partners $  267,122
$2,514,930   $2,765,805    $ 1,604,039   $1,086,000   $ 852,572
                                                  ==========
==========   ==========    ===========   ==========   =========

Taxable income from operations (2)                        (1)
$3,097,307   $1,641,323    $ 2,612,427   $5,766,321  $1,883,943
                                                  ==========
==========   ==========    ===========   ==========  ==========

Cash generated from operations                    $  904,512
$1,621,624   $2,756,354    $ 1,969,172   $6,330,281  $8,297,264
Cash generated from sales                          8,738,593
15,681,303    6,776,544      9,054,589    5,143,299     199,841
Cash generated from refinancing                        -
5,250,000    4,148,838         -            -            -
                                                  ----------
----------   ----------    -----------   ----------  ----------

Cash generated from operations, sales and
  refinancing                                      9,643,105
22,552,927   13,681,736     11,023,761   11,473,580   8,497,105

Less:
  Cash distributions to investors from operations,
    sales and refinancing                          1,397,054
5,588,508    5,589,207      5,596,503    5,600,000   4,347,156
  Cash distributions to General Partner from
    operations, sales and refinancing                 14,112
56,450       56,457         56,530       56,564      43,911
                                                  ----------
---------   ----------    -----------    ---------   ---------

Cash generated from operations, sales and
  refinancing after cash distributions            $8,231,939
$16,907,969   $8,039,072    $ 5,370,728   $5,817,016  $4,106,038
                                                  ==========
===========   ==========    ===========   ==========  ==========

                                    TABLE III

                                   (unaudited)

                                           For the
Three                                  For the Years
                                       Months Ended March
31,                           Ended December 31,
                                       ---------------------
------------------------------------------------------------------

                                                1997
1996          1995            1994         1993          1992
                                                ----
----          ----            ----         ----          ----


Tax data and distributions per $1,000
  limited partner investment

Federal income tax results:
    Taxable from operations (2)                      (1)        $   76.82
$   40.70      $   64.71     $  142.72     $   55.85
                                              ==========        =========
=========      =========     =========     =========

Cash distributions to investors (3)
    Source (on GAAP basis)
      Investment income                       $    6.69         $   63.00
$   69.28      $   40.13     $   27.15     $   25.53
      Return of capital                       $   28.31         $   77.00
$   70.72      $   99.87     $  112.85     $  104.65

    Source (on Cash basis)
      -  Operations                           $   22.66         $   40.62
$   69.04      $   48.77     $  140.00     $  130.18
      -  Sales                                    12.34
99.38         70.96          91.23         -              -
      -  Refinancing                               -
-             -              -             -              -
      -  Other                                     -
-             -                 -          -              -

Weighted average number of limited
     partnership
    ($100) units outstanding                    399,158
399,179       399,229        399,703       400,000       333,945
                                              =========         =========
=========      =========     =========     =========














(1) Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on
    Direct Finance Leases.

(3) The program  held its initial  closing on  September  13, 1991 and as of its
    final  closing  date  on  June  5,  1992  it had  eighteen  (18)
additional
    semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(4) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                                TABLE III

                           Operating Results of Prior Public Programs-Series E
                                               (unaudited)


     The  following  table  summarizes  the  operating  results of Series E.
The
Program's   records  are  maintained  in  accordance  with  Generally
Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                           For the
Three                                   For the Years Ended
                                       Months Ended March
31,                                  December 31,
                                       ---------------------
-----------------------------------------------------------------

                                               1997
1996          1995           1994           1993        1992
                                               ----
----          ----           ----           ----        ----

Revenues                                    $2,000,001
$7,907,175   $10,570,473    $10,946,254    $8,748,076   $ 490,347
Net gain on sales or remarketing
  of equipment                                 214,999
1,942,041     1,610,392        628,027     1,486,575        -
                                            ----------
---------   -----------    -----------     ---------   ---------
Gross revenue                                2,215,000
9,849,216    12,180,865     11,574,281    10,234,651     490,347

Less:
  Interest expense                             529,838
2,957,534     4,377,702      4,868,950     3,023,934     140,306
  Amortization of initial direct costs         253,389
887,960     1,530,505      1,840,714     1,667,212      74,126
  Management fees - General Partner            268,478
1,120,336     1,596,569      1,547,509       949,468      15,903
  Depreciation                                 265,428
1,061,711     1,061,712        289,478        18,037        -
  Administrative expense reimbursement
    - General Partner                          137,832
563,107       784,775        408,114       811,966     574,677
  General and administrative                   112,324
608,293       638,362        438,569       315,000      16,401
  Provision for bad debts (4)                    -
400,000       600,000        250,000     2,186,750     150,000
  Minority interest in joint venture             4,076
6,392         5,438          -             -           -
                                            ----------
---------   -----------    -----------   -----------   ---------

Net income - GAAP                           $  643,635
$2,243,883   $ 1,585,802    $ 1,527,095    $1,499,573   $  93,611
                                            ==========
==========   ===========    ===========    ==========   =========

Net income - GAAP
  - allocable to limited partner            $  637,199
$2,221,444   $ 1,569,944    $ 1,511,824    $1,484,577   $  92,675
                                            ==========
==========   ===========    ===========    ==========   =========

Taxable income (loss) from operations(2)            (1)
$(3,280,008)  $ 1,700,386    $ 2,793,029    $3,293,140   $ 247,921
                                            ==========
===========   ===========    ===========    ==========   =========

Cash generated from operations              $2,994,950
$13,210,339   $ 8,768,414    $17,597,929   $18,415,294   $ 974,501
Cash generated from sales                    9,256,632
10,358,637     7,419,261      6,492,842     9,416,909       -
Cash generated from refinancing              4,400,000
13,780,000     7,400,000         -         38,494,983       -
                                            ----------
----------   -----------    -----------   -----------   ---------

Cash generated from operations,
  sales and refinancing                     16,651,582
37,348,976    23,587,675     24,090,771    66,327,186     974,501

Less:
  Cash distributions to investors
    from operations,
    sales and refinancing                    1,942,398
7,771,164     7,773,082     8,390,043      5,796,799     468,726
  Cash distributions to General Partner
    from operations,
    sales and refinancing                       19,620
78,496        78,512        78,582         58,637       4,735
                                            ----------
---------   -----------    ----------     ----------   ---------

Cash generated from operations,
  sales and refinancing
  after cash distributions                 $14,689,564
$29,499,316   $15,736,081   $15,622,146    $60,471,750   $ 501,040
                                           ===========
===========   ===========   ===========    ===========   =========


                                    TABLE III

                                   (unaudited)


                                                  For the
Three                               For the Year Ended
                                              Months Ended March
31,                             December 31,
                                              ---------------------
------------------------------------------------------------

                                                      1997
1996       1995          1994        1993         1992
                                                      ----
----       ----          ----        ----         ----

Tax and distribution data per $1,000
  limited partner investment

Federal Income Tax results:
  Taxable income (loss) from operations (2)                 (1)        $
(53.28)  $   27.61    $   45.32   $    66.54   $    21.81
                                                    ==========
=========   =========    =========   ==========   ==========

Cash distributions to investors (3)
  Source (on GAAP basis)
    Investment income                               $    10.46         $
36.45   $   25.75    $   24.78   $    30.32   $     8.23
    Return of capital                               $    21.42         $
91.05   $  101.75    $  112.74   $    88.06   $    33.41

Source (on cash basis)
  - Operations                                      $    31.88         $
127.50   $  127.50    $  137.52   $   118.38   $    41.64
  - Sales                                                -
-           -            -            -             -
  - Refinancings                                         -
-           -            -            -             -
  - Other                                                -
-           -            -            -             -

Weighted average number of limited partnership
($100) units outstanding                               609,380
609,503     609,650      610,080      489,966      112,552
                                                    ==========
=========   =========    =========   ==========   ==========















(1) Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on
    Direct Finance Leases.

(3)  The program  held its  initial  closing on July 6, 1992 and as of its final
     closing  date  of  July  31,  1993  it  had  twenty-six   (26)
additional
     semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(4) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                                TABLE III

                           Operating Results of Prior Public Programs-L.P. Six
                                               (unaudited)


     The  following  table  summarizes  the  operating  results of L.P. Six.
The
Program's   records  are  maintained  in  accordance  with  Generally
Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                     For the
Three                        For the Years
                                                                  Months
Ended March 31,                Ended December 31,

---------------------        ----------------------------------


1997                     1996         1995       1994

----                     ----         ----       ----

Revenues
$1,798,526               $9,238,182  $6,622,180  $ 203,858
Net gain on sales or remarketing of equipment
79,701                  338,574     107,733      -

---------                ---------   ---------  ---------
Gross revenue
1,878,227                9,576,756   6,729,913    203,858

Less:
   Interest expense
665,728                4,330,544   3,003,633      2,142
   Amortization of initial direct costs
418,146                1,349,977     828,154     12,748
   Management fees - General Partner
267,846                1,333,394     696,096      8,827
   Depreciation
212,162                  848,649     636,487      -
   Administrative expense reimbursement - General Partner
133,007                  642,276     381,471      6,872
   Provision for bad debts (4)
-                     750,000     570,000     63,500
   Minority interest in joint venture
12,859                   31,413     177,769      -
   General and administrative
67,783                  657,470     360,235     38,879

---------                ---------   ---------    -------

Net income - GAAP                                                      $
100,696                $(366,967)  $  76,068    $70,890

=========                =========   =========    =======

Net income - GAAP - allocable to limited partners                      $
99,689                $(363,297)  $  75,307    $70,181

=========                =========   =========    =======

Taxable income (loss) from operations (2)
(1)               $(574,054) $2,239,753    $71,033

=========                =========  ==========    =======

Cash generated from operations                                         $
427,979               $9,923,936  $8,776,203    $439,913
Cash generated from sales
821,791                8,684,744   1,016,807       -
Cash generated from refinancing
7,780,328                9,113,081  33,151,416       -

---------                ---------  ----------    --------

Cash generated from operations, sales and refinancing
9,030,098               27,721,761  42,944,426     439,913

Less:
   Cash distributions to investors from operations,
     sales and refinancing
1,028,723                4,119,354   2,543,783     311,335
   Cash distributions to General Partner from operations,
     sales and refinancing
10,391                   41,613      25,694       3,145

---------                ---------   ---------    --------

Cash generated from operations, sales and refinancing
   after cash distributions
$7,990,984              $23,560,794 $40,374.949    $125,433

==========              =========== ===========    ========

                                                TABLE III

                           Operating Results of Prior Public Programs-L.P. Six
                                               (unaudited)

                                                                      For the
Three                       For the Years
                                                                  Months
Ended March 31,                Ended December 31,

---------------------      -------------------------------------


1997                1996           1995         1994

----                ----           ----         ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income (loss) from operations
(2)                                   (1)          $  (14.83)     $
85.13     $   22.15

=========           =========      =========     =========

Cash distributions to investors (3)
   Source (on GAAP basis)
     Investment income                                                  $
2.60                -         $    2.89     $   22.10
     Return of capital                                                  $
24.27           $  107.50      $   94.78     $   75.94

   Source (on cash basis)
     - Operations                                                       $
11.18           $  107.50      $   97.67     $   98.04
     - Sales
15.69                -             -              -
     - Refinancing
-                   -             -              -
     - Other
-                   -             -              -

Weighted average number of limited partnership
   ($100) units outstanding
382,781             383,196        260,453        31,755


=========           =========      =========     =========














(1) Interim tax information is not available.

(2) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on
    Direct Finance Leases.

(3) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(4) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                                TABLE IV

                               Results of Completed Prior Public Programs
                                               (unaudited)














       No Prior Public Programs have completed operations in the five years ended March 31, 1997.

                                    TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON
Cash Flow Partners,  L.P., Series A for the seven years ended December 31,
1996,
and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


Total                                                    Federal
         Type of              Year of      Year of       Acquisition     Net
Book        Net           GAAP          Taxable
        Equipment           Acquisition  Disposition       Cost (1)
Value(2)     Proceeds(3)   Gain (Loss)    Gain (Loss)
------------------------
---------------------------------------------------------------------------------------------------

Computers                      1988         1990           $32,352
$13,859       $16,955         $3,096         $1,064
Office Copier                  1988         1990          $180,922
$52,504       $52,504             $0       ($30,400)

Agriculture                    1988         1991           $19,032
$8,921        $7,225        ($1,696)       ($2,214)
Computers                      1988         1991            $8,450
$0          $465           $465             $0
Computers                      1989         1991          $363,540
$28,027       $56,077        $28,050        $14,962
Telecommunications             1990         1991          $827,804
$49,393            $0       ($49,393)            $0
Medical                        1988         1991           $29,756
$0            $0             $0       ($10,626)
Copiers                        1988         1991          $235,863
$0            $0             $0       ($18,115)

Agriculture                    1988         1992           $61,200
$25,810       $24,152        ($1,658)            $0
Computers                      1988         1992           $51,353
$0            $0             $0             $0
Copiers                        1988         1992          $195,875
$0            $0             $0             $0
Material Handling              1988         1992           $78,321
$0            $0             $0             $0
Medical                        1988         1992           $50,433
$15,250        $7,000        ($8,250)       $34,389
Computers                      1989         1992           $41,058
$4,553        $6,606         $2,053       ($13,951)
Copiers                        1989         1992           $81,913
$6,495        $6,495             $0         $1,114
Office Equipment               1989         1992           $81,986
$2,821       $12,298         $9,477       ($28,695)
Computers                      1991         1992            $3,607
$3,196        $4,142           $946         $1,076
Furniture And Fixtures         1992         1992            $4,325
$4,430        $4,390           ($40)           $65

Computers                      1988         1993           $71,813
$0            $0             $0             $0
Furniture                      1988         1993          $350,000
$0            $0             $0             $0
Medical                        1988         1993          $221,191
$182        $2,382         $2,200         $2,341
Agriculture                    1989         1993           $57,975
$2,050        $2,932           $882        ($1,724)
Printing                       1989         1993          $126,900
$5,661        $7,800         $2,139       ($10,729)
Reprographics                  1989         1993          $112,500
$115          $115             $0       ($12,079)
Computers                      1990         1993           $79,043
$0            $0             $0             $0
Reprographics                  1990         1993           $71,805
$8,391       $12,528         $4,137             $0
Retail                         1990         1993          $198,513
($32,916)      $67,894       $100,810             $0
Video Production               1990         1993          $341,796
$67,965      $161,615        $93,650        $24,507
Computers                      1991         1993          $135,380
$6,540       $20,134        $13,594       ($50,622)
Fixture                        1992         1993            $2,267
$1,635        $1,824           $189            $11
Telecommunications             1992         1993           $20,000
$11,840       $11,200          ($640)       ($4,800)
Video Production               1992         1993            $3,362
$1,110          $592          ($518)       ($2,867)
Manufacturing & Prod           1993         1993           $22,660
$0            $0             $0             $0

Agriculture                    1988         1994           $30,000
$288          $288             $0             $0
Medical                        1988         1994           $46,050
$6,438        $6,438             $0             $0
Computers                      1989         1994           $71,152
$6,942          $500        ($6,442)       ($1,449)
Computers                      1991         1994          $156,552
$6,882       $16,611         $9,729       ($41,137)
Material Handling              1991         1994            $7,013
$1,973        $2,203           $230          ($604)
Medical                        1991         1994           $40,556
($11,278)       $1,460        $12,738           $375
Fixture                        1992         1994            $3,396
$751          $845            $94        ($1,192)
Manufacturing & Prod           1992         1994           $17,103
($199)           $0           $199        ($5,443)
Furniture                      1993         1994           $26,868
$0            $0             $0             $0
Manufacturing & Prod           1993         1994           $27,096
$10,139       $11,054           $915             $0
Agriculture                    1989         1994           $14,191
$350          $350             $0             $0
Printing                       1993         1994           $24,112
$24,030       $27,061         $3,031             $0

Computers                      1991         1995           $17,200
$173        $3,522         $3,349         $1,594
Copiers                        1991         1995           $49,081
$7,350        $7,423            $73        ($3,044)
Sanitation                     1991         1995           $21,452
$560        $4,818         $4,258         $3,010
Agriculture                    1992         1995            $7,828
$462          $737           $275        ($1,901)
Computers                      1993         1995           $64,391
$36,094        $5,863       ($30,231)            $0
Manufacturing & Prod           1993         1995           $28,557
$8,752        $8,912           $160             $0
Retail                         1993         1995           $28,507
($9)         $697           $706             $0

Computers                      1991         1996           $35,618
$1,502       $20,150        $18,648        $19,571
Copiers                        1991         1996          $117,238
$17,784       $32,380        $14,596        $28,006
Material Handling              1991         1996           $14,996
$843        $3,223         $2,380         $3,432
Sanitation                     1991         1996           $35,854
$5,946        $5,649          ($297)        $5,260
Fixture                        1992         1996           $18,452
$1,909        $1,909             $0        ($1,919)
Computers                      1993         1996           $72,479
($573)         $515         $1,088             $0
Furniture                      1993         1996            $9,978
($2)           $0             $2             $0
Material Handling              1993         1996           $11,824
$0            $0             $0             $0
Manufacturing & Prod           1993         1996           $33,190
$400          $403             $3             $0
Retail                         1993         1996           $44,673
($5)           $0             $0             $0
Sanitation                     1993         1996            $5,822
$0            $0             $0             $0
Video Production               1993         1996           $41,465
$12,099       $12,441           $342             $0
Medical                        1994         1996           $12,166
$960        $2,000         $1,040        ($4,259)

Computers                      1991         1997           $75,602
$4,349       $15,753        $11,403             (4)
Retail                         1993         1997            $6,088
$30           $30             $0             (4)
Computers                      1993         1997           $25,045
$0            $0             $0             (4)


(1)  Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1997.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON
Cash Flow Partners,  L.P., Series B for the seven years ended December 31,
1996,
and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


Total                                                            Federal
           Type of       Year of      Year of        Acquisition        Net
Book          Net             GAAP           Taxable
          Equipment    Acquisition  Disposition        Cost (1)         Value
(2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
------------------------------------------------------------------------------------------------------------------------------------

Manufacturing & Prod      1990         1990            $31,129
$28,288         $34,142          $5,854          $3,013
Mining                    1990         1990           $145,227
$120,804        $120,804              $0              $0
Video Production          1990         1990            $10,201
$8,006          $9,086          $1,080            $671

Agriculture               1989         1991             $5,986
$4,003              $0         ($4,003)             $0
Computers                 1989         1991            $76,899
$52,134          $7,492        ($44,642)             $0
Construction              1989         1991            $48,299
$43,554          $7,784        ($35,770)        ($7,007)
Copiers                   1989         1991             $7,469
$4,997             $16         ($4,981)             $0
Environmental             1989         1991            $10,609
$11,546              $0        ($11,546)             $0
Furniture                 1989         1991            $86,965
$62,229         $19,339        ($42,890)             $0
Manufacturing & Prod      1989         1991            $55,125
$34,435         $12,807        ($21,628)             $0
Medical                   1989         1991             $9,447
$7,643              $0         ($7,643)             $0
Office Equipment          1989         1991            $25,171
$24,586             $64        ($24,522)        ($1,985)
Retail                    1989         1991             $4,405
$4,792              $0         ($4,792)             $0
Sanitation                1989         1991            $15,448
$17,983              $0        ($17,983)             $0
Telecommunications        1989         1991             $2,238
$0             $60             $60              $0
Transportation            1989         1991             $9,474
$10,801              $0        ($10,801)             $0
Video Production          1989         1991            $11,925
$1,762              $7         ($1,755)             $0
Agriculture               1990         1991            $35,245
$4,694              $0         ($4,694)        ($5,210)
Computers                 1990         1991         $2,671,588
$601,346        $136,169       ($465,177)      ($476,397)
Construction              1990         1991            $64,544
$29,979         $24,379         ($5,600)        ($9,949)
Copiers                   1990         1991            $30,699
$18,760            $911        ($17,849)             $0
Environmental             1990         1991            $14,658
$15,434              $0        ($15,434)             $0
Fixture                   1990         1991            $29,510
$27,027            $808        ($26,219)             $0
Furniture                 1990         1991            $53,420
$34,771          $3,598        ($31,173)        ($5,953)
Manufacturing & Prod      1990         1991           $526,568
$504,823        $226,978       ($277,845)       ($47,036)
Material Handling         1990         1991           $112,075
$59,977         $34,758        ($25,219)             $0
Medical                   1990         1991            $93,771
$47,016              $0        ($47,016)       ($19,410)
Mining                    1990         1991           $221,706
$0              $0              $0        ($82,375)
Miscellaneous             1990         1991            $29,443
$28,179              $0        ($28,179)             $0
Office Equipment          1990         1991            $44,560
$34,289            $760        ($33,529)             $0
Restaurant                1990         1991            $97,304
$45,062         $18,564        ($26,498)       ($24,787)
Retail                    1990         1991            $43,751
$18,362          $9,230         ($9,132)       ($12,624)
Sanitation                1990         1991           $171,345
$66,074         $77,146         $11,072        ($78,222)
Telecommunications        1990         1991           $980,613
$119,372              $0       ($119,372)       ($11,618)
Transportation            1990         1991            $13,434
$13,858              $0        ($13,858)             $0
Video Production          1990         1991            $46,645
$26,631          $3,754        ($22,877)        $11,741
Material Handling         1991         1991           $109,115
$108,512        $113,482          $4,970              $0

Agriculture               1989         1992            $89,766
$19,058         $21,912          $2,854        ($12,999)
Computers                 1989         1992            $60,747
$1,659          $2,593            $934              $0
Copiers                   1989         1992            $79,556
$10,817         $10,839             $22         ($9,798)
Furniture                 1989         1992            $35,512
$2,418          $2,911            $493              $0
Manufacturing & Prod      1989         1992           $117,236
$1,924          $1,936             $12              $0
Material Handling         1989         1992            $16,058
$670            $789            $119         ($7,845)
Medical                   1989         1992            $31,701
$7,548          $1,967         ($5,580)             $0
Office Equipment          1989         1992            $19,981
$1,381          $1,427             $46              $0
Printing                  1989         1992            $25,000
$3,510          $2,510         ($1,000)        ($8,247)
Telecommunications        1989         1992            $18,779
$1,910          $2,012            $102              $0
Video Production          1989         1992            $21,849
$3,275          $3,283              $8              $0
Agriculture               1990         1992            $46,968
$2,847          $3,463            $617         ($4,451)
Computers                 1990         1992         $3,872,456
$671,632        $342,387       ($329,245)    ($1,086,408)
Construction              1990         1992            $23,493
$1,229          $1,229              $0              $0
Copiers                   1990         1992            $19,240
$2,165          $3,524          $1,358         ($8,884)
Environmental             1990         1992             $7,195
$1,164          $1,164              $0         ($4,683)
Fixture                   1990         1992            $55,869
$7,661          $9,096          $1,436        ($34,594)
Furniture                 1990         1992            $58,095
$7,193          $7,719            $525        ($26,836)
Manufacturing & Prod      1990         1992           $192,143
$47,665         $43,213         ($4,452)       ($45,657)
Material Handling         1990         1992           $104,852
$23,011          $7,775        ($15,236)       ($15,648)
Medical                   1990         1992            $88,537
$12,382         $13,393          $1,011        ($38,945)
Miscellaneous             1990         1992             $4,999
$1,313          $1,236            ($77)        ($2,804)
Office Equipment          1990         1992         $1,203,666
$179,190          $2,513       ($176,678)        ($6,351)
Printing                  1990         1992             $4,055
$787            $787              $0         ($2,487)
Restaurant                1990         1992            $83,624
$194          $6,850          $6,657        ($12,961)
Retail                    1990         1992            $63,030
$35,999            $581        ($35,419)        ($1,296)
Sanitation                1990         1992           $200,642
$12,623         $13,101            $478        ($14,846)
Telecommunications        1990         1992            $64,899
$11,997          $4,965         ($7,032)       ($18,620)
Transportation            1990         1992             $7,610
$1              $1              $0              $0
Video Production          1990         1992            $18,558
$3,521          $4,302            $781         ($7,177)
Furniture                 1991         1992            $25,909
$28,313              $0        ($28,313)             $0
Manufacturing & Prod      1991         1992            $51,311
$47,497         $57,487          $9,990              $0
Material Handling         1991         1992            $10,023
$10,462         $10,595            $133              $0
Office Equipment          1991         1992            $15,789
$0              $0              $0              $0
Sanitation                1991         1992            $18,840
$10,122         $10,516            $394              $0

Agriculture               1989         1993            $31,500
$4,370         $10,095          $5,725          $1,431
Computers                 1989         1993            $93,554
$267            $661            $394              $0
Copiers                   1989         1993           $168,679
$19,448         $23,072          $3,624        ($26,046)
Furniture                 1989         1993           $116,287
$17,152         $19,536          $2,384         ($9,084)
Manufacturing & Prod      1989         1993            $14,804
$2,832          $3,541            $709              $0
Material Handling         1989         1993            $20,725
$0          $1,650          $1,650              $0
Office Equipment          1989         1993            $81,777
$990         $17,490         $16,500         ($4,999)
Telecommunications        1989         1993             $2,524
$0              $0              $0              $0
Video Production          1989         1993            $22,321
$0              $0              $0              $0
Agriculture               1990         1993           $132,350
$11,556         $11,963            $407        ($42,903)
Automotive                1990         1993            $75,730
$45,795         $51,888          $6,093         ($3,043)
Computers                 1990         1993         $1,069,393
$140,198        $164,423         $24,225       ($267,270)
Construction              1990         1993            $41,779
$5,058          $5,075             $17         ($9,774)
Copiers                   1990         1993            $23,318
$3,058          $2,505           ($553)        ($7,670)
Fixture                   1990         1993            $73,038
$10,235         $10,235              $0        ($22,303)
Furniture                 1990         1993           $118,834
$11,204         $11,509            $305        ($10,168)
Manufacturing & Prod      1990         1993         $1,120,324
$139,342        $186,899         $47,557       ($271,929)
Material Handling         1990         1993           $210,922
$20,462         $29,157          $8,695        ($51,481)
Medical                   1990         1993           $380,749
$56,711         $37,821        ($18,890)       ($68,880)
Office Equipment          1990         1993            $69,232
$8,695          $9,275            $580        ($18,731)
Printing                  1990         1993             $6,061
$1,431          $1,050           ($381)        ($1,388)
Reprographics             1990         1993            $82,000
$8,200         $40,000         $31,800          $7,109
Restaurant                1990         1993           $121,682
$10,330         $11,517          $1,187        ($28,626)
Retail                    1990         1993            $11,280
$813          $1,797            $984         ($2,806)
Sanitation                1990         1993            $43,697
$5,148          $5,152              $4        ($10,588)
Telecommunications        1990         1993           $278,193
$20,246         $22,616          $2,370        ($58,857)
Unknown                   1990         1993           $595,538
($98,697)       $203,595        $302,292              $0
Video Production          1990         1993             $7,981
$374            $374              $0         ($1,484)
Computers                 1991         1993           $248,090
$36,021         $36,834            $813         ($9,175)
Construction              1991         1993            $10,590
$869          $1,875          $1,006         ($4,480)
Furniture                 1991         1993            $73,541
($66)           $603            $669         ($7,311)
Manufacturing & Prod      1991         1993            $12,951
$0              $0              $0              $0
Material Handling         1991         1993            $43,408
$20,390         $23,147          $2,757         ($1,015)
Medical                   1991         1993             $9,425
$5,708          $6,513            $805            $858
Sanitation                1991         1993            $37,743
$16,285         $15,506           ($779)             $0
Computers                 1992         1993            $79,557
$38,668         $38,668              $0        ($36,961)
Material Handling         1992         1993            $30,692
$149          $6,578          $6,429        ($17,976)

Computers                 1989         1994           $468,870
$109,719        $109,720              $1        $102,026
Copiers                   1989         1994            $13,461
$30             $30              $0              $0
Furniture                 1989         1994           $218,655
$79,000         $79,000              $0         $80,901
Manufacturing & Prod      1989         1994            $90,725
($13)             $0             $13              $0
Medical                   1989         1994            $97,017
$699          $1,141            $441              $0
Office Equipment          1989         1994             $2,796
$0            $126            $126              $0
Printing                  1989         1994            $14,123
$0              $0              $0              $0
Telecommunications        1989         1994            $10,950
($2)           $127            $129              $0
Agriculture               1990         1994            $73,503
$11,518         $12,258            $740         ($3,345)
Computers                 1990         1994         $3,937,366
$957,935        $959,231          $1,295        $367,292
Construction              1990         1994           $141,052
$16,265         $16,265              $0        ($14,659)
Fixture                   1990         1994           $100,514
$10,959         $10,959              $0         ($6,640)
Furniture                 1990         1994           $282,115
$89,792         $94,919          $5,127         $43,164
Manufacturing & Prod      1990         1994           $443,855
$121,619        $137,376         $15,757         ($8,207)
Material Handling         1990         1994           $411,986
$20,972         $20,972              $0        ($33,402)
Medical                   1990         1994           $462,679
$42,572         $62,365         $19,792            $805
Mining                    1990         1994         $9,631,966
$1,298,813      $1,298,813              $0       ($689,039)
Office Equipment          1990         1994            $34,402
$3,434          $3,434              $0         ($8,258)
Reprographics             1990         1994            $16,482
$4,547          $4,547              $0            $904
Restaurant                1990         1994           $297,355
$32,327         $33,776          $1,449        ($29,158)
Retail                    1990         1994           $841,977
$440,914        $440,914              $0        $668,569
Sanitation                1990         1994             $7,147
$0              $0              $0              $0
Telecommunications        1990         1994           $261,049
($6,700)        $30,311         $37,011         $11,248
Video Production          1990         1994            $45,804
$5,357          $5,365              $8         ($4,684)
Agriculture               1991         1994            $15,633
$625            $629              $4              $0
Computers                 1991         1994           $684,631
$59,296         $59,296              $0       ($213,947)
Copiers                   1991         1994            $39,270
$2,598            $648         ($1,950)       ($15,152)
Environmental             1991         1994            $44,016
$864            $904             $41              $0
Furniture                 1991         1994            $20,546
$906            $923             $17              $0
Material Handling         1991         1994            $66,497
$2,470          $2,642            $172         ($5,750)
Medical                   1991         1994           $602,400
$306,415        $373,385         $66,970        $139,985
Sanitation                1991         1994            $83,638
$4,459          $4,634            $174              $0
Telecommunications        1991         1994            $11,188
$898          $1,146            $248         ($3,419)
Manufacturing & Prod      1993         1994            $81,735
($61)            $34             $95              $0
Material Handling         1993         1994             $6,578
$3,110          $3,600            $490              $0
Sanitation                1994         1994             $7,320
$0              $0              $0              $0

Computers                 1989         1995            $24,831
$1,574             $13         ($1,561)             $0
Manufacturing & Prod      1989         1995            $11,262
$4,128              $0         ($4,128)             $0
Computers                 1990         1995         $3,151,688
$784,267        $578,324       ($205,942)        $61,278
Construction              1990         1995           $397,553
$139,680         $93,172        ($46,508)         $2,914
Copiers                   1990         1995            $26,920
$6,048             ($0)        ($6,048)             $0
Furniture                 1990         1995            $64,010
$5,908          $4,760         ($1,148)         $5,171
Material Handling         1990         1995           $108,329
$7,629          $6,899           ($730)           ($15)
Medical                   1990         1995           $919,987
$320,531        $260,980        ($59,551)        $56,955
Manufacturing & Prod      1990         1995           $846,718
$211,207        $244,937         $33,730        $243,103
Office Equipment          1990         1995            $38,014
$4,192          $2,111         ($2,081)         $1,950
Reprographics             1990         1995           $102,003
$1              $1              $0              $0
Restaurant                1990         1995            $63,437
$4,636          $1,896         ($2,740)           $897
Retail                    1990         1995         $2,703,611
$349,429        $193,032       ($156,397)       $184,637
Sanitation                1990         1995            $58,070
$4,110          $1,738         ($2,372)         $1,518
Video Production          1990         1995             $3,404
$773              $0           ($773)             $0
Agriculture               1991         1995            $23,262
$7,034          $7,449            $415          $1,921
Computers                 1991         1995         $2,712,345
$677,342        $648,479        ($28,863)       $126,108
Construction              1991         1995            $25,214
$1,539          $2,727          $1,188         ($2,122)
Furniture                 1991         1995            $62,471
$16,192          $5,091        ($11,101)        ($4,400)
Material Handling         1991         1995            $34,473
$12,502         $12,105           ($397)             $0
Manufacturing & Prod      1991         1995           $132,184
$5,116         $50,110         $44,993         $27,132
Office Equipment          1991         1995            $48,350
$7,177          $9,506          $2,329         ($2,320)
Restaurant                1991         1995            $73,807
$3,637          $2,910           ($728)        ($1,107)
Telecommunications        1991         1995            $52,499
$3,093          $7,262          $4,169         ($3,403)
Audio                     1992         1995           $128,455
$98,566        $122,689         $24,123         $32,942
Computers                 1992         1995            $76,900
$2,447         $15,248         $12,801        ($10,269)
Furniture                 1992         1995           $188,807
$19,652         $19,652              $0        ($57,369)
Telecommunications        1992         1995            $64,731
$47,017         $55,634          $8,616         $23,500
Video Production          1992         1995           $382,790
$247,199        $298,045         $50,846        $122,650
Copiers                   1993         1995            $35,000
$0              $0              $0              $0
Computers                 1994         1995         $1,043,007
$346,471        $739,181        $392,710        $661,239
Furniture                 1994         1995           $204,779
$171,324        $181,605         $10,281              $0
Medical                   1994         1995            $23,671
$2,015          $2,015              $0              $0
Manufacturing & Prod      1994         1995            $21,038
$17,225         $18,733          $1,509          $1,436
Computers                 1995         1995            $17,231
$16,864          $2,383        ($14,481)             $0

Telecommunications        1989         1996            $20,339
$0          $1,566          $1,566              $0
Computers                 1990         1996         $1,056,724
$123,220         $88,594        ($34,626)        $94,675
Fixtures                  1990         1996            $19,989
$1,285            $250         ($1,034)        ($1,034)
Furniture                 1990         1996            $34,265
$10,881              $0        ($10,881)       ($10,881)
Medical                   1990         1996            $49,882
$3,282            $332         ($2,949)        ($2,357)
Manufacturing & Prod      1990         1996            $72,805
$2,611          $1,588         ($1,023)         $3,342
Printing                  1990         1996            $26,691
$728              $0           ($728)          ($728)
Reprographics             1990         1996            $77,770
$5,381          $1,037         ($4,345)             $0
Retail                    1990         1996         $1,332,608
$149,542        $230,752         $81,210        $238,200
Telecommunications        1990         1996            $71,300
$4,781            $895         ($3,886)             $0
Computers                 1991         1996            $70,789
$2,113          $1,000         ($1,113)        ($1,113)
Construction              1991         1996            $24,724
$3,791          $3,857             $66          $2,506
Furniture                 1991         1996           $281,079
$24,453         $28,755          $4,302          $3,424
Material Handling         1991         1996            $45,771
$7,124          $3,307         ($3,817)             $0
Restaurant                1991         1996            $16,013
$1,663          $2,152            $489          $1,976
Video Production          1991         1996            $56,632
$4,245          $4,245              $0            $538
Printing                  1993         1996            $15,733
$3,714          $3,814            $100              $0
Computers                 1994         1996            $21,284
$13,176              $0        ($13,176)       ($13,176)
Fixtures                  1994         1996            $20,045
$0              $0              $0        ($14,238)
Manufacturing & Prod      1994         1996            $16,349
$6,081          $6,191            $109         ($7,085)
Computers                 1995         1996            $36,894
$21,698              $0        ($21,698)       ($29,812)
Fixtures                  1994         1996            $28,449
$25,882              $0        ($25,882)       ($25,882)
Furniture                 1994         1996            $20,000
$0              $0              $0              $0

Telecommunications        1994         1997            $28,233
$534            $534              $0              (4)
Manufacturing & Prod      1995         1997            $50,110
($1)             $0              $1              (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1997.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON
Cash Flow  Partners,  L.P.,  Series C for the six years ended December 31,
1996,
and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


Total                                                           Federal
     Type of           Year of           Year of     Acquisition        Net
Book           Net            GAAP          Taxable
    Equipment         Acquisition      Disposition     Cost(1)
Value(2)       Proceeds(3)     Gain (Loss)     Gain(Loss)
-------------------------------------------------------------------------------------------------------------------------------

Agriculture              1991             1991           $2,942
$0              $0              $0              $0
Computers                1991             1991           $1,389
$0             $31             $31             $31
Construction             1991             1991             $906
$102            $256            $154            $154
Manufacturing & Prod     1991             1991           $1,800
$328            $343             $15             $15
Material Handling        1991             1991           $1,383
$0            $269            $269            $269
Office Equipment         1991             1991           $1,233
$0              $0              $0              $0
Printing                 1991             1991          $19,967
$0              $6              $6              $6
Retail                   1991             1991           $6,714
$557            $639             $83             $83
Sanitation               1991             1991         $167,899
$168,591        $172,406          $3,815          $3,815

Agriculture              1991             1992           $7,013
$1,133            $300           ($834)          ($773)
Computers                1991             1992         $451,724
$57,141         $55,313         ($1,828)       ($38,009)
Construction             1991             1992         $233,875
$115,470        $119,943          $4,473        ($49,808)
Copiers                  1991             1992           $4,634
($1,798)           $336          $2,134              $0
Fixture                  1991             1992      $10,326,838
$1,421,047            $614     ($1,420,433)             $0
Furniture                1991             1992           $3,478
$1              $1              $0              $0
Material Handling        1991             1992          $25,677
$10,492         $11,432            $940         ($3,074)
Medical                  1991             1992          $12,817
$100            $100              $0        ($10,859)
Manufacturing & Prod     1991             1992          $43,629
($1,124)         $1,754          $2,878        ($32,166)
Office Equipment         1991             1992           $8,342
$8,593          $3,261         ($5,332)             $0
Printing                 1991             1992          $16,961
$790            $944            $154         ($9,907)
Restaurant               1991             1992          $35,504
$22,369          $8,777        ($13,592)             $0
Retail                   1991             1992         $118,527
$273,200         $10,583       ($262,617)       ($69,026)
Sanitation               1991             1992         $253,845
$111,627        $115,785          $4,158              $0
Telecommunications       1991             1992          $12,916
$7,936          $9,356          $1,420         ($2,588)
Miscellaneous            1991             1992          $53,827
$21,578         $13,932         ($7,646)         $1,797

Agriculture              1991             1993          $57,287
$7,456          $9,998          $2,542        ($18,745)
Automotive               1991             1993           $6,266
$1,328          $1,427             $99         ($2,344)
Computers                1991             1993       $1,051,652
$162,294        $207,909         $45,615       ($325,207)
Construction             1991             1993         $464,100
$55,261         $78,501         $23,240        ($73,626)
Fixture                  1991             1993           $2,403
$0              $0              $0        ($15,392)
Furniture                1991             1993          $99,455
$25,656         $15,551        ($10,105)      ($138,905)
Medical                  1991             1993       $1,313,194
$708,948        $710,991          $2,043        ($81,725)
Manufacturing & Prod     1991             1993         $207,168
$25,494         $33,904          $8,410         ($2,771)
Office Equipment         1991             1993          $50,397
$10,621         $11,360            $739        ($12,948)
Printing                 1991             1993          $23,682
$425          $1,500          $1,075              $0
Reprographics            1991             1993           $3,898
$464            $464              $0        ($12,279)
Restaurant               1991             1993          $52,281
$8,374         $11,424          $3,050        ($45,442)
Retail                   1991             1993         $107,672
$6,184         $14,538          $8,354         ($5,137)
Sanitation               1991             1993         $369,044
$58,844         $72,766         $13,922         ($3,854)
Telecommunications       1991             1993          $13,462
$609            $995            $386         ($1,686)
Transportation           1991             1993           $3,762
$271            $612            $341              $0
Construction             1992             1993          $14,788
($961)             $0            $961              $0
Retail                   1992             1993           $4,093
($139)           $396            $535         ($2,058)

Agriculture              1991             1994          $37,987
$10,692         $14,276          $3,584         ($1,742)
Automotive               1991             1994          $54,591
$161            $190             $29              $0
Computers                1991             1994       $3,845,015
$145,861        $176,290         $30,428       ($761,570)
Construction             1991             1994         $144,438
$8,068         $10,874          $2,806         ($2,060)
Copiers                  1991             1994           $2,041
($0)            $89             $89              $0
Environmental            1991             1994         $213,173
$94,203        $123,051         $28,848        ($38,471)
Fixture                  1991             1994         $234,136
$31,188         $32,228          $1,040        ($64,973)
Furniture                1991             1994         $544,084
($33,508)        $42,733         $76,241       ($111,133)
Material Handling        1991             1994          $27,610
$9,861         $12,180          $2,320         ($8,523)
Medical                  1991             1994         $166,398
$1,386         $15,777         $14,391            $490
Manufacturing & Prod     1991             1994         $351,497
$31,295         $56,139         $24,844        ($79,430)
Office Equipment         1991             1994          $30,245
$0            $126            $125              $0
Printing                 1991             1994       $1,066,789
$210,962        $210,962              $0       ($222,154)
Restaurant               1991             1994          $70,707
($339)           $796          $1,136        ($10,709)
Retail                   1991             1994       $1,381,039
$152,323        $153,469          $1,146       ($361,934)
Sanitation               1991             1994         $173,772
$2,892          $4,374          $1,482              $0
Telecommunications       1991             1994         $277,162
($2,629)        $13,384         $16,013        ($57,036)
Video                    1991             1994           $8,139
($1)           $327            $328              $0
Fixture                  1992             1994          $15,450
$1,223          $1,552            $328         ($8,169)
Manufacturing & Prod     1992             1994         $122,247
$21,475         $31,910         $10,435        ($37,107)
Furniture                1994             1994          $65,659
$69,225         $73,420          $4,195              $0

Computers                1991             1995      $14,393,689
$1,892,673      $1,681,499       ($211,174)       ($60,114)
Construction             1991             1995         $238,913
$14,433         $27,420         $12,987       ($149,560)
Copiers                  1991             1995          $39,507
$3,456          $4,077            $621         $13,504
Fixtures                 1991             1995         $804,453
$113,148         $89,760        ($23,388)       ($16,463)
Furniture                1991             1995         $603,534
$29,758         $76,781         $47,023              $0
Medical                  1991             1995       $3,713,348
$1,692,752      $2,084,752        $392,000       ($260,046)
Manufacturing & Prod     1991             1995       $3,123,635
$917,619        $768,141       ($149,478)    ($1,022,443)
Office Equipment         1991             1995         $347,197
$17,431         $17,435              $5         ($3,502)
Retail                   1991             1995       $1,765,207
$206,416        $117,745        ($88,670)       $854,893
Sanitation               1991             1995          $26,224
$6,541           ($655)        ($7,196)             $0
Telecommunications       1991             1995         $373,595
$37,285         $38,143            $858       ($103,967)
Video Production         1991             1995         $192,070
$4,450         $23,511         $19,062         $55,805
Furniture                1993             1995          $54,942
$42,999         $23,436        ($19,562)
Material Handling        1993             1995          $46,931
$13,325         $13,753            $428              $0
Restaurant               1994             1995         $436,966
$379,595        $411,179         $31,584        ($17,421)
Retail                   1994             1995          $35,025
$10,101         $10,120             $19
Telecommunications       1994             1995          $19,591
$11,665          $1,542        ($10,123)       ($13,275)
Fixtures                 1995             1995          $25,958
$26,768         $26,866             $99

Agriculture              1991             1996           $7,362
$365              $0           ($365)          ($365)
Computers                1991             1996       $3,287,984
$417,743        $317,557       ($100,185)       $469,256
Fixtures                 1991             1996         $142,743
$1,011              $0         ($1,011)        ($1,011)
Furniture                1991             1996       $1,670,320
($155,540)        $83,650        $239,190        $303,948
Medical                  1991             1996       $2,023,960
$774,664        $377,555       ($397,109)       $459,686
Manufacturing & Prod     1991             1996         $160,029
$4,540          $1,849         ($2,691)          ($812)
Restaurant               1991             1996          $85,715
($780)         $7,296          $8,077         $11,319
Retail                   1991             1996          $71,310
$8,481          $1,150         ($7,331)         $1,390
Sanitation               1991             1996           $4,363
$433              $0           ($433)          ($433)
Telecommunications       1991             1996          $95,843
$6,362          $9,248          $2,886          $7,641
Transportation           1991             1996         $815,481
$30,308         $85,288         $54,980         $86,899
Video                    1991             1996         $180,577
$3,186         $12,790          $9,604         $17,915
Automotive               1992             1996          $97,543
$11,860         $12,140            $278              $0
Environmental            1992             1996         $157,907
$3,659          $8,533          $4,874        ($11,597)
Retail                   1992             1996          $53,003
$3,147          $3,897            $750              $0
Telecommunications       1992             1996         $362,250
($28,983)         $4,851         $33,834        ($21,366)
Manufacturing & Prod     1993             1996          $16,123
$0              $0              $0              $0
Computers                1994             1996          $18,698
$216            $441            $255        ($11,060)
Construction             1994             1996          $14,015
$1,020          $1,020              $0              $0
Medical                  1994             1996          $18,685
$15,364          $3,000        ($12,364)        ($9,364)
Manufacturing & Prod     1994             1996          $35,203
$0              $0              $0        ($21,180)
Office Equipment         1994             1996          $17,293
$596            $596              $0              $0
Telecommunications       1994             1996           $4,820
$0              $0              $0              $0

Computers                1991             1997           $5,327
$94          $3,865          $3,771              (4)
Retail                   1991             1997          $30,855
($551)         $1,949          $2,500              (4)
Retail                   1992             1997          $97,767
$1             $79             $78              (4)
Video Production         1992             1997          $66,253
$11,586         $12,305            $719              (4)
Computers                1993             1997          $21,303
($11)             $0             $11              (4)
Fixtures                 1994             1997           $5,565
$777            $626           ($151)             (4)
Manufacturing & Prod     1994             1997          $44,979
$396            $978            $581              (4)
Telecommunications       1994             1997           $9,086
$963            $963              $0              (4)
Automotive               1996             1997          $19,219
$602          $2,554          $1,952              (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1997.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

     The following table summarizes the sales or dispositions of equipment for
ICON Cash Flow  Partners,  L.P.,  Series D for the five years ended December
31,
1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles
("GAAP").


Total                                                            Federal
     Type of            Year of          Year of     Acquisition       Net
Book          Net            GAAP             Taxable
    Equipment         Acquisition      Disposition     Cost(1)
Value(2)       Proceeds(3)    Gain (Loss)       Gain (Loss)
---------------------------------------------------------------------------------------------------------------
----------------

Medical                  1991             1992          $48,364
$0              $0              $0               $0
Medical                  1992             1992         $422,800
$406,812        $180,617       ($226,195)        ($21,855)
Manufacturing & Prod     1992             1992         $922,806
$0              $0              $0               $0
Telecommunications       1991             1992           $2,965
$3,153              $0         ($3,153)              $0
Telecommunications       1992             1992           $9,287
$2,960         $19,223         $16,262           $9,564
Video Production         1992             1992          $66,253
$0              $0              $0               $0

Medical                  1991             1993       $1,473,719
$767,962        $767,962              $0        ($367,414)
Manufacturing & Prod     1991             1993         $729,750
$554,748        $690,006        $135,258         $230,288
Restaurant               1991             1993          $10,967
$9,300         $12,098          $2,798           $5,185
Computers                1992             1993         $804,823
$52,481         $51,141         ($1,340)        ($28,781)
Construction             1992             1993           $4,788
$1,071          $1,076              $5          ($2,902)
Copiers                  1992             1993           $3,464
$1,071          $1,072              $1          ($1,699)
Furniture                1992             1993          $38,333
$847          $4,245          $3,398         ($26,422)
Manufacturing & Prod     1992             1993       $1,659,018
$235,971        $239,336          $3,365        ($108,394)
Material Handling        1992             1993           $4,261
$1,826          $1,826              $0          ($1,617)
Medical                  1992             1993       $1,053,825
$421,329        $499,671         $78,342        ($312,299)
Office Equipment         1992             1993           $7,692
$968          $2,919          $1,951          ($3,263)
Sanitation               1992             1993           $9,167
$1,457          $1,457              $0          ($6,364)
Telecommunications       1992             1993         $210,033
$97,163         $97,355            $192        ($118,167)
Medical                  1993             1993         $190,018
$27,839         $31,758          $3,919         ($15,146)

Computers                1991             1994       $5,918,285
$1,988,610      $1,988,610              $0         $364,917
Medical                  1991             1994       $4,337,672
$1,324,650      $1,325,089            $440         $275,632
Manufacturing & Prod     1991             1994         $564,133
$135,237        $139,295          $4,058          ($4,466)
Mining                   1991             1994       $6,882,703
$1,911,959      $1,911,959              $0        ($335,688)
Telecommunications       1991             1994           $4,457
$0            $207            $207               $0
Agriculture              1992             1994          $14,661
$308            $392             $84          ($5,218)
Automotive               1992             1994           $2,180
$596            $596              $0            ($752)
Computers                1992             1994       $1,742,271
$515,871        $517,638          $1,767        ($202,085)
Construction             1992             1994           $6,320
$1,583          $1,511            ($72)           ($575)
Copiers                  1992             1994          $27,272
$3,088          $3,088              $0          ($6,206)
Environmental            1992             1994          $18,502
$3,377          $3,334            ($43)         ($8,169)
Fixtures                 1992             1994          $30,123
$4,000          $4,966            $966               $0
Furniture                1992             1994         $128,339
$33,457         $34,909          $1,452         ($45,840)
Material Handling        1992             1994       $1,292,595
$1,131,118      $1,129,165         ($1,953)         ($7,118)
Medical                  1992             1994       $2,243,134
$607,899        $713,599        $105,700        ($627,651)
Manufacturing & Prod     1992             1994         $160,816
$85,334         $89,861          $4,527         ($30,668)
Office Equipment         1992             1994          $15,083
$3,869          $3,866             ($3)         ($5,979)
Photography              1992             1994           $3,696
$747            $747              $0          ($1,651)
Printing                 1992             1994          $12,680
$728            $728              $0          ($2,409)
Restaurant               1992             1994          $85,349
$4,717          $3,740           ($977)         ($7,665)
Retail                   1992             1994          $14,260
$1,686          $1,686              $0          ($3,106)
Sanitation               1992             1994           $2,333
$707            $707              $0               $0
Telecommunications       1992             1994          $10,655
$3,409          $3,569            $160          ($3,119)
Transportation           1992             1994           $2,452
$716            $442           ($274)         ($1,046)
Video Production         1992             1994           $6,320
$2,055          $1,755           ($301)         ($2,283)
Medical                  1993             1994          $99,286
$21,595         $21,772            $178               $0
Restaurant               1994             1994         $287,433
$276,973        $296,218         $19,245               $0

Computers                1991             1995          $54,716
$6,105          $8,769          $2,664          $66,761
Fixtures                 1991             1995          $20,592
$6,858            $466         ($6,391)         ($5,577)
Furniture                1991             1995         $671,313
$182,750        $320,524        $137,774          ($6,770)
Medical                  1991             1995       $4,238,594
$737,052        $700,553         $17,535         ($71,628)
Manufacturing & Prod     1991             1995          $27,177
$1,358              $0         ($1,358)         ($1,358)
Retail                   1991             1995         $130,096
$31,986         $65,301         $33,315          ($1,749)
Sanitation               1991             1995          $74,519
$8,525         $40,968         $32,443          ($3,429)
Agriculture              1992             1995          $61,210
$12,058         $12,959          $1,475         ($15,540)
Audio                    1992             1995          $15,467
$2,721              $0         ($1,964)         ($1,964)
Automotive               1992             1995          $21,561
$11,527             ($0)        ($1,840)         ($1,840)
Computers                1992             1995         $212,151
$24,123         $20,948         ($2,754)        ($21,058)
Construction             1992             1995          $39,933
$7,207          $6,398              $0              $38
Fixtures                 1992             1995          $18,898
$2,668          $2,668              $0            ($432)
Furniture                1992             1995          $12,485
$1,209              $0         ($1,209)         ($1,209)
Material Handling        1992             1995       $2,697,355
$3,586,072      $3,969,642      $1,139,585        ($724,447)
Medical                  1992             1995       $3,348,398
$714,943        $494,343       ($220,601)     ($1,322,760)
Manufacturing & Prod     1992             1995       $1,101,940
$268,754        $269,476          $4,782         ($67,950)
Office Equipment         1992             1995           $2,469
$0            $198            $198               $0
Restaurant               1992             1995          $21,586
$3,710          $3,732             $22               $0
Retail                   1992             1995         $160,369
$29,643         $26,957          $1,227            ($751)
Sanitation               1992             1995           $6,460
$1,545          $1,497            ($48)              $0
Telecommunications       1992             1995         $224,337
$37,338         $70,923         $33,585            ($718)
Video Production         1992             1995          $95,387
$25,897         $30,829          $5,442            ($428)
Medical                  1993             1995         $426,311
$0              $0              $0               $0
Material Handling        1993             1995          $26,836
$19,079              $0        ($19,079)        ($19,078)
Agriculture              1994             1995          $16,304
$9,913         $10,262            $348               $0
Computers                1994             1995          $16,175
$15,485              $0        ($15,485)        ($15,485)
Medical                  1994             1995          $30,222
$5,772          $8,996          $3,225               $0
Manufacturing & Prod     1994             1995          $17,817
$14,606         $15,678          $1,072               $0
Restaurant               1994             1995         $312,000
$247,116        $271,401         $24,285               $0
Medical                  1995             1995          $10,146
$1,999          $2,000              $1               $0

Computers                1991             1996          $16,882
($2)           $105            $107               $0
Fixtures                 1991             1996          $25,308
$1,210          $3,244          $2,034           $4,404
Printing                 1991             1996          $20,891
($95)           $556            $650           $1,280
Audio                    1992             1996          $16,137
$1,887          $1,905             $18          ($1,367)
Automotive               1992             1996          $33,805
$5,441          $2,000         ($3,441)           ($722)
Computers                1992             1996         $280,451
$31,923         $10,348        ($21,575)        ($20,806)
Construction             1992             1996          $50,624
$5,797          $6,467            $670          ($1,915)
Copiers                  1992             1996          $11,160
$1,449              $0         ($1,449)           ($845)
Environmental            1992             1996           $6,810
$936              $0           ($936)              $0
Fixtures                 1992             1996          $99,216
$11,745         $20,000          $8,255          ($1,825)
Furniture                1992             1996          $20,459
$3,706              $0         ($3,706)            ($70)
Material Handling        1992             1996      $20,615,957
$10,585,846     $12,476,033      $1,891,187         $303,725
Medical                  1992             1996       $2,462,850
$252,786        $243,792         ($8,994)       ($167,648)
Manufacturing & Prod     1992             1996       $1,414,399
$117,455         $59,071        ($58,384)        ($74,762)
Office Equipment         1992             1996          $60,154
$9,886          $9,300           ($586)           ($531)
Photography              1992             1996           $7,252
$1,286              $0         ($1,286)              $0
Printing                 1992             1996          $16,757
$2,390              $0         ($2,390)         ($2,390)
Restaurant               1992             1996         $108,729
$13,773          $6,318         ($7,455)         ($3,765)
Retail                   1992             1996          $14,165
$609            $768            $159               $0
Sanitation               1992             1996          $44,503
$6,313          $4,821         ($1,491)         ($5,206)
Telecommunications       1992             1996         $427,770
$44,812        $157,751        $112,939          $72,457
Video Production         1992             1996          $21,426
$3,259          $2,455           ($804)              $0
Medical                  1993             1996         $133,170
$4,221         $61,949         $57,728           $6,191
Manufacturing & Prod     1993             1996          $36,441
($484)             $0            $484               $0
Office Equipment         1993             1996          $24,195
($4)             $0              $4               $0
Telecommunications       1993             1996          $24,949
($4)           $881            $885               $0
Computers                1994             1996         $252,860
$4,417         $58,071         $53,654          $14,037
Fixtures                 1994             1996          $12,057
$0            $781            $781          ($6,175)
Furniture                1994             1996          $27,035
$23,539         $26,106          $2,567           $5,735
Restaurant               1994             1996          $16,307
$13,051          $4,750         ($8,301)         ($8,301)
Telecommunications       1994             1996          $15,157
$10,262         $11,572          $1,310          ($7,857)
Computers                1995             1996           $6,916
$201            $750            $549          ($4,753)
Fixtures                 1995             1996          $15,241
$9,204          $9,796            $593               $0
Medical                  1995             1996           $6,162
$1,353             $19              $0               $0
Manufacturing & Prod     1995             1996          $26,538
$25,942              $0        ($25,942)        ($25,942)
Restaurant               1995             1996         $508,782
$434,244        $487,909         $53,665               $0
Manufacturing & Prod     1996             1996          $51,625
$44,861         $48,959          $4,098               $0

Furniture                1992             1997           $1,833
$230            $264             $34               (4)
Manufacturing & Prod     1992             1997          $50,278
$0              $0              $0               (4)
Medical                  1992             1997         $257,972
$27,828         $41,404         $13,576               (4)
Printing                 1992             1997          $68,778
$4,697          $3,500         ($1,197)              (4)
Retail                   1992             1997          $13,382
$1,635              $0         ($1,635)              (4)
Telecommunications       1993             1997          $23,130
$2,509          $2,622            $113               (4)
Computers                1994             1997          $41,257
$3,118          $8,276          $5,160               (4)
Computers                1995             1997          $50,764
$19,757         $24,941          $5,184               (4)
Manufacturing & Prod     1995             1997       $1,694,440
($567,105)         $1,811        $568,916               (4)
Medical                  1995             1997          $88,444
$784          $4,806          $4,022               (4)
Retail                   1995             1997          $12,212
($2)             $0              $2               (4)
Printing                 1996             1997           $3,795
$0              $0              $0               (4)
Telecommunications       1996             1997           $9,005
$0              $0              $0               (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1997.

                                   TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON
Cash Flow Partners,  L.P.,  Series E for the four years ended December 31,
1996,
and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


Total                                                         Federal
     Type of           Year of         Year of           Acquisition      Net
Book           Net             GAAP         Taxable
    Equipment        Acquisition     Disposition           Cost(1)
Value(2)       Proceeds(3)      Gain (Loss)   Gain (Loss)
---------------------------------------------------
-------------------------------------------------------------------------------

Automotive              1992            1993               $78,708
$20,578         $21,261            $683       ($1,297)
Computers               1992            1993              $215,949
$106,608        $109,268          $2,660        $2,490
Construction            1992            1993               $19,166
$19,167         $19,758            $591        $2,748
Copiers                 1992            1993               $20,119
$15,801         $16,186            $385        $2,162
Fixture                 1992            1993               $34,015
$9,860         $11,228          $1,368       ($3,366)
Furniture               1992            1993               $35,126
$19,425         $19,425              $0            $0
Material Handling       1992            1993               $10,885
$6,689          $6,261           ($428)      ($3,371)
Medical                 1992            1993               $64,989
$4,223          $7,894          $3,671      ($22,951)
Manufacturing & Prod    1992            1993              $214,901
$175,434        $180,435          $5,001        $7,349
Office Equipment        1992            1993               $56,763
$43,220         $45,905          $2,685        $2,491
Photography             1992            1993               $26,342
$21,122         $21,730            $608       ($2,163)
Printing                1992            1993                $5,275
$3,153          $3,153              $0       ($1,923)
Restaurant              1992            1993              $409,680
$272,826        $287,325         $14,499       $12,819
Sanitation              1992            1993               $16,288
$15,857         $16,556            $699        $2,098
Telecommunications      1992            1993               $61,395
$61,417         $62,977          $1,560        $8,481
Video Production        1992            1993               $17,990
$14,524         $15,710          $1,186        $1,867
Miscellaneous           1993            1993              $120,994
$77,602         $83,587          $5,985            $0
Agriculture             1993            1993              $116,298
$66,730         $83,866         $17,136      ($13,187)
Automotive              1993            1993              $271,300
$116,885        $117,399            $514            $0
Computers               1993            1993              $195,697
$48,654         $56,378          $7,724            $0
Construction            1993            1993               $38,791
$21,486         $25,834          $4,348       ($5,210)
Copiers                 1993            1993               $80,019
$9,877         $13,724          $3,847            $0
Environmental           1993            1993
$14,991              $0              $0              $0            $0
Fixture                 1993            1993              $111,120
$93,400        $109,342         $15,942            $0
Furniture               1993            1993               $25,242
$19,885         $18,203         ($1,682)           $0
Material Handling       1993            1993              $176,632
$155,737        $183,099         $27,362       ($1,077)
Medical                 1993            1993               $71,355
$57,939         $61,890          $3,951        $3,111
Manufacturing & Prod    1993            1993               $26,412
$13,095         $15,580          $2,485            $0
Office Equipment        1993            1993               $14,703
$6,487          $7,422            $935            $0
Printing                1993            1993               $60,010
$12,274         $14,636          $2,362        $1,433
Restaurant              1993            1993               $63,908
$27,607         $31,424          $3,817            $0
Retail                  1993            1993
$6,477              $1              $0             ($1)           $0
Sanitation              1993            1993
$2,107             $82             $88              $6       ($1,893)
Telecommunications      1993            1993            $6,178,527
$5,799,650      $7,119,747      $1,320,097    $1,417,499
Transportation          1993            1993              $324,407
$260,480        $292,416         $31,936       $34,565
Video Production        1993            1993               $20,683
$20,683         $25,715          $5,032            $0

Agriculture             1992            1994               $49,841
$10,474         $10,474              $0       ($6,108)
Audio                   1992            1994               $32,788
$7,383          $7,782            $399            $0
Automotive              1992            1994              $126,970
$11,657         $12,272            $615            $0
Computers               1992            1994              $198,376
$8,722          $8,549           ($172)     ($14,333)
Construction            1992            1994               $54,843
$17,730         $17,730              $0       ($4,433)
Copiers                 1992            1994               $15,376
$1,775          $1,775              $0       ($1,079)
Environmental           1992            1994
$31,995              $0              $0              $0            $0
Fixture                 1992            1994               $20,674
$164          $1,064            $900       ($9,736)
Furniture               1992            1994               $61,625
$5,370          $5,636            $266            $0
Manufacturing & Prod    1992            1994              $101,122
$13,969         $14,432            $463      ($21,582)
Material Handling       1992            1994            $2,734,334
$2,174,030      $2,212,133         $38,103            $0
Medical                 1992            1994              $314,509
$34,726         $59,635         $24,909     ($113,150)
Office Equipment        1992            1994                $2,540
$118            $118              $0            $0
Photography             1992            1994               $47,692
$6,973          $6,973              $0      ($16,375)
Printing                1992            1994               $48,147
$36,679         $36,679              $0       $16,360
Restaurant              1992            1994              $474,258
$92,399         $94,557          $2,158      ($10,127)
Retail                  1992            1994                $8,087
$878            $274           ($604)      ($2,014)
Sanitation              1992            1994              $103,149
$38,401         $39,685          $1,284         ($358)
Telecommunications      1992            1994               $66,815
$26,524         $27,991          $1,468       ($1,110)
Video Production        1992            1994               $12,663
$1,074          $1,074              $0         ($663)
Agriculture             1993            1994               $43,840
$19,762         $20,825          $1,063            $0
Automotive              1993            1994              $786,378
$155,107        $163,558          $8,450         ($634)
Computers               1993            1994              $771,516
$130,886        $181,111         $50,226       ($3,077)
Construction            1993            1994              $274,175
$30,496         $38,465          $7,969      ($55,502)
Copiers                 1993            1994               $82,454
$24,366         $26,172          $1,806            $0
Environmental           1993            1994
$49,112             $73             $93             $20            $0
Fixture                 1993            1994               $77,419
$302            $303              $1            $0
Furniture               1993            1994              $280,317
$46,066         $50,280          $4,214            $0
Material Handling       1993            1994              $192,609
$37,782         $45,441          $7,659      ($11,521)
Medical                 1993            1994               $77,005
$27,502         $29,111          $1,609            $0
Manufacturing & Prod    1993            1994              $173,000
$18,644         $22,629          $3,986       ($2,632)
Miscellaneous           1993            1994               $10,796
$2,469          $2,469              $0            $0
Office Equipment        1993            1994               $43,986
$4,723          $5,910          $1,187         ($975)
Photography             1993            1994                $4,929
$292            $293              $1            $0
Printing                1993            1994               $77,122
$8,529          $8,530              $1      ($10,269)
Restaurant              1993            1994              $626,431
$287,444        $335,720         $48,276         ($340)
Retail                  1993            1994              $103,594
$3,848          $4,856          $1,008         ($412)
Telecommunications      1993            1994            $3,820,321
$919,560      $1,253,601        $334,040     ($102,561)
Transportation          1993            1994              $287,586
$42,283         $51,224          $8,941            $0
Computers               1994            1994              $534,310
($4,957)             $0          $4,957            $0
Telecommunications      1994            1994
$1,787             $74             $95             $22            $0

Audio                   1992            1995               $67,722
$9,191          $8,143         ($1,048)      ($8,721)
Automotive              1992            1995              $245,537
$55,390         $30,876        ($24,514)     ($62,029)
Computers               1992            1995              $670,255
$143,868         $69,402        ($74,466)    ($139,420)
Construction            1992            1995               $91,856
$12,337         $11,839           ($498)     ($12,399)
Copiers                 1992            1995               $68,193
$17,372          $8,598         ($8,775)     ($14,211)
Fixtures                1992            1995              $191,523
$41,188         $15,314        ($25,874)     ($49,304)
Furniture               1992            1995              $321,142
$35,203         $22,974        ($12,230)     ($28,301)
Material Handling       1992            1995               $34,982
$10,003         $10,666            $662       ($1,678)
Medical                 1992            1995               $89,384
$3,814          $4,681            $867      ($11,772)
Manufacturing & Prod    1992            1995              $315,323
$29,833         $26,162         ($3,671)     ($53,473)
Office Equipment        1992            1995               $33,105
$17,344         $13,159         ($4,185)      ($4,487)
Photography             1992            1995               $84,703
$13,769         $11,838         ($1,931)     ($17,573)
Printing                1992            1995               $73,624
$14,780         $12,386         ($2,394)     ($19,388)
Restaurant              1992            1995              $712,329
$90,616         $75,578        ($15,038)    ($124,260)
Retail                  1992            1995               $32,891
$10,703          $8,863         ($1,840)      ($2,270)
Sanitation              1992            1995               $38,998
$767            $174           ($594)      ($5,619)
Telecommunications      1992            1995               $79,770
$15,518         $12,517         ($3,001)     ($14,459)
Video Production        1992            1995               $49,130
$2,010          $3,312          $1,302       ($6,072)
Agriculture             1993            1995
$30,211              $1              $0             ($1)           $0
Automotive              1993            1995            $4,282,836
$349,513        $264,887        ($84,626)    ($136,043)
Computers               1993            1995            $2,229,596
$188,186        $300,197        $112,011     ($168,156)
Construction            1993            1995              $156,808
$13,060         $13,838            $778       ($4,890)
Copiers                 1993            1995              $182,402
$34,023         $41,091          $7,068      ($10,107)
Environmental           1993            1995               $72,193
$5,272         $10,169          $4,897       ($6,179)
Fixtures                1993            1995               $46,183
$4,458         $11,658          $7,200            $0
Furniture               1993            1995              $188,312
$22,536         $30,392          $7,856       ($2,545)
Material Handling       1993            1995              $215,464
$49,495         $47,550         ($1,945)      ($8,613)
Medical                 1993            1995              $321,168
$95,551         $62,632        ($32,918)     ($11,098)
Manufacturing & Prod    1993            1995              $214,562
$27,462         $18,400         ($9,062)     ($10,793)
Office Equipment        1993            1995              $139,093
$6,376          $8,860          $2,485         ($240)
Printing                1993            1995               $86,115
$4,822          $7,457          $2,635      ($13,293)
Restaurant              1993            1995              $409,084
$48,198         $13,030        ($35,168)     ($34,988)
Retail                  1993            1995            $1,611,420
$1,042,917      $1,159,756        $116,839      $229,970
Telecommunications      1993            1995            $4,286,056
$743,382        $725,892        ($17,490)    ($498,634)
Transportation          1993            1995              $492,417
$107,360         $20,019        ($87,341)     ($41,603)
Video Production        1993            1995               $44,694
$834          $2,186          $1,353          ($38)
Computers               1994            1995               $87,124
$6,538          $6,681            $143      ($23,642)
Manufacturing & Prod    1994            1995            $4,274,389
$3,282,651      $3,920,390        $637,739      $197,449
Restaurant              1994            1995              $328,731
$249,347        $279,689         $30,342      ($13,335)
Telecommunications      1994            1995              $216,656
$23,994        $131,743        $107,749      ($34,910)
Computers               1995            1995               $36,958
$33,442         $33,448              $6            $0
Copiers                 1995            1995                $7,609
$6,148          $6,493            $346            $0
Medical                 1995            1995                $2,583
$1,128          $2,188          $1,059            $0
Manufacturing & Prod    1995            1995                $6,457
$2,849          $2,850              $1            $0

Agriculture             1992            1996
$31,460              $0              $0              $0         ($682)
Audio                   1992            1996               $92,826
($2,059)         $3,806          $5,865        $3,870
Automotive              1992            1996              $287,713
$6,658         $17,197         $10,540       ($3,064)
Boats and Barges        1992            1996           $11,212,811
$5,847,446      $6,484,930        $997,484    $1,494,529
Computers               1992            1996              $898,409
$25,742         $43,694         $17,952      ($13,007)
Construction            1992            1996              $123,305
$14,286          $8,278         ($6,008)     ($16,199)
Copiers                 1992            1996               $68,955
($1,779)         $1,015          $2,794       ($1,081)
Environmental           1992            1996               $40,826
$3,783              $0         ($3,783)      ($4,085)
Fixtures                1992            1996              $111,866
$6,089          $3,401         ($2,688)      ($6,541)
Furniture               1992            1996              $146,474
$3,363          $5,462          $2,100       ($2,755)
Material Handling       1992            1996               $21,393
$8,813          $2,100         ($6,713)      ($2,452)
Medical                 1992            1996              $146,946
$11,947          $9,110         ($2,837)      ($6,459)
Manufacturing & Prod    1992            1996              $667,197
$65,774         $45,284        ($20,490)     ($46,664)
Mining                  1992            1996              $578,501
$170,022        $185,000         $14,978       $60,364
Office Equipment        1992            1996               $16,072
$569            $689            $120         ($602)
Photography             1992            1996              $141,810
$15,166          $6,252         ($8,914)     ($14,371)
Printing                1992            1996              $145,378
$11,275         $15,431          $4,156        $6,849
Restaurant              1992            1996              $884,581
$44,176         $26,729        ($17,446)     ($44,464)
Retail                  1992            1996               $96,493
$3,602          $6,900          $3,298       ($1,170)
Sanitation              1992            1996               $98,510
$3,375            $493         ($2,882)      ($2,914)
Telecommunications      1992            1996              $761,258
$59,641         $98,290         $38,650       $47,869
Video Production        1992            1996              $121,200
$6,149          $7,489          $1,339       ($3,760)
Agriculture             1993            1996
$21,432              $0             $70             $70            $0
Automotive              1993            1996            $4,857,549
$272,271        $189,368        ($82,903)    ($162,026)
Computers               1993            1996            $3,479,468
$395,869        $645,770        $249,901     ($677,445)
Construction            1993            1996               $96,756
$7,966         $30,293         $22,327       $16,919
Copiers                 1993            1996              $106,667
$7,311          $9,624          $2,313         ($303)
Environmental           1993            1996              $247,777
$17,423          $5,377        ($12,046)     ($30,332)
Fixtures                1993            1996
$105,895              $0          $1,315          $1,315            $0
Furniture               1993            1996              $279,345
$35,048         $49,121         $14,073      ($29,464)
Material Handling       1993            1996              $101,226
$2,241          $3,333          $1,092         ($104)
Medical                 1993            1996              $540,339
$7,760         $17,215          $9,455        $1,594
Manufacturing & Prod    1993            1996              $726,873
$36,559         $63,956         $27,397      ($15,009)
Miscellaneous           1993            1996
$109,700             ($5)         $3,135          $3,141            $0
Office Equipment        1993            1996              $325,028
$3,026         $12,953          $9,927      ($53,619)
Printing                1993            1996              $185,965
$10,656         $20,955         $10,299       ($4,786)
Restaurant              1993            1996              $280,383
$6,137         $12,560          $6,424         ($704)
Retail                  1993            1996              $440,090
$71,872         $57,200        ($14,672)     ($36,991)
Sanitation              1993            1996               $18,319
$3,870         $14,042         $10,172        $7,122
Telecommunications      1993            1996            $3,379,187
$417,507        $467,241         $49,735     ($193,057)
Transportation          1993            1996               $87,016
$8,588         $27,917         $19,330       $14,920
Video Production        1993            1996              $113,063
$9,869            $472         ($9,397)     ($31,337)
Computers               1994            1996              $145,099
$18,104         $33,695         $15,591      ($51,596)
Fixtures                1994            1996                $5,701
($248)            $15            $263            $0
Furniture               1994            1996               $43,911
$5,660              $0         ($5,660)     ($13,787)
Material Handling       1994            1996               $40,874
$4,719          $8,180          $3,462      $265,046
Medical                 1994            1996              $600,290
$58,047         $64,059          $6,012     ($285,307)
Manufacturing & Prod    1994            1996              $119,549
$31,979         $25,267         ($6,712)     ($42,424)
Printing                1994            1996               $39,622
$6,853          $4,000         ($2,853)     ($15,129)
Restaurant              1994            1996               $27,415
$14,772              $0        ($14,772)     ($16,490)
Telecommunications      1994            1996
$15,173             ($6)           $302            $308            $0
Computers               1995            1996              $173,672
$29,108         $20,133         ($8,975)      ($7,703)
Copiers                 1995            1996
$5,041              $0            $378            $378            $0
Fixtures                1995            1996               $44,435
$9,918          $7,530         ($2,389)      ($2,388)
Furniture               1995            1996
$11,279              $0              $0              $0       ($9,023)
Material Handling       1995            1996                $3,725
$125            $420            $295            $0
Medical                 1995            1996              $104,042
$82,701         $37,325        ($45,376)     ($45,738)
Manufacturing & Prod    1995            1996              $213,504
$115,772         $77,296        ($38,476)     ($36,655)
Printing                1995            1996                $6,610
$2,807          $2,967            $160            $0
Restaurant              1995            1996               $69,892
$66,077         $36,359        ($29,718)     ($29,718)
Retail                  1995            1996              $623,532
$524,555        $584,336         $59,781            $0
Telecommunications      1995            1996               $57,101
$3,218          $1,541         ($1,677)      ($1,867)
Video Production        1995            1996               $25,738
$12,618         $13,408            $790            $0
Computers               1996            1996               $24,535
$7,962              $0         ($7,962)      ($7,962)
Manufacturing & Prod    1996            1996               $52,320
$52,930              $0         $52,930            $0
Restaurant              1996            1996                $7,247
$114          $1,500          $1,386       ($1,312)

Automotive              1992            1997               $17,689
($7,628)          ($453)         $7,176            (4)
Computers               1992            1997
$7,396             $93            $513            $420            (4)
Fixtures                1992            1997
$28,886              $0              $0              $0            (4)
Furniture               1992            1997               $31,271
$1,531          $1,109           ($422)           (4)
Material Handling       1992            1997            $1,230,947
$301,154        $189,056       ($112,098)           (4)
Photography             1992            1997               $15,100
$2,224              $0         ($2,224)           (4)
Printing                1992            1997               $26,495
$2,898          $1,108         ($1,790)           (4)
Restaurant              1992            1997               $26,616
($389)             $0            $389            (4)
Telecommunications      1992            1997              $340,137
$33,390         $43,903         $10,514            (4)
Agriculture             1993            1997
$21,202              $0              $0              $0            (4)
Automotive              1993            1997              $151,663
($6,696)         $6,666         $13,362            (4)
Computers               1993            1997              $234,105
$55,171         $53,395         ($1,776)           (4)
Construction            1993            1997               $28,368
$5,635          $6,242            $607            (4)
Environmental           1993            1997               $13,511
$3,930          $3,663           ($267)           (4)
Fixtures                1993            1997              $964,151
$233,721        $162,604        ($71,117)           (4)
Furniture               1993            1997              $182,902
$66,158         $66,677            $519            (4)
Manufacturing & Prod    1993            1997              $192,222
$52,869         $50,680         ($2,190)           (4)
Material Handling       1993            1997               $21,845
$4,212          $4,232             $20            (4)
Medical                 1993            1997               $39,210
($29)           $273            $302            (4)
Office Equipment        1993            1997              $270,582
$37,330         $45,299          $7,969            (4)
Photography             1993            1997               $84,267
$24,879         $25,167            $289            (4)
Restaurant              1993            1997              $177,414
$32,483         $31,117         ($1,366)           (4)
Retail                  1993            1997              $106,154
$9,888         $17,756          $7,868            (4)
Telecommunications      1993            1997              $564,811
$88,546         $66,238        ($22,308)           (4)
Transportation          1993            1997              $110,543
$21,337         $23,577          $2,240            (4)
Computers               1994            1997               $64,759
$5,243          $8,339          $3,095            (4)
Furniture               1994            1997               $27,081
$2,575          $5,491          $2,916            (4)
Manufacturing & Prod    1994            1997              $182,528
$70,579         $78,674          $8,094            (4)
Medical                 1994            1997               $48,469
($496)             $0            $496            (4)
Restaurant              1994            1997               $17,087
$346          $1,735          $1,389            (4)
Audio                   1995            1997
$24,180              $0              $0              $0            (4)
Computers               1995            1997              $125,924
($259)         $1,950          $2,208            (4)
Copiers                 1995            1997
$3,219              $1              $0             ($1)           (4)
Manufacturing & Prod    1995            1997               $32,592
$12,662            $394        ($12,268)           (4)
Medical                 1995            1997
$7,755              $0              $0              $0            (4)
Telecommunications      1995            1997               $12,856
($506)             $0            $506            (4)
Video Production        1995            1997                $5,116
$1,434          $1,619            $185            (4)
Aircraft                1996            1997            $5,690,161
$5,231,289      $5,305,164         $73,875            (4)
Manufacturing & Prod    1996            1997                $2,739
$2,317,341      $2,316,413           ($929)           (4)
Video Production        1996            1997               $48,295
$41,704         $45,625          $3,922            (4)


(1) Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4) Federal Taxable Gain (Loss) information not yet available for 1997.

                                  TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON
Cash Flow Partners, L.P., Six for the two years ended December 31, 1996, and the three months ended March 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


Total                                                         Federal
      Type of             Year of         Year of         Acquisition
Net Book          Net             GAAP          Taxable
     Equipment          Acquisition     Disposition         Cost(1)
Value(2)       Proceeds(3)     Gain (Loss)    Gain (Loss)
-----------------------------------------------------------------------------------------------------------------------------------

Restaurant                 1994            1995             $326,412
$274,229        $292,998         $18,770        ($8,364)
Computers                  1995            1995              $40,355
$36,171          $4,310        ($31,861)            $0
Manufacturing & Prod       1995            1995             $107,995
$70,846         $13,253        ($57,593)       ($6,821)
Printing                   1995            1995           $1,820,770
$1,218,354        $847,650       ($370,703)     ($189,624)

Computers                  1994            1996              $18,446
$5,353          $3,560         ($1,793)      ($10,985)
Manufacturing & Prod       1994            1996              $17,177
$8,953          $9,433            $480             $0
Telecommunications         1994            1996              $24,655
$18,456         $20,460          $2,004             $0
Computers                  1995            1996           $1,347,917
$329,160        $125,734       ($203,426)     ($541,146)
Construction               1995            1996          $22,064,270
$16,995,923     $16,995,923              $0      ($623,361)
Medical                    1995            1996             $103,056
$44,801         $50,884          $6,083             $0
Manufacturing & Prod       1995            1996           $1,409,938
$812,883        $444,921       ($367,962)     ($374,116)
Printing                   1995            1996           $5,442,336
$2,288,789      $1,412,324       ($876,465)     ($414,037)
Restaurant                 1995            1996             $268,961
$253,439        $269,638         $16,199             $0
Telecommunications         1995            1996           $1,650,391
$1,200,958      $1,315,148        $114,190             $0

Computers                  1994            1997             $113,009
$63,265         $71,697          $8,432             (4)
Computers                  1995            1997             $221,901
$23,359         $39,691         $16,332             (4)
Manufacturing & Prod       1995            1997             $862,842
$105,833        $711,577        $605,744             (4)
Medical                    1995            1997
$3,235             $0              $0              $0             (4)
Printing                   1995            1997           $1,065,804
$306,448        $352,220         $45,773             (4)
Manufacturing & Prod       1996            1997             $609,720
$51,344        $125,807         $74,463             (4)


(1)  Acquisition  cost includes  Acquisition  Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

(4)  Federal Taxable Gain (Loss) information not yet available for 1997.

                                    EXHIBIT C
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at August 31,
1997:

        Original
Lessee                                                          Date
Total             Cash     Acquisition
       or Equipment User                Location
Equipment         Purchased    Financing         Expended      Cost

(1)              (2)          (3)
--------------------------------- ----------------------
--------------------------------------------- ----------------------------
AAR (Continental)                   N/A
Aircraft                          Jul 97              $12,969,164
$1,663,700     $14,632,864
AJK Associates                    Islandia, NY           Manufacturing &
Prod    Oct-96             $0         $56,361      $56,361
Alexander & Alexander             Owings Mills, MD
Computers               Jan-96      2,805,739         366,163    3,171,902
All Car Distributors              Antigo, WI
Automotive              May-96              0         129,745      129,745
All Car Distributors              Antigo, WI
Automotive              Aug-96              0         147,658      147,658
All Car Distributors Inc.         Antigo, WI
Automotive              Mar-96              0         101,445      101,445
Alpha 1 Products Inc,             Hauppauge, NY
Computers               Oct-96              0          36,546       36,546
America Online, Inc.             Dulles, VA
Computers                      Jun 97                11,770,673
714,189    12,484,862
America Online, Inc.              Dulles, VA
Computers               Feb-97      5,574,241         801,619    6,375,860
Arcade Printing Services          North Highlands, CA
Printing                Nov-96              0          27,652       27,652
Arcade Textiles, Inc.             Rock Hill, SC          Manufacturing &
Prod    Aug-96              0         116,364      116,364
Audio By The Bay                  Garden Grove, CA
Audio                   Aug-96              0          59,925       59,925
Automotive Sevice & Parts         Wilmington, OH
Automotive              Sep-96              0          33,062       33,062
Bio-Medical Devices, Inc.         Irvine, CA             Manufacturing &
Prod    May-96              0          40,310       40,310
Blount Inc.                       Montgomery, AL
Computers               Jan-96        471,271          37,083      508,354
Boca Tecca Cleaners               Boca Raton, FL         Manufacturing &
Prod    Sep-96              0          53,029       53,029
C & C Finishing                   No. Babylon, NY        Manufacturing &
Prod    Sep-96              0          25,792       25,792
C.J. Menendez Co.                 Miami, FL
Construction            May-96              0          50,702       50,702
C.M. Repographics, Inc.           Las Vegas, NV
Reprographics           Jul-96              0          44,804       44,804
C.P. Shades Inc.                  Sausalito, CA          Manufacturing &
Prod    Mar-96              0         247,608      247,608
Carlos Remolina, Md               Roselle, NJ
Medical                 Dec-96              0          55,028       55,028
Carnival Cruise Lines             Miami, FL
Computers               Jun-96        877,527          77,826      955,353
CCI Diversified, Inc.             Newport Beach, CA
Computers               Jul-96              0          57,766       57,766
CID Hosiery Mills, Inc.           Lexington, NC          Manufacturing &
Prod    Oct-96              0          47,658       47,658
CIS Corp.                         Jersey City, NJ
Telecommunications      Nov-96      3,870,877       1,319,304    5,190,181
CIS Corp.                         Norcross, GA
Telecommunications      Mar-97              0         364,823      364,823
Cleaners Plus                     Baca Raton, FL         Manufacturing &
Prod    Oct-96              0          63,937       63,937
Comm. Task Group,Inc.             Buffalo, NY
Telecommunications      Oct-96              0          51,470       51,470
Comshare Inc.                     Ann Arbor, MI
Computers               Sep-96              0         426,019      426,019
Continental Airlines, Inc.        Houston, TX
Aircraft                Dec-96      9,309,759       2,462,884   11,772,643
Creative Financial Svcs           Fayetteville, NC
Computers               Jul-96              0          37,193       37,193
CT Plastics & Fabrications        Simsbury, CT           Manufacturing &
Prod    Oct-96              0          39,769       39,769
Dads Farms                        Henderson, NE
Agriculture             Oct-96              0          50,835       50,835
DCR Communications Inc.           Washington, DC
Furniture               Feb-96              0         123,781      123,781
Digio,  Inc.                      Woodland Hills, CA
Computers               Sep-96              0          45,176       45,176
Dryclean USA Dba Osmar,Inc        Miami, FL              Manufacturing &
Prod    Nov-96              0          61,964       61,964
Environmental Resources           Epping, NH             Material
Handling       Dec-96              0          55,854       55,854
Federal Express Corp.             Memphis, TN
Aircraft                Aug-96     34,973,585       7,229,208   42,202,793
First Consumer Funding            Kenilworth, NJ
Computers               Oct-96              0          43,207       43,207
G & G Amusement                   Commerce, CA
Computers               Sep-96              0          27,375       27,375
Golden Blasting, Inc.             Windham, NH            Manufacturing &
Prod    Oct-96              0          58,333       58,333
Golden City Chinese Rest          Margate, FL
Restaurant              Dec-96              0          42,104       42,104
Golden Pharmaceutical             Golden, CO
Computers               Apr-96              0          56,357       56,357
Haemonetics Corp.                 Braintree, MA
Telecommunications      Nov-96              0          36,529       36,529
Hollywood Recording Srvcs         Hollywood, CA
Audio                   Nov-96              0          45,631       45,631
Horizon Financial Corp            Fairfield, NJ
Computers               Oct-96              0          54,008       54,008
ICT Group, Inc.                   Langhorne, PA
Furniture               Aug-96        211,809          61,034      272,843
Infinity Studios, Inc.            Brooklyn, NY
Audio                   Jul-96              0          53,561       53,561
Intersolv Inc.                    Rockville, MD
Computers               Jan-96        576,678          47,155      623,834
J.C. Penney, Inc.                 Plano, TX              Office
Equipment        Jun-96      2,199,583         406,402    2,605,985
Kent-Transamericas Clthng         Brooklyn, NY
Computers               Aug-96              0          34,946       34,946
Kim Hannaford, Dds                Los Alamitos, CA
Medical                 Apr-96              0          38,775       38,775
Knoxville Men's Medical           Knoxville, TN
Medical                 Oct-96              0          42,156       42,156
La Dolce Vita Of Mt Ver.          Mount Vernon, NY
Restaurant              Oct-96              0          26,952       26,952
Leomar Miami, Inc.                Miami, FL
Retail                  Jul-96              0          43,506       43,506
Lindy Bixby Dds                   Capitola, CA
Medical                 Oct-96              0          27,794       27,794
Long Beach Acceptance             Oradell, NJ
Computers               Sep-96              0         721,382      721,382
LVL, Inc.                         Minneapolis, MN
Computers               Jul-96              0          49,526       49,526
Market Service, Inc.              Great Neck, NY
Telecommunications      Sep-96              0          48,898       48,898
Mazda Motors of America, Inc.     Irvine, CA
Computers               Mar-97      5,874,729         977,449    6,852,178
Michael Stephenson                Evanston, IL
Photography             Aug-96              0          35,648       35,648
Miracle Mortgage                  Orem, UT
Computers               Jul-96              0          98,589       98,589
MNP Enterprises                   Miami Lakes, FL
Retail                  Sep-96              0          27,556       27,556
Modern Planning LI, Inc.          Brooklyn, NY
Computers               Dec-96              0          57,324       57,324
Nashville Men's Medical           Nashville, TN
Medical                 Oct-96              0          42,161       42,161
New Horizons Computer             Fairborn, OH
Computers               Sep-96              0          53,974       53,974
Newport Shores Financial          Mission Viego, CA
Furniture               Jul-96              0          55,093       55,093
OEO, Inc.                         Springfield, VA
Telecommunications      Mar-97        160,103         215,453      375,556
Occidental Equipment and Srvcs    Los Angeles, CA
Vessels                 Mar-97      5,853,364       3,708,501    9,561,865
Pacific Bagel Partners            Rnch St Margarita,CA
Restaurant              Sep-96              0         609,000      609,000
Pat's Bug Shop                    Donalds, SC
Automotive              Oct-96              0          53,596       53,596
Peppino'S Inc. & Peppino's Inc.   Irvine, CA
Restaurant              Aug-96              0          31,171       31,171
Photocircuits                     Glen Cove, NY
Computers               Aug-96              0       1,995,051    1,995,051
Pollinaise Intimate Apparel       Boyertown, PA
Computers               Aug-96              0          48,000       48,000
Progressive Technology            Miami, FL              Manufacturing &
Prod    Sep-96              0          32,397       32,397
Progrssve Extrsn Die Corp         Anahiem, CA            Manufacturing &
Prod    Dec-96              0          46,832       46,832
Quality Baking, LLC               Maplewood, MO
Furniture               Jul-96              0         283,250      283,250
Quality Baking, LLC               Maplewood, MO
Furniture               Sep-96              0         315,404      315,404
R.B. Apparel Co., Inc.            Hialeah, FL            Manufacturing &
Prod    Sep-96              0          46,114       46,114
Rainbow Abstracts Group           Glandale, CA
Video                   Oct-96              0          56,347       56,347
Ral III Trading Inc.              Biloxi, MS             Manufacturing &
Prod    Oct-96              0          51,077       51,077
Rehab Excel, Inc.                 Lafayettle, CO
Computers               Dec-96              0          34,545       34,545
Roger Doss Catering, Inc.         Lyndhurst, NJ
Restaurant              Dec-96              0          29,222       29,222
Rowan Companies                   Memphis, TN            Oil
Rig                 Aug-96     12,325,000         369,750   12,694,750
Siamac A. Najah                   Redondo Beach, CA
Video                   Jul-96              0          51,970       51,970
Sportscare Specialists            Troy, MI
Medical                 Sep-96              0          29,411       29,411
Steamtech Environmental           Bakersfield, CA
Enviromental            Sep-96              0          55,557       55,557
Stratford Studios                 Phoenix, AZ
Printing                Sep-96              0          42,525       42,525
Sturgeon & Sturgeon,DDS           West Hills, CA
Medical                 Nov-96              0          61,736       61,736
Sunfire Prod. Dba Sequoia         Aspen, CO
Video                   Oct-96              0          46,760       46,760
Third Coast Productions           Ft. Worth, TX
Video                   Aug-96              0          52,682       52,682
Threespace Imagery                Reseda, CA
Computers               Oct-96              0          53,169       53,169
Tierce, Inc.                      Fort Worth, TX
Medical                 Jun-96              0          33,310       33,310
Title Escrow Inc.                 Nashville, TN
Computers               Oct-96              0          51,946       51,946
Tucson Bagel Company, LLC         Brainerd, MN
Restaurant              Sep-96              0         298,886      298,886
Tuscon Bagel Company, LLC         Brainerd, MN           Restaurant
Equipment    Mar-96              0         261,319      261,319
Uinta Brewing Company             Salt Lake City, UT     Manufacturing &
Prod    May-96              0         183,600      183,600
United Consumers Club             Elmsford, NY
Telecommunications      Oct-96              0          48,670       48,670
United Consumers Club             Fishkill, NY
Telecommunications      Dec-96              0          48,670       48,670
Visual Impulse Co.                Quincy, FL
Computers               Dec-96              0          40,635       40,635
Wal-Mart Stores,Inc.              Bentonville, AR        Material
Handling       Oct-96      1,751,640       2,939,819    4,691,459
Waterwrks Restaurant              Winooski, VT
Retail                  May-96              0          33,323       33,323
Westover Investment Corp          Richmond, VA
Computers               Dec-96              0          26,625       26,625
WH Smith Limited                  London, England
Retail                  Mar-97     20,049,773       1,495,109   21,544,881
                                  Total Equipment transactions less than
$25,000                     0         548,333      548,333


------------     ----------- ------------

$131,625,515     $34,967,434 $166,592,948


(1) This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at August 31, 1997.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    EXHIBIT C
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Seven at August 31, 1997 pursuant to leases or which secure its Financing Transactions.



                                       Equipment      Equipment         Total
      Equipment Category                Leases       Financings
Portfolio
      ------------------               ---------     ----------
---------

Aircraft .......................    $ 66,610,000    $          0    $
66,610,000
Retail Systems .................      20,917,361          32,353
20,949,714
Computer Systems ...............      30,534,279               0
30,534,279
Oil Rig ........................      12,325,000               0
12,325,000
Vessels ........................       9,283,364               0
9,283,364
Telecommunications .............       5,708,811          47,252
5,756,063
Material & Handling ............       4,554,815               0
4,554,815
Office Equipment ...............       2,764,522               0
2,764,522
Furniture & Fixtures ...........               0         581,217
581,217
Construction ...................               0          62,978
62,978
Audio ..........................               0          52,001
52,001
Manufacturing & Production .....          51,484               0
51,484
                                    ------------    ------------
------------

                                    $152,749,636    $    775,801
$153,525,437
                                    ============    ============
============